                                                                    EXHIBIT 4.32

                                                                  EXECUTION COPY

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                               CREDIT AGREEMENT

                                  Dated as of

                               December 29, 2000

                                     Among

                         TRANSOCEAN SEDCO FOREX INC.,

                          THE LENDERS PARTIES HERETO,

                                SUNTRUST BANK,
                           as Administrative Agent,

                             ABN AMRO BANK, N.V.,
                             as Syndication Agent,

                            BANK OF AMERICA, N.A.,
                            as Documentation Agent,

                                      And

                 WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION,
                           as Senior Managing Agent

                  SUNTRUST EQUITABLE SECURITIES CORPORATION,
                       as Lead Arranger and Book Runner

================================================================================

                                                                  EXECUTION COPY

                               CREDIT AGREEMENT
                               ----------------


     THIS CREDIT AGREEMENT (the "Agreement"), dated as of December 29, 2000, among TRANSOCEAN SEDCO FOREX INC. (the "Borrower"), a Cayman Islands company, the lenders from time to time parties hereto (each a "Lender" and collectively, the "Lenders"), SUNTRUST BANK, a Georgia banking corporation ("STB"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), ABN AMRO BANK, N.V., as syndication agent for the Lenders (in such capacity, the "Syndication Agent"), BANK OF AMERICA, N.A., as documentation agent for the Lenders (in such capacity, the "Documentation Agent"), WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION, as senior managing agent for the Lenders (in such capacity, the "Senior Managing Agent"), and STB, as issuing bank of the Letters of Credit hereunder (STB and any other Lender that issues a Letter of Credit hereunder, in such capacity, an "Issuing Bank").

                                  WITNESSETH:

     WHEREAS, the Borrower has requested that the Lenders establish in its favor a revolving credit facility in the aggregate principal amount of U.S. $550,000,000, pursuant to which facility loans would be made to, and letters of credit would be issued for the account of, the Borrower;

     WHEREAS, the Borrower has further requested that a portion of such loans and letters of credit be made and issued in certain currencies other than U.S. dollars in an aggregate principal amount up to the U.S. dollar equivalent of $200,000,000;

     WHEREAS, the Lenders are willing to make such revolving credit facility available to the Borrower on the terms and subject to the conditions and requirements hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE 1.  DEFINITIONS; INTERPRETATION.

     Section 1.1.   Definitions.  Unless otherwise defined herein, the following
                    -----------
terms shall have the following meanings, which meanings shall be equally applicable to both the singular and plural forms of such terms:

     "Adjusted LIBOR" means, for any Borrowing of Eurocurrency Revolving Loans for any Interest Period, a rate per annum determined in accordance with the following formula:

     Adjusted LIBOR  =   LIBOR Rate for such Interest Period
                         -----------------------------------
                            1.00 - Statutory Reserve Rate

     "Adjusted LIBOR Loan" means a Eurocurrency Revolving Loan bearing interest at a rate based on Adjusted LIBOR as provided in Section 2.7(b).

     "Administrative Agent" means SunTrust Bank, acting in its capacity as administrative agent for the Lenders, and any successor Administrative Agent appointed hereunder pursuant to Section 9.7.

     "Agreement" means this Credit Agreement, as the same may be amended, restated and supplemented from time to time.

     "Applicable Facility Fee Rate" means for any day, at such times as a debt rating (either express or implied) by S&P or Moody's (or in the event that both cease the issuance of debt ratings generally, such other ratings agency agreed to by the Borrower and the Administrative Agent) is in effect on the Borrower's non-credit enhanced senior unsecured long-term debt, the percentage per annum set forth opposite such debt rating:

     Debt Rating                               Percentage
     -----------                               ----------

     A+/A1 or above                            0.070%

     A/A2                                      0.080%

     A-/A3                                     0.100%

     BBB+/Baa1                                 0.125%

     BBB/Baa2                                  0.150%

     BBB-/Baa3 or below                        0.200%

If the ratings issued by S&P and Moody's differ (i) by one rating, the higher rating shall apply to determine the Applicable Facility Fee Rate, (ii) by two ratings, the rating which falls between them shall apply to determine the Applicable Facility Fee Rate, or (iii) by more than two ratings, the rating immediately above the lower of the two ratings shall apply to determine the Applicable Facility Fee Rate. The Borrower shall give written notice to the Administrative Agent of any changes to such ratings, within three (3) Business Days thereof, and any change to the Applicable Facility Fee Rate shall be effective on the date of the relevant change. Notwithstanding the foregoing,
(i) the Applicable Facility Fee Rate in effect at all times during the first six months after the Initial Availability Date shall in no event be less than a percentage per annum equal to 0.125%, and (ii) if the Borrower shall at any time fail to have in effect such a debt rating on the Borrower's non-credit enhanced senior unsecured long-term debt, the Borrower shall seek and obtain (if not already in effect), within thirty (30) days after such debt rating first ceases to be in effect, a corporate credit rating or a bank loan rating from Moody's or S&P, or both, and the Applicable Facility Fee Rate shall thereafter be based on such ratings in the same manner as provided herein with respect to the Borrower's senior unsecured long-term debt rating (with the Applicable Facility Fee Rate in effect prior to the issuance of such corporate credit rating or bank loan rating being the same as the Applicable Facility Fee Rate in effect at the time the senior unsecured long-term debt rating ceases to be in effect).

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

     "Applicable Margin" means, for any day, at such times as a debt rating (either express or implied) by S&P or Moody's (or in the event that both cease the issuance of debt ratings generally, such other ratings agency agreed to by the Borrower and the Administrative Agent) is in effect on the Borrower's non-credit enhanced senior unsecured long-term debt, the percentage per annum set forth opposite such debt rating:

     Debt Rating                               Percentage
     -----------                               ----------

     A+/A1 or above                            0.180%

     A/A2                                      0.220%

     A-/A3                                     0.300%

     BBB+/Baa1                                 0.450%

     BBB/Baa2                                  0.575%

     BBB-/Baa3 or below                        0.700%

If the ratings issued by S&P and Moody's differ (i) by one rating, the higher rating shall apply to determine the Applicable Margin, (ii) by two ratings, the rating which falls between them shall apply to determine the Applicable Margin, or (iii) by more than two ratings, the rating immediately above the lower of the two ratings shall apply to determine the Applicable Margin. The Borrower shall give written notice to the Administrative Agent of any changes to such ratings, within three (3) Business Days thereof, and any change to the Applicable Margin shall be effective on the date of the relevant change. Notwithstanding the foregoing, (i) the Applicable Margin in effect at all times during the first six months after the Initial Availability Date shall in no event be less than a percentage per annum equal to 0.450%, and (ii) if the Borrower shall at any time fail to have in effect such a debt rating on the Borrower's non-credit enhanced senior unsecured long-term debt, the Borrower shall seek and obtain (if not already in effect), within thirty (30) days after such debt rating first ceases to be in effect, a corporate credit rating or a bank loan rating from Moody's or S&P, or both, and the Applicable Margin shall thereafter be based on such ratings in the same manner as provided herein with respect to the Borrower's senior unsecured long-term debt rating (with the Applicable Margin in effect prior to the issuance of such corporate credit rating or bank loan rating being the same as the Applicable Margin in effect at the time the senior unsecured long-term debt rating ceases to be in effect).

     "Applicable Utilization Fee Rate" means for any day, at such times as a debt rating (either express or implied) by S&P or Moody's (or in the event that both cease the issuance of debt ratings generally, such other ratings agency agreed to by the Borrower and the Administrative Agent) is in effect on the Borrower's non-credit enhanced senior unsecured long-term debt, the percentage per annum set forth opposite such debt rating:

     Debt Rating                               Percentage
     -----------                               ----------

     A+/A1 or above                            0.075%

     A/A2                                      0.100%

     A-/A3                                     0.100%

     BBB+/Baa1                                 0.125%

     BBB/Baa2                                  0.125%

     BBB-/Baa3 or below                        0.150%

If the ratings issued by S&P and Moody's differ (i) by one rating, the higher rating shall apply to determine the Applicable Utilization Fee Rate, (ii) by two ratings, the rating which falls between them shall apply to determine the Applicable Utilization Fee Rate, or (iii) by more than two ratings, the rating immediately above the lower of the two ratings shall apply to determine the Applicable Utilization Fee Rate. The Borrower shall give written notice to the Administrative Agent of any changes to such ratings, within three (3) Business Days thereof, and any change to the Applicable Utilization Fee Rate shall be effective on the date of the relevant change. Notwithstanding the foregoing,
(i) the Applicable Utilization Fee Rate in effect at all times during the first six months after the Initial Availability Date shall in no event be less than a percentage per annum equal to 0.125%, and (ii) if the Borrower shall at any time fail to have in effect such a debt rating on the Borrower's non-credit enhanced senior unsecured long-term debt, the Borrower shall seek and obtain (if not already in effect), within thirty (30) days after such debt rating first ceases to be in effect, a corporate credit rating or a bank loan rating from Moody's or S&P, or both, and the Applicable Utilization Fee Rate shall thereafter be based on such ratings in the same manner as provided herein with respect to the Borrower's senior unsecured long-term debt rating (with the Applicable Utilization Fee Rate in effect prior to the issuance of such corporate credit rating or bank loan rating being the same as the Applicable Utilization Fee Rate in effect at the time the senior unsecured long-term debt rating ceases to be in effect).

     "Application" means an application for a Letter of Credit as defined in
Section 2.13(b).

     "Assignment Agreement" means an agreement in substantially the form of

Exhibit 10.10 whereby a Lender conveys part or all of its Commitment, Loans and
-------------
participations in Letters of Credit to another Person that is, or thereupon becomes, a Lender, or increases its Commitments, outstanding Loans and outstanding participations in Letters of Credit, pursuant to Section 10.10.

     "Base Rate" means for any day the greater of:

          (i) the fluctuating commercial loan rate announced by the Administrative Agent from time to time at its Atlanta, Georgia office (or other corresponding office, in the case of any successor Administrative Agent) as its prime rate or base rate for U.S. Dollar loans in the United States of America in effect on such day (which base rate may not be the lowest rate charged by such Lender on loans to any of its customers), with any change in the Base Rate resulting from a change in such announced rate to be effective on the date of the relevant change; and

          (ii) the sum of (x) the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the next Business Day, provided that (A) if such day is not a Business Day, the rate on such transactions on the immediately preceding Business Day as so published on the next Business Day shall apply, and (B) if no such rate is published on such next Business Day, the rate for such day shall be the average of the offered rates quoted to the Administrative Agent by two (2) federal funds brokers of recognized standing on such day for such transactions as selected by the Administrative Agent, plus (y) a percentage per annum equal to one-half of one percent (1/2%) per annum.

     "Base Rate Loan" means a Loan bearing interest prior to maturity at the rate specified in Section 2.7(a).

     "Borrower" means Transocean Sedco Forex Inc., a company organized under the laws of the Cayman Islands, and its successors.

     "Borrowing" means any extension of credit of the same Type made by the Lenders on the same date by way of Revolving Loans or a Competitive Loan or group of Competitive Loans having a single Interest Period, or a Letter of Credit, including any Borrowing advanced, continued or converted. A Borrowing is "advanced" on the day the Lenders advance funds comprising such Borrowing to the Borrower or a Letter of Credit is issued, increased or extended, is "continued" (in the case of Eurocurrency Revolving Loans) on the date a new Interest Period commences for such Borrowing, and is "converted" (in the case of Eurocurrency Revolving Loans) when such Borrowing is changed from one Type of Loan to the other, all as requested by the Borrower pursuant to Section 2.3.

     "Borrowing Multiple" means, for any Loan, (i) in the case of a Borrowing denominated in Dollars, $100,000, (ii) in the case of a Borrowing denominated in Euros, E100,000, (iii) in the case of a Borrowing denominated in Pounds, (Pounds)50,000, and (iv) in the case of a Borrowing denominated in Kroner, 1,000,000 Kroner.

     "Business Day" means any day other than a Saturday or Sunday on which banks are not authorized or required to close in Atlanta, Georgia or New York, New York and, if the applicable Business Day relates to the advance or continuation of, conversion into, or payment on a Eurocurrency Borrowing or Competitive Borrowing (i) in a currency other than Euros, on which banks are dealing in Dollar, Pound or Kroner deposits, as applicable, in the applicable interbank eurocurrency market in London, England, and in the country of issue of the currency of such Eurocurrency Borrowing or Competitive Borrowing, and (ii) in Euros, on which the TARGET payment system is open for the settlement of payments in Euros.

     "Calculation Date" means the last Business Day of each calendar quarter.

     "Capitalized Lease Obligations" means, for any Person, the aggregate amount of such Person's liabilities under all leases of real or personal property (or any interest therein) which is required to be capitalized on the balance sheet of such Person as determined in accordance with GAAP.

     "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than twelve (12) months from the date of acquisition, (ii) time deposits and certificates of deposits maturing within one year from the date of acquisition thereof or repurchase agreements with financial institutions whose short-term unsecured debt rating is A or above as obtained from either S&P or Moody's, (iii) commercial paper or Eurocommercial paper with a rating of at least A-1 by S&P or at least P-1 by Moody's, with maturities of not more than twelve (12) months from the date of acquisition, (iv) repurchase obligations entered into with any Lender, or any other Person whose short-term senior unsecured debt rating from S&P is at least A-1 or from Moody's is at least P-1, which are secured by a fully perfected security interest in any obligation of the type described in (i) above and has a market value of the time such repurchase is entered into of not less than 100% of the repurchase obligation of such Lender or such other Person thereunder, (v) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within twelve (12) months from the date of acquisition thereof or providing for the resetting of the interest rate applicable thereto not less often than annually and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, and
(vi) money market funds which have at least $1,000,000,000 in assets and which invest primarily in securities of the types described in clauses (i) through (v) above.

     "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Competitive Loans.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" means all property and assets of the Borrower in which the Administrative Agent or the Collateral Agent is granted a Lien for the benefit of the Lenders under the terms of Section 7.4.

     "Collateral Account" means the cash collateral account for outstanding undrawn Letters of Credit defined in Section 7.4(b).

     "Collateral Agent" means STB acting in its capacity as collateral agent for the Lenders, and any successor collateral agent appointed hereunder pursuant to
Section 9.7.

     "Commitment" means, relative to any Lender, such Lender's obligations to make Revolving Loans and participate in Letters of Credit pursuant to Sections
2.1 and 2.13, initially in the amount and percentage set forth opposite its signature hereto or pursuant to Section 10.10, as such obligations may be reduced or increased from time to time as expressly provided pursuant to this Agreement.

     "Commitment Termination Date" means the earliest of (i) December 29, 2005,
(ii) the date on which the Commitments are terminated in full or reduced to zero pursuant to Section 2.14, and (iii) the occurrence of any Event of Default described in Section 7.1(f) or (g) with respect to the Borrower or the occurrence and continuance of any other Event of Default and either (x) the declaration of the Loans to be due and payable pursuant to Section 7.2, or (y) in the absence of such declaration, the giving of written notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower pursuant to Section 7.2 that the Commitments have been terminated.

     "Competitive Bid" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.4.

     Competitive Bid Rate" means, with respect to any Competitive Bid, the Competitive Margin or the Competitive Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

     "Competitive Bid Request" means a request by the Borrower for Competitive Bids in accordance with Section 2.4.

     "Competitive Borrowing" means a Borrowing of a Competitive Loan or group of Competitive Loans pursuant to Section 2.4.

     "Competitive Fixed Rate" means, with respect to any Competitive Loan (other than a Competitive Margin Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

     "Competitive Fixed Rate Loan" means a Competitive Loan bearing interest at a Competitive Fixed Rate.

     "Competitive Loan" means a Competitive Margin Loan or a Competitive Fixed Rate Loan made pursuant to Section 2.4.

     "Competitive Margin" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBOR Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBOR Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

     "Competitive Margin Loan" means a Competitive Loan bearing interest determined by reference to the LIBOR Rate and a Competitive Margin.

     "Compliance Certificate" means a certificate in the form of Exhibit 6.6.
                                                                 -----------

     "Confidential Information Memorandum" shall mean the Confidential Information Memorandum of the Borrower dated October 2000, as the same may be amended, restated and supplemented from time to time and distributed to the Lenders prior to the Effective Date.

     "Consolidated EBITDA" means, for any period, for the Borrower and its Subsidiaries, the sum of (a) net income or net loss (before discontinued operations and income or loss resulting from extraordinary items), plus (b) the sum of (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, and (v) other non-cash charges, all determined in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries (excluding, in the case of the foregoing clauses (a) and (b), any net income or net loss and expenses and charges of any SPVs or other Persons that are not Subsidiaries), plus (c) dividends or distributions received during such period by the Borrower and its Subsidiaries from SPVs and any other Persons that are not Subsidiaries. For purposes of the foregoing, Consolidated EBITDA for the Borrower and its Subsidiaries shall not include any such amounts attributable to any Subsidiary or business acquired during such period by the Borrower or any Subsidiary to the extent such amounts relate to any period prior to the acquisition thereof.

     "Consolidated Indebtedness" means all Indebtedness of the Borrower and its Subsidiaries that would be reflected on a consolidated balance sheet of such Persons prepared in accordance with GAAP.

     "Consolidated Indebtedness to Total Capitalization Ratio" means, at any time, the ratio of Consolidated Indebtedness at such time to Total Capitalization at such time.

     "Consolidated Interest Expense" means, for any period, total interest expense of the Borrower and its Subsidiaries on a consolidated basis for such period, in connection with Indebtedness, all as determined in accordance with GAAP, but excluding capitalized interest expense and interest expense attributable to expected federal income tax settlements. For purposes of the foregoing, Consolidated Interest Expense for the Borrower and its Subsidiaries shall not include any such interest expense attributable to any Subsidiary or business acquired during such period by the Borrower or any Subsidiary to the extent such interest expense relates to any period prior to the acquisition thereof.

     "Consolidated Net Assets" means, as of any date of determination, an amount equal to the aggregate book value of the assets of the Borrower, its Subsidiaries and, to the extent of the equity interest of the Borrower and its Subsidiaries therein, SPVs at such time, minus the current liabilities of the Borrower and its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Worth" means, as of any date of determination, consolidated shareholders equity of the Borrower and its Subsidiaries determined in accordance with GAAP (but excluding the effect on shareholders equity of cumulative foreign exchange translation adjustments). For purposes of this definition, SPVs shall be accounted for pursuant to the equity method of accounting.

     "Controlling Affiliate" means for the Borrower, (i) any other Person that directly or indirectly through one or more intermediaries controls, or is under common control with, the Borrower (other than Persons controlled by the Borrower), and (ii) any other Person owning beneficially or controlling ten percent (10%) or more of the equity interests in the Borrower. As used in this definition, "control" means the power, directly or indirectly, to direct or cause the direction of management or policies of a Person (through ownership of voting securities or other equity interests, by contract or otherwise).

     "Credit Documents" means this Agreement, the Notes, the Applications, the Letters of Credit, and any Subsidiary Guaranties in effect from time to time.

     "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

     "Documentation Agent" shall mean Bank of America, N.A., in its capacity as documentation agent for the Lenders, and any successor Documentation Agent appointed pursuant to Section 9.7; provided, however, that no such Documentation Agent shall have any duties, responsibilities, or obligations hereunder in such capacity.

     "Dollar" and "U.S. Dollar" and the sign "$" mean lawful money of the United States of America.

     "Dollar Equivalent" means, on any date of determination, (i) with respect to any amount in Dollars, such amount, and (ii) with respect to any amount in any currency other than U.S. Dollars, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 10.19 using the applicable Exchange Rate with respect to such currency at the time in effect under the provisions of such Section.

     "Effective Date" means the date this Agreement shall become effective as defined in Section 10.16.

     "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating to any Environmental Law ("Claims") or any permit issued under any Environmental Law, including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to the environment.

     "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect, including any judicial or administrative order, consent, decree or judgment, relating to the environment.

     "EMU Legislation" means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Euro" or "E" means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation for the introduction of, changeover to or operation of the Euro in one or more member states.

     "Eurocurrency", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to (i) in the case of a Revolving Loan or Revolving Borrowing, Adjusted LIBOR and the Applicable Margin, or (ii) in the case of a Competitive Loan or Competitive Borrowing, the LIBOR Rate and the Competitive Margin.

     "Eurocurrency Loan" means a Eurocurrency Revolving Loan or a Competitive Margin Loan, as the case may be.

     "Eurocurrency Revolving Loan" means a Revolving Loan bearing interest before maturity at the rate specified in Section 2.7(b).

     "Event of Default" means any of the events or circumstances specified in
Section 7.1.

     "Exchange Rate" means on any day, with respect to Euros, Pounds, or Kroner, the offered rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. on such day on the Reuters NFX Page (or comparable page on the Telerate or Bloomberg Service) for such currency. In the event that such rate does not appear on the applicable page of any such services, the Exchange Rate shall be determined by reference to such other publicly available services for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the offered spot rate of exchange of the Administrative Agent or, if the Administrative Agent shall so determine, one of its affiliates in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

     "Foreign Currency Payment Accounts" means those bank accounts specified on
Schedule 1.1 for receipt of payments, both from the Lenders and the Borrower, in
------------
Euros, Pounds and Kroner, as specified on Schedule 1.1, or such other bank
                                          ------------
accounts as may hereafter be specified by the Administrative Agent in writing to the Borrower and the Lenders as being the applicable bank accounts for receipt of payments in such currencies.

     "Foreign Currency Sublimit" means $200,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

     "Foreign Plan" means any pension, profit sharing, deferred compensation, or other employee benefit plan, program or arrangement maintained by any foreign Subsidiary of the Borrower which, under applicable local law, is required to be funded through a trust or other funding vehicle, but shall not include any benefit provided by a foreign government or its agencies.

     "GAAP" means generally accepted accounting principles from time to time in effect as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements, opinions and pronouncements by such other entity as may be approved by a significant segment of the U.S. accounting profession.

     "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantor" means any Subsidiary of the Borrower required to execute and deliver a Subsidiary Guaranty hereunder pursuant to Section 6.11, in each case unless and until the relevant Subsidiary Guaranty is released pursuant to
Section 6.11.

     "Guaranty" by any Person means all contractual obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business) of such Person guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or to purchase any property or assets constituting security therefor, primarily for the purpose of assuring the owner of such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness; or (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness, or (y) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness, in each case primarily for the purpose of assuring the owner of such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness; or (iii) to lease property, or to purchase securities or other property or services, of the primary obligor, primarily for the purpose of assuring the owner of such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness; or (iv) otherwise to assure the owner of such Indebtedness of the primary obligor against loss in respect thereof. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any Indebtedness shall be deemed to be equal to the amount that would apply if such Indebtedness was the direct obligation of such Person rather than the primary obligor or, if less, the maximum aggregate potential liability of such Person under the terms of the Guaranty.

     "Hazardous Material" shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986, and shall also include petroleum, including crude oil or any fraction thereof, or any other substance defined as

"hazardous" or "toxic" or words with similar meaning and effect under any Environmental Law applicable to the Borrower or any of its Subsidiaries.

     "Highest Lawful Rate" means the maximum nonusurious interest rate, if any, that any time or from time to time may be contracted for, taken, reserved, charged or received on any Loans, under laws applicable to any of the Lenders which are presently in effect or, to the extent allowed by applicable law, under such laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. Determination of the rate of interest for the purpose of determining whether any Loans are usurious under all applicable laws shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the period of the full stated term of the Loans, all interest at any time contracted for, taken, reserved, charged or received from the Borrower in connection with the Loans.

     "Indebtedness" means, for any Person, the following obligations of such Person, without duplication: (i) obligations of such Person for borrowed money;
(ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable and accrued liabilities arising in the ordinary course of business and other than amounts which are being contested in good faith and for which reserves in conformity with GAAP have been provided; (iii) obligations of such Person evidenced by bonds, notes, bankers acceptances, debentures or other similar instruments of such Person, or obligations of such Person arising, whether absolute or contingent, out of letters of credit issued for such Person's account or pursuant to such Person's application securing Indebtedness; (iv) obligations of other Persons, whether or not assumed, secured by Liens (other than Permitted Liens) upon property or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, but only to the extent of such property's fair market value; (v) Capitalized Lease Obligations of such Person; (vi) obligations under Interest Rate Protection Agreements, and (vii) obligations of such Person pursuant to a Guaranty of any of the foregoing obligations of another Person; provided, however, Indebtedness shall exclude Non-recourse Debt. For purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture to the extent such Indebtedness is recourse to such Person.

     "Initial Availability Date" means the date on which the conditions specified in Section 4.1 are satisfied (or waived in accordance with Section 10.11).

     "Interest Coverage Ratio" means, as of the end of any fiscal quarter, the ratio of (i) Consolidated EBITDA for the four fiscal quarter period then ended, minus all cash dividends paid to shareholders of the Borrower, or to holders of preferred shares or other preferred equity interests issued by any Subsidiaries of the Borrower where such holders are Persons other than the Borrower or any of its Subsidiaries, during such four fiscal quarter period, and all cash income taxes paid during such four fiscal quarter period, to (ii) Consolidated Interest Expense for the four fiscal quarter period then ended.

     "Interest Payment Date" means (a) with respect to any Base Rate Loan, the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Competitive Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Competitive Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.

     "Interest Period" means (a) with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or with the consent of each Lender making a Loan as part of such Borrowing, any other period) thereafter, as the Borrower may elect, and (b) with respect to any Competitive Fixed Rate Borrowing, the period (which shall not be less than 7 days or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "Interest Rate Protection Agreement" shall mean any interest rate swap, interest rate cap, interest rate collar, or other interest rate hedging agreement or arrangement designed to protect against fluctuations in interest rates.

     "Issuing Bank" is defined in the preamble.

     "Kroner" means lawful money of the Kingdom of Norway.

     "L/C Documents" means the Letters of Credit, any Issuance Requests and Applications with respect thereto, any draft or other document presented in connection with a drawing thereunder, and this Agreement.

     "L/C Obligations" means the undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

     "Lead Arranger" means SunTrust Equitable Securities Corporation, acting in its capacity as lead arranger and book runner for the credit facilities described in this Agreement.

     "Lender" is defined in the preamble.

     "Lending Office" means the branch, office or affiliate of a Lender specified on the appropriate signature page hereof, or designated pursuant to Sections 8.4 or 10.10, as the office through which it will make its Loans hereunder for each type of Loan available hereunder.

     "Letter of Credit" means any of the letters of credit to be issued by the Issuing Bank for the account of the Borrower pursuant to Section 2.13(a).

     "LIBOR Rate" means, relative to any Interest Period for each Eurocurrency Borrowing in any applicable currency, the rate per annum quoted at or about 11:00 a.m. (London, England time) two Business Days before the commencement of such Interest Period on that page of the Reuters, Telerate or Bloombergs reporting service (as then being used by the Administrative Agent to obtain such interest rate quotes) that displays British Bankers' Association interest settlement rates for deposits in the applicable currency of such Eurocurrency Borrowing, or if such page or such service shall cease to be available, such other page or other service (as the case may be) for the purpose of displaying British Bankers' Association interest settlement rates as reasonably determined by the Administrative Agent upon advising the Borrower as to the use of any such other service. If for any reason any such settlement interest rate for such Interest Period is not available to the Administrative Agent through any such interest rate reporting service, then the "LIBOR Rate" with respect to such Eurocurrency Borrowing will be the rate at which the Administrative Agent is offered deposits for such applicable currency in the Dollar Equivalent of $5,000,000 for a period approximately equal to such Interest Period in the London interbank market at 10:00 a.m. two Business Days before the commencement of such Interest Period.

     "Lien" means any interest in any property or asset in favor of a Person other than the owner of such property or asset and securing an obligation owed to, or a claim by, such Person, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes.

     "Loan" means (i) a Base Rate Loan, (ii) a Eurocurrency Revolving Loan,
(iii) a Competitive Margin Loan, or (iv) a Competitive Fixed Rate Loan, as the case may be, and "Loans" means two or more of any such Loans.

     "Material Adverse Effect" means a material adverse effect on (i) the business, assets, operations or condition of the Borrower and its Subsidiaries taken as a whole, or (ii) the Borrower's ability to perform any of its payment obligations under the Agreement or the Notes, or in respect of the Letters of Credit.

     "Maturity Date" means the earlier of (i) December 29, 2005, and (ii) the date on which the Loans have become due and payable pursuant to Section 7.2 or 7.3.

     "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

     "Non-recourse Debt" means with respect to any Person (i) obligations of such Person against which the obligee has no recourse to such Person except as to certain named or described present or future assets or interests of such Person, and (ii) the obligations of SPVs to the extent the obligee thereof has no recourse to the Borrower or any of its Subsidiaries, except as to certain specified present or future assets or interests of SPVs.

     "Note" means any of the promissory notes of the Borrower defined in Section 2.9.

     "Obligations" means all obligations of the Borrower to pay fees, costs and expenses hereunder, to pay principal or interest on Loans and Reimbursement Obligations and to pay any other obligations to the Administrative Agent or any Lender or Issuing Bank arising under any Credit Document.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "Percentage" means, for each Lender, the percentage of the Commitments represented by such Lender's Commitment; provided, that, if the Commitments are terminated, each Lender's Percentage shall be calculated based on its Commitment in effect immediately before such termination, subject to any assignments by such Lender of Obligations pursuant to Section 10.10.

     "Performance Guaranties" means all Guaranties of the Borrower or any of its Subsidiaries delivered in connection with the construction financing of drill ships, offshore mobile drilling units or offshore drilling rigs for which firm drilling contracts have been obtained by the Borrower, any of its Subsidiaries or a SPV.

     "Performance Letters of Credit" means all letters of credit for the account of the Borrower, any Subsidiary or a SPV issued as support for Non-recourse Debt or a Performance Guaranty.

     "Permitted Business" has the meaning ascribed to such term in Section 6.8.

     "Permitted Liens" means the Liens permitted as described in Section 6.10.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

     "Plan" means an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is either (i) maintained by the Borrower or any of its Subsidiaries, or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any of its Subsidiaries is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made or had an obligation to make contributions.

     "Pounds" means British Pounds Sterling.

     "R&B Falcon" means R&B Falcon Corporation, a Delaware corporation.

     "Reimbursement Obligations" has the meaning ascribed to such term in
Section 2.13(c).

     "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that, for purposes of declaring the

Loans to be due and payable pursuant to Article 7, and for all purposes after the Loans become due and payable pursuant to Article 7 or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.

     "Reset Date" has the meaning assigned to such term in Section 10.19.

     "Revolving Credit" means the credit facility for making Revolving Loans and issuing Letters of Credit described in Sections 2.1 and 2.13.

     "Revolving Credit Commitment Amount" means an amount equal to $550,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

     "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum at such time, without duplication, of (i) such Lender's applicable Percentage of the Dollar Equivalent of the principal amounts of the outstanding Revolving Loans, and (ii) such Lender's applicable Percentage of the Dollar Equivalent of the aggregate outstanding L/C Obligations.

     "Revolving Loan" means the revolving loans defined in Section 2.1.

     "Revolving Notes" means certain promissory notes of the Borrower as defined in Section 2.9.

     "Revolving Obligations" means the sum of the Dollar Equivalent of the principal amount of all Revolving Loans and L/C Obligations outstanding.

     "Sale-Leaseback Transaction" means any arrangement whereby the Borrower or a Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

     "Senior Managing Agent" means Wells Fargo Bank Texas, National Association in its capacity as senior managing agent for the Lenders, and any successor Senior Managing Agent appointed pursuant to Section 9.7; provided, however, that the Senior Managing Agent shall have no duties, responsibilities, or obligations hereunder in such capacity.

     "S&P" means Standard & Poor's Ratings Group or any successor thereto.

     "SPV" means any Person that is designated by the Borrower as a SPV, provided that the Borrower shall not designate as a SPV any Subsidiary that owns, directly or indirectly, any other Subsidiary that has total assets (including assets of any Subsidiaries of such other Subsidiary, but excluding any assets that would be eliminated in consolidation with the Borrower and its Subsidiaries) which equates to at least five percent (5%) of the Borrower's Total Assets, or that had net income (including net income of any Subsidiaries of such other Subsidiary, all before discontinued operations and income or loss resulting from extraordinary items, all determined in accordance with GAAP, but excluding revenues and expenses that would be eliminated in consolidation with the Borrower and its Subsidiaries) during the most recently completed fiscal year of the Borrower in excess of the greater of (i) $1,000,000, and (ii) fifteen percent (15%) of the net income (before discontinued operations and income or loss resulting from extraordinary items) for the Borrower and its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP during such fiscal year of the Borrower. The Borrower may elect to treat any Subsidiary as a SPV (provided such Subsidiary would otherwise qualify as such), and may rescind any such prior election, by giving written notice thereof to the Administrative Agent specifying the name of such Subsidiary or SPV, as the case may be, and the effective date of such election, which shall be a date within sixty (60) days after the date such notice is given. The election to treat a particular Person as a SPV may only be made once.

     "Significant Subsidiary" has the meaning ascribed to it under Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended.

     "Statutory Reserve Rate" means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number 1 and the denominator of which is the number 1 minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to loans in such currency are determined. Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D of the Board of Governors of the Federal Reserve System. Eurocurrency Loans shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Subsidiary" means, for any Person, any other Person (other than, except in the context of Section 6.6(a), a SPV) of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the board of directors of such corporation, any managers of such limited liability company or similar governing body (irrespective of whether or not at the time stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency), is at the time directly or indirectly owned by such former Person or by one or more of its Subsidiaries.

     "Subsidiary Debt Basket Amount" has the meaning ascribed to such term in
Section 6.11(i).

     "Subsidiary Guaranty" means any Guaranty of any Subsidiary delivered pursuant to Section 6.11(j).

     "Syndication Agent" shall mean ABN AMRO Bank, N.V., acting in its capacity as syndication agent for the Lenders, and any successor Syndication Agent appointed hereunder pursuant to Section 9.7; provided, however, that no such Syndication Agent shall have any duties, responsibilities, or obligations hereunder in such capacity.

     "TARGET" means the Trans-European Automated Real-Time Gross Settlement Express Transfer system.

     "Taxes" has the meaning set forth in Section 5.12.

     "364-Day Credit Agreement" means the 364-Day Credit Agreement dated as of December 29, 2000, among the Borrower, the Lenders, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Senior Managing Agent, as the same may be amended, supplemented and restated from time to time.

     "Total Assets" means, as of any date of determination, the aggregate book value of the assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP as of such date.

     "Total Capitalization" means, as of any date of determination, the sum of Consolidated Indebtedness plus Consolidated Net Worth as of such date.

     "Transocean R&B Falcon Joint Proxy Statement" means the joint proxy statement/prospectus of the Borrower and R&B Falcon dated November 3, 2000, as the same may be amended or supplemented from time to time.

     "Transocean/ABN Revolving Credit Facility" the Credit Agreement dated as of July 30, 1996, among the Borrower (formerly Transocean Offshore Inc.), ABN AMRO Bank N.V., Houston Agency, as Agent, and the lenders parties thereto, as such Credit Agreement has been amended and is in effect as of the Effective Date.

     "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Adjusted LIBOR or the Base Rate (in the case of a Revolving Loan or Borrowing), or the LIBOR Rate or a Competitive Fixed Rate (in the case of a Competitive Loan or Borrowing).

     "Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Borrower or any of its Subsidiaries to the PBGC or such Plan.

     Section 1.2.   Time of Day.  Unless otherwise expressly provided, all
                    -----------
references to time of day in this Agreement and the other Credit Documents shall be references to New York, New York time.

     Section 1.3.  Accounting Terms; GAAP.  Except as otherwise expressly
                   ----------------------
provided herein, and subject to the provisions of Section 10.20, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

ARTICLE 2.  THE CREDIT FACILITIES.

     Section 2.1.  Commitments for Revolving Loans.  Subject to the terms and
                   -------------------------------
conditions hereof, each Lender severally and not jointly agrees to make one or more loans (each a "Revolving Loan") to the Borrower from time to time before the Commitment Termination Date on a revolving basis in an aggregate amount not to exceed at any time outstanding an amount equal to its Commitment, subject to any reductions thereof pursuant to the terms of this Agreement; provided, however, that no Lender shall be permitted or required to make any Revolving Loan if, after giving effect thereto, (i) the Dollar Equivalent of the aggregate principal amount of the Revolving Loans, the Competitive Loans and the L/C Obligations of all Lenders (determined in accordance with Section 10.19) would thereby exceed the Revolving Credit Commitment Amount then in effect; or (ii) the Dollar Equivalent of the Revolving Credit Exposure of such Lender (determined in accordance with Section 10.19) would thereby exceed its Commitment then in effect. Each Borrowing of Revolving Loans shall be made ratably from the Lenders in proportion to their respective Percentages. Revolving Loans may be repaid, in whole or in part, and all or any portion of the principal amount thereof reborrowed, before the Commitment Termination Date, subject to the terms and conditions hereof. Funding of any Revolving Loans shall be in any combination of Dollars, Euros, Pounds or Kroner as specified by the Borrower as set forth in Section 2.3; provided, that the Dollar Equivalent amount of outstanding Revolving Loans, Competitive Loans, and L/C Obligations funded and issued in Euros, Pounds and Kroner determined, with respect to such Revolving Loans, Competitive Loans, and L/C Obligations in accordance with
Section 10.19 shall at no time exceed the Foreign Currency Sublimit then in effect.

     Section 2.2.  Types of Revolving Loans and Minimum Borrowing Amounts.
                   ------------------------------------------------------
Borrowings of Revolving Loans may be outstanding as either Base Rate Loans or Adjusted LIBOR Loans, as selected by the Borrower pursuant to Section 2.3; provided, however, that any Revolving Loans funded in Euros, Pounds or Kroner may only be outstanding as Adjusted LIBOR Loans. Each Borrowing of Base Rate Loans shall be in an amount of not less than $1,000,000 and each Borrowing of Adjusted LIBOR Loans shall be in an amount of not less than the Dollar Equivalent of $5,000,000 and in an integral multiple of the Borrowing Multiple.

     Section 2.3.  Manner of Revolving Borrowings.
                   ------------------------------

     (a)  Notice to Administrative Agent.  The Borrower shall give notice to the
          ------------------------------
Administrative Agent by no later than 12:00 p.m. (i) at least three (3) Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of Eurocurrency Revolving Loans to be funded in Dollars and at least four (4) Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of Eurocurrency Revolving Loans to be funded in Euros, Pounds or Kroner, and (ii) on the date the Borrower requests the Lenders to advance a Borrowing of Base Rate Loans, in each case pursuant to a duly executed Borrowing Request substantially in the form of Exhibit 2.3 (each a
                                                        -----------
"Revolver Borrowing

Request"). The Loans included in each Revolving Borrowing shall bear interest initially at the type of rate specified in the Revolver Borrowing Request with respect to such Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to the minimum amount requirement in Section 2.2 for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of Eurocurrency Revolving Loans, the Borrower may continue part or all of such Borrowing as Eurocurrency Revolving Loans for an Interest Period specified by the Borrower or convert part or all of such Borrowing into Base Rate Loans on the last day of the Interest Period applicable thereto, or the Borrower may earlier convert part or all of such Borrowing into Base Rate Loans so long as it pays the breakage fees and funding losses provided in Section 2.12; and (ii) if such Borrowing is of Base Rate Loans, the Borrower may convert all or part of such Borrowing into Eurocurrency Revolving Loans for an Interest Period specified by the Borrower on any Business Day, in each case pursuant to notices of continuation or conversion as set forth below. The Borrower may select multiple Interest Periods for the Eurocurrency Revolving Loans constituting any particular Borrowing, provided that at no time shall the number of different Interest Periods for outstanding Eurocurrency Revolving Loans exceed twenty (20) (it being understood for such purposes that (x) Interest Periods of the same duration, but commencing on different dates, shall be counted as different Interest Periods, and (y) all Interest Periods commencing on the same date and of the same duration and currency shall be counted as one Interest Period regardless of the number of Borrowings or Loans involved. Notices of the continuation of Eurocurrency Revolving Loans for an additional Interest Period or of the conversion of part or all of Eurocurrency Revolving Loans into Base Rate Loans or of Base Rate Loans into Eurocurrency Revolving Loans must be given by no later than 12:00 p.m. at least three (3) Business Days with respect to Eurocurrency Revolving Loans funded in Dollars and four (4) Business Days with respect to Eurocurrency Revolving Loans funded in Euros, Pounds or Kroner, before the date of the requested continuation or conversion. The Borrower shall give such notices concerning the advance, continuation, or conversion of a Borrowing by telephone or facsimile (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing) pursuant to a Revolver Borrowing Request which shall specify the date of the requested advance, continuation or conversion (which shall be a Business Day), the amount and currency of the requested Borrowing, whether such Borrowing is to be advanced, continued, or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurocurrency Revolving Loans, the Interest Period applicable thereto. The Borrower agrees that the Administrative Agent may rely on any such telephonic or facsimile notice given by any Person it in good faith believes is an authorized representative of the Borrower without the necessity of independent investigation and that, if any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.

     (b)  Notice to the Lenders.  The Administrative Agent shall give prompt
          ---------------------
telephonic, telex or facsimile notice to each Lender of any notice received pursuant to Section 2.3(a) relating to a Revolving Borrowing. The Administrative Agent shall give notice to the Borrower and each Lender by like means of the interest rate applicable to each Borrowing of Eurocurrency Revolving Loans (but, if such notice is given by telephone, the Administrative Agent shall confirm such rate in writing) promptly after the Administrative Agent has made such determination.

     (c)  Borrower's Failure to Notify.  If the Borrower fails to give notice
          ----------------------------
pursuant to Section 2.3(a) of (i) the continuation or conversion of any outstanding principal amount of a Borrowing of Eurocurrency Revolving Loans, or
(ii) a Borrowing of Revolving Loans to pay outstanding Reimbursement Obligations, and has not notified the Administrative Agent by 12:00 p.m. at least three (3) Business Days before the last day of the Interest Period for any Borrowing of Eurocurrency Revolving Loans funded in Dollars or at least four (4) Business Days before the last day of the Interest Period for any Borrowing of Eurocurrency Revolving Loans funded in Euros, Pounds or Kroner, or by the day such Reimbursement Obligation becomes due, as the case may be, that it intends to repay such Borrowing or Reimbursement Obligation, the Borrower shall be deemed to have requested, as applicable, (x) the continuation of such Borrowing as a Eurocurrency Revolving Loan with an Interest Period of one (1) month or (y) the advance of a new Borrowing of Base Rate Loans (after converting, if necessary, the Reimbursement Obligation into Dollars as provided in Section 10.19) on such day in the amount of the Reimbursement Obligation then due, which Borrowing pursuant to this clause (y) shall be deemed to have been funded on such date by the Lenders in accordance with Section 2.3(a) and to have been applied on such day to pay the Reimbursement Obligation then due, in each case so long as no Event of Default shall have occurred and be continuing or would occur as a result of such Borrowing but otherwise disregarding the conditions to Borrowings set forth in Section 4.2. Upon the occurrence and during the continuance of any Event of Default, (i) each Eurocurrency Revolving Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan, and (ii) the obligation of the Lenders to fund Loans in Euros, Pounds or Kroner, and to make, continue or convert Loans into Eurocurrency Revolving Loans shall be suspended.

     (d)  Conversion.  If the Borrower shall elect to convert any particular
          ----------
Borrowing from one Type of Loan to the other only in part, then, from and after the date on which such conversion shall be effective, such particular Borrowing shall, for all purposes of this Agreement (including, without limitation, for purposes of subsequent application of this sentence) be deemed to instead constitute two Borrowings (each originally advanced on the same date as such particular Borrowing), one comprised of (subject to subsequent conversion in accordance with this Agreement) Eurocurrency Revolving Loans in an aggregate principal amount equal to the portion of such Borrowing so elected by the Borrower to be comprised of Eurocurrency Revolving Loans and the second comprised of (subject to subsequent conversion in accordance with this Agreement) Base Rate Loans in an aggregate principal amount equal to the portion of such particular Borrowing so elected by the Borrower to be comprised of Base Rate Loans. If the Borrower shall elect to have multiple Interest Periods apply to any particular Borrowing comprised of Eurocurrency Revolving Loans, then, from and after the date such multiple Interest Periods commence, such particular Borrowing shall, for all purposes of this Agreement (including, without limitation, for purposes of subsequent application of this sentence), be deemed to constitute a number of separate Borrowings (each originally advanced on the same date as such particular Borrowing) equal to the number of, and corresponding to, the different Interest Periods so selected, each such deemed separate Borrowing corresponding to a particular selected Interest Period comprised of (subject to subsequent conversion in accordance with this Agreement) Eurocurrency Revolving Loans in an aggregate principal amount equal to the portion of such particular Borrowing so elected by the Borrower to have such Interest Period.

This Section 2.3(d) shall be applied appropriately in the event that the Borrower shall make the elections described in the two preceding sentences at the same time with respect to the same particular Borrowing.

     Section 2.4.  Competitive Bid Procedure.
                   -------------------------

     (a)  Competitive Bid Requests.  Subject to the terms and conditions set
          ------------------------
forth herein, from time to time before the Commitment Termination Date, the Borrower may request Competitive Bids and may (but shall not have any obligation
to) accept Competitive Bids and borrow Competitive Loans. To request Competitive Bids, the Borrower shall notify the Administrative Agent of such request by telephone in the case of a Borrowing of Competitive Margin Loans, not later than 11:00 a.m., four (4) Business Days before the date of the proposed Borrowing and, in the case of a Borrowing of Competitive Fixed Rate Loans, not later than 10:00 a.m., one (1) Business Day before the date of the proposed Borrowing; provided that a Competitive Bid Request shall not be made within five (5) Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bids received in response thereto shall have been withdrawn, rejected or accepted. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in the form of Exhibit
                                                                         -------
2.4A or such other form as shall be approved by the Administrative Agent and the
----
Borrower and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.3(a):

          (i) the aggregate amount and currency of the requested Competitive Borrowing;

          (ii)   the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to consist of Competitive Margin Loans or Competitive Fixed Rate Loans;

          (iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (v) the location and number of the Borrower's account to which funds are to be disbursed.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

     (b)  Competitive Bids.  Each Lender may (but shall not have any obligation
          ----------------
to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in the form of
Exhibit 2.4B or such other form as shall be approved by the Administrative Agent
------------
and the Borrower and must be received by the Administrative Agent by telecopy, in the case of a Borrowing of Competitive Margin Loans or a

Borrowing of Competitive Fixed Rate Loans in Euros, Pounds or Kroner, not later than 9:30 a.m., three (3) Business Days before the proposed date of such Borrowing, and in the case of a Borrowing of Competitive Fixed Rate Loans in Dollars, not later than 9:30 a.m., on the proposed date of such Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be equal to or greater than the Dollar Equivalent of $10,000,000 and in an integral multiple of the Borrowing Multiple and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

     (c)  Notice to Borrower.  The Administrative Agent shall promptly notify
          ------------------
the Borrower by telecopy of the Competitive Bid Rate or Rates and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

     (d)  Acceptance of Competitive Bids.  Subject only to the provisions of
          ------------------------------
this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in the form of Exhibit 2.4D or such other form as shall be approved by the Administrative Agent and the Borrower, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Borrowing of Competitive Margin Loans or a Borrowing of Fixed Rate Loans in Euros, Pounds or Kroner, not later than 10:30 a.m., three (3) Business Days before the date of the proposed Borrowing, and in the case of a Borrowing of Competitive Fixed Rate Loans in Dollars, not later than 10:30 a.m. on the date of the proposed Borrowing; provided that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made pursuant to the same Competitive Bid Request at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is equal to or greater than the Dollar Equivalent of $10,000,000 and in an integral multiple of the Borrowing Multiple; provided further that if a Competitive Loan must be in an amount less than the Dollar Equivalent of $10,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of the Dollar Equivalent of $1,000,000 and in any integral multiple of the Borrowing Multiple, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv), the amounts shall be rounded to integral multiples of the Borrowing Multiple in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

     (e)  Notice of Acceptance.  The Administrative Agent shall promptly notify
          --------------------
each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

     (f)  Submission of Competitive Bid by Administrative Agent.  If the
          -----------------------------------------------------
Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

     (g)  Limitation of Certain Competitive Loans.  Notwithstanding anything to
          ---------------------------------------
the contrary set forth in this Section 2.4, no Lender shall be permitted to make any Competitive Loan if, after giving effect thereto, (i) the Dollar Equivalent of the aggregate principal amount of the outstanding Revolving Loans, Competitive Loans, and L/C Obligations of all Lenders would thereby exceed the Revolving Credit Commitment Amount then in effect, or (ii) the Dollar Equivalent of the aggregate principal amount of the outstanding Revolving Loans, Competitive Loans, and L/C Obligations of all Lenders that have been funded or issued in Euros, Pounds and Kroner would thereby exceed the Foreign Currency Sublimit then in effect.

     Section 2.5.  Interest Periods.  As provided in Sections 2.3 and 2.4, at
                   ----------------
the time of each request for a Borrowing of Eurocurrency Loans or Competitive Fixed Rate Loans, or for the continuation or conversion of any Borrowing of Eurocurrency Revolving Loans, the Borrower shall select an Interest Period(s) applicable to such Loans from among the available options subject to the limitations in Sections 2.3 and 2.4; provided, however, that:

          (i) the Borrower may not select an Interest Period for a Borrowing of Loans that extends beyond the Maturity Date;

          (ii) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall either be (i) extended to the next succeeding Business Day, or (ii) in the case of Eurocurrency Loans only, reduced to the immediately preceding Business Day if the next succeeding Business Day is in the next calendar month; and

          (iii) for purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no such numerically corresponding day in the month in which an Interest Period is to end or if an Interest Period begins on the last Business Day of a calendar month, then in the case of Eurocurrency Loans only, such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

     Section 2.6.  Funding of Loans.
                   ----------------

     (a)  Disbursement of Loans.  Not later than 12:00 p.m. with respect to
          ---------------------
Borrowings in Dollars of Eurocurrency Loans and Competitive Fixed Rate Loans, and 2:00 p.m. with respect to Base Rate Loans, on the date of any requested advance of a new Borrowing of Loans, each Lender, subject to all other provisions hereof, shall make available its Loan comprising its portion of such Borrowing in funds immediately available in Atlanta, Georgia for the benefit of the Administrative Agent and according to the payment instructions of the Administrative Agent. Not later than 2:00 p.m. (local time at the bank where the applicable Foreign Currency Payment Account is maintained) with respect to a new Borrowing in Euros, Pounds or Kroner, on the date of any such requested Borrowing, each Lender, subject to all other provisions hereof, shall make available its Loan comprising its portion of such Borrowing in funds immediately available in the applicable Foreign Currency Payment Account for the benefit of the Administrative Agent and according to the payment instructions of the Administrative Agent. The Administrative Agent shall make the proceeds of each such Borrowing available in immediately available funds to the Borrower (or as directed in writing by the Borrower) on such date. In the event that any Lender does not make such amounts available to the Administrative Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to the Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day) provided that acceptance by the Borrower of any such late amount shall not be deemed a waiver by the Borrower of any rights it may have against such Lender. No Lender shall be responsible to the Borrower for any failure by another Lender to fund its portion of a Borrowing, and no such failure by a Lender shall relieve any other Lender from its obligation, if any, to fund its portion of a Borrowing.

     (b)  Administrative Agent Reliance on Lender Funding.  Unless the
          -----------------------------------------------
Administrative Agent shall have been notified by a Lender before the date on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and in reliance upon such assumption may (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Lender together with interest thereon for each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to the Administrative Agent's cost of funds for such amount. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but the Borrower will in no event be liable to pay any amounts otherwise due pursuant to Section 2.12 in respect of such repayment. Nothing in this subsection shall be deemed to relieve any Lender from any obligation to fund any Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

     Section 2.7.  Applicable Interest Rates.
                   -------------------------

     (a)  Base Rate Loans.  Each Base Rate Loan shall bear interest (computed on
          ---------------
the basis of a 365-day year or 366-day year, as the case may be, and actual days elapsed excluding the date of repayment) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) or conversion to a Eurocurrency Revolving Loan, at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the Base Rate from time to time in effect. The Borrower agrees to pay such interest on each Interest Payment Date for such Loan and at maturity (whether by acceleration or otherwise).

     (b)  Eurocurrency Loans.  Each Eurocurrency Loan (whether a Revolving Loan
          ------------------
or Competitive Loan) shall bear interest (computed on the basis of a 360-day year and actual days elapsed, except with respect to Eurocurrency Loans funded in Pounds, in which case interest will be computed on the basis of a 365-day year or 366-day year, as the case may be, and actual days elapsed, in each case excluding the date of repayment) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) or, in the case of Eurocurrency Revolving Loans, conversion to a Base Rate Loan at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the sum of Adjusted LIBOR plus the Applicable Margin (in the case of Eurocurrency Revolver Loans) or LIBOR Rate plus the Competitive Margin (in the case of Competitive Margin Loans), as the case may be. The Borrower agrees to pay such interest on each Interest Payment Date for such Loan and at maturity (whether by acceleration or otherwise) or, in the case of Eurocurrency Revolving Loans, conversion to a Base Rate Loan.

     (c)  Competitive Fixed Rate Loans.  Each Competitive Fixed Rate Loan shall
          ----------------------------
bear interest (computed on the basis of a 360-day year and actual days elapsed, except with respect to Competitive Fixed Rate Loans funded in Pounds, in which case interest will be computed on the basis of a 365-day year or 366-day year, as the case may be, and actual days elapsed, in each case excluding the date of repayment) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) at a rate per annum equal to the Competitive Fixed Rate applicable to such Loan.

     (d)  Rate Determinations.  The Administrative Agent shall determine each
          -------------------
interest rate applicable to the Loans and Reimbursement Obligations hereunder insofar as such interest rate involves a determination of Base Rate, Adjusted LIBOR or LIBOR Rate, or any applicable default rate pursuant to Section 2.8, and such determination shall be conclusive and binding except in the case of the Administrative Agent's manifest error or willful misconduct. The Administrative Agent shall promptly give notice to the Borrower and each Lender of each determination of Adjusted LIBOR, and to the Borrower and each Lender submitting a Competitive Bid of each determination of LIBOR Rate, with respect to each Eurocurrency Loan.

     Section 2.8.  Default Rate.  If any payment of principal on any Loan is not
                   ------------
made when due after the expiration of the grace period therefor provided in
Section 7.1(a) (whether by acceleration or otherwise), or any Reimbursement Obligation is not paid when due as provided in Section 2.13(c), such Loan or Reimbursement Obligation shall bear interest (computed on the basis of a year of 360, 365 or 366 days, as applicable, and actual days elapsed) after any such grace period expires until such principal then due is paid in full, which the Borrower agrees to pay on demand, at a rate per annum equal to:

     (a)  for any Base Rate Loan, the lesser of (i) the Highest Lawful Rate, or
(ii) the sum of two percent (2%) per annum plus the Base Rate from time to time in effect (but not less than the Base Rate in effect at the time such payment was due);

     (b) for any Eurocurrency Loan (whether a Eurocurrency Revolving Loan or Competitive Margin Loan), the lesser of (i) the Highest Lawful Rate, or (ii) the sum of two percent (2%) per annum plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period for such Loan and, thereafter, at a rate per annum equal to the sum of two percent (2%) per annum plus (x) in the case of any Loans made in Dollars, the Base Rate from time to time in effect (but not less than the Base Rate in effect at the time such payment was due), or (y) in the case of any Loans made in Euros, Pounds or Kroners, the interest rate that would otherwise then be applicable under this Agreement to a Eurocurrency Revolving Loan made in such currency for an Interest Period of one month as from time to time in effect (but not less than such interest rate in effect at the time such payment was due);

     (c) for any Competitive Fixed Rate Loan, the lesser of (i) the Highest Lawful Rate, or (ii) the sum of two percent (2%) per annum plus the Competitive Fixed Rate in effect thereon at the time of such default until the end of the Interest Period for such Loan and, thereafter, at the rate of interest that would otherwise apply to a Eurocurrency Revolving Loan pursuant to paragraph (b) above; and

     (d) for any unpaid Reimbursement Obligations, the lesser of (i) the Highest Lawful Rate, or (ii) the sum of two percent (2%) per annum plus (x) in the case of any Reimbursement Obligations payable in Dollars, the Base Rate from time to time in effect (but not less than the Base Rate in effect at the time such payment was due), or (y) in the case of any Reimbursement Obligations payable in any currency other than Dollars, the interest rate that would otherwise then be applicable under this Agreement to a Eurocurrency Revolving Loan made in such currency for an Interest Period of one month as from time to time in effect (but not less than such interest rate in effect at the time such payment was due).

     It is the intention of the Administrative Agent and the Lenders to conform strictly to usury laws applicable to them. Accordingly, if the transactions contemplated hereby or any Loan or other Obligation would be usurious as to any of the Lenders under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement, the Notes or any other Credit Document), then, in that event, notwithstanding anything to the contrary in this Agreement, the Notes or any other Credit Document, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under laws applicable to such Lender that is contracted for, taken, reserved, charged or received by such Lender under this Agreement, the Notes or any other Credit Document or otherwise shall under no circumstances exceed the Highest Lawful Rate, and any excess shall be credited by such Lender on the principal amount of the Loans or to the Reimbursement Obligations (or, if the principal amount of the Loans and all Reimbursement Obligations shall have been paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Loans is accelerated by reason of an election of the holder or holders thereof resulting from any Event of Default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under laws applicable to such Lender may never include more than the Highest Lawful Rate, and excess interest, if any, provided for in this Agreement, the Notes, any other Credit Document or otherwise shall be automatically canceled by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Loans or to the Reimbursement Obligations (or if the principal amount of the Loans and all Reimbursement Obligations shall have been paid in full, refunded by such Lender to the Borrower). To the extent that the Texas Finance Code, Chapters 302 and 303, are relevant to the Administrative Agent and the Lenders for the purpose of determining the Highest Lawful Rate, the Administrative Agent and the Lenders hereby elect to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to their right subsequently to change such method in accordance with applicable law. In the event the Loans and all Reimbursement Obligations are paid in full by the Borrower prior to the full stated term of the Loans and the interest received from the actual period of the existence of the Loans exceeds the Highest Lawful Rate, the Lenders shall refund to the Borrower the amount of the excess or shall credit the amount of the excess against amounts owing under the Loans and none of the Administrative Agent or the Lenders shall be subject to any of the penalties provided by law for contracting for, taking, reserving, charging or receiving interest in excess of the Highest Lawful Rate. The Texas Finance Code, Chapter 346, which regulates certain revolving credit loan accounts and revolving tri-party accounts, shall not apply to this Agreement or the Loans.

     Section 2.9.  Repayment of Loans; Evidence of Debt.
                   ------------------------------------

     (a)  Repayment of Loans.  The Borrower hereby promises to pay (i) to the
          ------------------
Administrative Agent, for the account of each Lender, on the Maturity Date the unpaid principal amount of each Revolving Loan then outstanding and (ii) to the Administrative Agent, for the account of each Lender, on the last day of the Interest Period applicable to such Loan, or, if earlier, on the Maturity Date, the unpaid principal amount of each Competitive Loan then outstanding that is owed to such Lender.

     (b)  Record of Loans by Lenders.  Each Lender shall maintain in accordance
          --------------------------
with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and accrued interest payable and paid to such Lender from time to time hereunder.

     (c)  Record of Loans by Administrative Agent.  The Administrative Agent
          ---------------------------------------
shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or accrued interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

     (d)  Evidence of Obligations.  The entries made in the accounts maintained
          -----------------------
pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence
                                                          ----- -----
of the existence and amounts of the obligations recorded therein; provided that
                                                                  --------
the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

     (e)  Notes.  The Revolving Loans outstanding to the Borrower from each
          -----
Lender shall, at the request of such Lender, be evidenced by promissory notes of the Borrower payable to such Lender in the forms of Exhibit 2.9A (U.S. Dollars),
                                                    ------------
Exhibit 2.9B (Euros), Exhibit 2.9C (British Pounds Sterling) and Exhibit 2.9D
------------          ------------
(Norwegian Kroner), respectively (each a "Revolving Note"). The Competitive Loans outstanding to the Borrower from any Lender, shall at the request of such Lender, be evidenced by a promissory note of the Borrower payable to such Lender in the form of Exhibit 2.9E (each a "Competitive Note"). The Borrower agrees to
               ------------
execute and deliver to the Administrative Agent, for the benefit of each Lender requesting one or more promissory notes as aforesaid, an original of each such promissory note, appropriately completed, to evidence the respective Loans made by such Lender hereunder, within ten (10) Business Days after the Borrower receives a written request therefor.

     (f)  Recording of Loans and Payments on Notes.  Each holder of a Note shall
          ----------------------------------------
record on its books and records or on a schedule to its appropriate Note (and prior to any transfer of its Notes shall endorse thereon or on schedules forming a part thereof appropriate notations to evidence) the amount of each Loan outstanding from it to the Borrower, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan and, if a Eurocurrency Loan or a Competitive Fixed Rate Loan, the Interest Period and interest rate applicable thereto. Such record, whether shown on the books and records of a holder of a Note or on a schedule to its Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any holder to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans outstanding to it hereunder together with accrued interest thereon. At the request of any holder of a Note and upon such holder tendering to the Borrower the Note to be replaced, the Borrower shall furnish a new Note to such holder to replace any outstanding Note and at such time the first notation appearing on the schedule on the reverse side of, or attached to, such new Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

     Section 2.10.  Optional Prepayments.  The Borrower shall have the privilege
                    --------------------
of prepaying Base Rate Loans without premium or penalty at any time in whole or at any time and from time to time in part (but, if in part, then in an amount which is equal to or greater than $1,000,000); provided, however, that the Borrower shall have given notice of such prepayment to the Administrative Agent no later than 12:00 p.m. on the date of such prepayment. The Borrower shall have the privilege of prepaying Adjusted LIBOR Loans (a) without premium or penalty in whole or in part (but, if in part, then in an amount which is equal to or greater than the Dollar Equivalent of $5,000,000 and in an integral multiple of the Borrowing Multiple) only on the last Business Day of an Interest Period for such Loan, and (b) at any other time so long as the breakage fees and funding losses provided for in Section 2.12 are paid; provided, however, that the Borrower shall have given notice of such prepayment to the Administrative Agent no later than 12:00 p.m. at least three (3) Business Days before the last Business Day of such Interest Period or the proposed prepayment date. The Borrower shall not have the right to prepay any Competitive Loan without the prior written consent of the Lender thereof unless the applicable Competitive Bid Request shall have so provided, the Borrower has given timely notice to the Lender of any such prepayment as may be required pursuant to the terms of the Competitive Bid Request, and the Borrower shall have paid to such Lender in connection with any such prepayment all amounts required to be paid in connection with such prepayment pursuant to the terms of the applicable Competitive Bid Request. Any such prepayments shall be made by the payment of the principal amount to be prepaid and accrued and unpaid interest thereon to the date of such prepayment. Unless otherwise specified in writing by the Borrower, optional prepayments shall be applied first, to the Revolving Loans, second, to the Reimbursement Obligations with respect to Letters of Credit, and third, to the Competitive Loans.

     Section 2.11.  Mandatory Prepayments of Loans.  In the event and on each
                    ------------------------------
occasion that (i) the sum of the Dollar Equivalent of the aggregate principal amount of outstanding Revolving Loans, Competitive Loans, and L/C Obligations exceeds 105% of the Revolving Credit Commitment Amount then in effect, or (ii) the sum of the Dollar Equivalent of the aggregate principal amount of outstanding Revolving Loans, Competitive Loans, and L/C Obligations denominated in Euros, Pounds, and Kroner exceeds 105% of the Foreign Currency Sublimit, then, in either case, the Borrower shall promptly prepay Revolving Loans and/or Competitive Loans in an aggregate amount sufficient to eliminate such excess. Immediately upon determining the need to make any such prepayment, the Borrower shall notify the Administrative Agent of such required prepayment and of the identity of the particular Revolving Loans and/or Competitive Loans being prepaid. If the Administrative Agent shall notify the Borrower that the Administrative Agent has determined that any prepayment is required under this
Section 2.11, the Borrower shall make such prepayment no later than the second Business Day following such notice. Any mandatory prepayment of Revolving Loans and/or Competitive Loans pursuant hereto shall not be limited by the notice provision for prepayments set forth in Section 2.10. Each such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Loans prepaid and any applicable breakage fees and funding losses pursuant to Section 2.12.

     Section 2.12.  Breakage Fees.  If any Lender incurs any loss, cost or
                    -------------
expense (excluding loss of anticipated profits and other indirect or consequential damages) by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Eurocurrency Loan or Competitive Fixed Rate Loan as a result of any of the following events other than any such occurrence as a result of a change of circumstance described in Sections 8.1 or 8.2:

     (a) any payment, prepayment or conversion of any such Loan on a date other than the last day of its Interest Period (whether by acceleration, mandatory prepayment or otherwise);

     (b) any failure to make a principal payment of any such Loan on the due date therefor; or

     (c) any failure by the Borrower to borrow, continue or prepay, or convert to, any such Loan on the date specified in a notice given pursuant to Section
2.3 or 2.4 (other than by reason of a default of such Lender),

then the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower a certificate executed by an officer of such Lender setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) no later than ninety (90) days after the event giving rise to the claim for compensation, and the amounts shown on such certificate shall be prima facie evidence of such Lender's entitlement thereto. Within ten (10) days of receipt of such certificate, the Borrower shall pay directly to such Lender such amount as will compensate such Lender for such loss, cost or expense as provided herein, unless such Lender has failed to timely give notice to the Borrower of such claim for compensation as provided herein, in which event the Borrower shall not have any obligation to pay such claim.

     Section 2.13.  Letters of Credit.
                    -----------------

     (a)  Letters of Credit.  Subject to the terms and conditions hereof, the
          -----------------
Issuing Bank agrees to issue, from time to time prior to the Commitment Termination Date, at the request of the Borrower and on behalf of the Lenders and in reliance on their obligations under this Section 2.13, one or more letters of credit (each a "Letter of Credit") for the Borrower's account in a face amount in each case of at least the Dollar Equivalent of $500,000 and in an aggregate undrawn face amount for all Letters of Credit at any time outstanding not to exceed the Revolving Credit Commitment Amount; provided, that the Issuing Bank shall not be obligated to issue a Letter of Credit pursuant to Section 2.13(d) if, after the issuance thereof, (i) the Dollar Equivalent of the outstanding Revolving Loans, Competitive Loans, and L/C Obligations would thereby exceed the Revolving Credit Commitment Amount then in effect, or (ii) the issuance of such Letter of Credit would violate any legal or regulatory restriction then applicable to the Issuing Bank or any Lender as notified by the Issuing Bank or such Lender to the Administrative Agent before the date of issuance of such Letter of Credit. Letters of Credit and any increases and extensions thereof hereunder may be issued in face amounts of either Dollars, Euros, Pounds or Kroner; provided further, that the Dollar Equivalent amount of outstanding Revolving Loans, Competitive Loans, and Letters of Credit in Euros, Pounds and Kroner determined, with respect to each such Revolving Loan, Competitive Loan, or Letter of Credit, in accordance with Section 10.19 on the date such Revolving Loan or Competitive Loan is funded, continued or converted, or the date such Letter of Credit is issued, increased and extended, as applicable, shall not exceed in the aggregate the Foreign Currency Sublimit then in effect.

     (b)  Issuance Procedure.  To request that the Issuing Bank issue a Letter
          ------------------
of Credit, the Borrower shall deliver to the Issuing Bank and the Administrative Agent (with a duplicate copy to an operations employee of the Issuing Bank as designated by the Issuing Bank from time to time) a duly executed Issuance Request substantially in the form of Exhibit 2.13A (each an "Issuance Request"),
                                     -------------
together with a duly executed application for the relevant Letter of Credit substantially in the form of Exhibit 2.13B (each an "Application"), or such
                             -------------
other computerized issuance or application procedure, instituted from time to time by the Issuing Bank and the

Administrative Agent and agreed to by the Borrower, completed to the reasonable satisfaction of the Issuing Bank and the Administrative Agent, and such other information as the Issuing Bank and the Administrative Agent may reasonably request. In the event of any irreconcilable difference or inconsistency between this Agreement and an Application, the provisions of this Agreement shall govern. Upon receipt of a properly completed and executed Application and any other reasonably requested information at least three (3) Business Days prior to any requested issuance date, the Issuing Bank will process such Application in accordance with its customary procedures and issue the requested Letter of Credit on the requested issuance date. The Borrower may cancel any requested issuance of a Letter of Credit prior to the issuance thereof. The Issuing Bank will notify the Administrative Agent and each Lender of the amount, currency, and expiration date of each Letter of Credit it issues promptly upon issuance thereof. Each Letter of Credit shall have an expiration date no later than four
(4) Business Days before the Maturity Date. If the Issuing Bank issues any Letters of Credit with expiration dates that automatically extend unless the Issuing Bank gives notice that the expiration date will not so extend, the Issuing Bank will give such notice of non-renewal before the time necessary to prevent such automatic extension if (and will not give such notice of non-renewal before such time unless) before such required notice date (i) the expiration date of such Letter of Credit if so extended would be later than four
(4) Business Days before the Maturity Date, (ii) the Commitment Termination Date shall have occurred, (iii) a Default or an Event of Default exists and the Required Lenders have given the Issuing Bank instructions not to so permit the expiration date of such Letter of Credit to be extended, or (iv) the Issuing Bank is so directed by the Borrower. The Issuing Bank agrees to issue amendments to any Letter of Credit increasing its amount, or extending its expiration date, at the request of the Borrower, subject to the conditions precedent for all Borrowings of Section 4.2 and the other terms and conditions of this Section 2.13.

     (c)  The Borrower's Reimbursement Obligations.
          ----------------------------------------

          (i) The Borrower hereby irrevocably and unconditionally agrees to reimburse the Issuing Bank for each payment or disbursement made by the Issuing Bank to settle its obligations under any draft drawn or other payment made under a Letter of Credit (a "Reimbursement Obligation") within two (2) Business Days from when such draft is paid or other payment is made with either funds not borrowed hereunder or with a Borrowing of Revolving Loans subject to Section 2.3 and the other terms and conditions contained in this Agreement. The Reimbursement Obligation shall bear interest (which the Borrower hereby promises to pay) from and after the date such draft is paid or other payment is made until (but excluding the date) the Reimbursement Obligation is paid at the lesser of (x) the Highest Lawful Rate, or (y) the Base Rate (in the case of a Letter of Credit payable in Dollars) or the rate of interest that would then be applicable hereunder to an Adjusted LIBOR Loan with an Interest Period of one month (in the case of a Letter of Credit payable in Euros, Pounds or Kroner), in each case so long as the Reimbursement Obligation shall not be past due, and thereafter at the default rate per annum as set forth in Section 2.8(d), whether or not the Maturity Date shall have occurred. If any such payment or disbursement is reimbursed to the Issuing Bank on the date such payment or disbursement is made by the Issuing Bank, interest shall be paid on the reimbursable amount for one (1) day. The Issuing Bank shall give the Borrower notice of any drawing on a Letter of Credit within one (1) Business Day after such drawing is paid.

          (ii) The Borrower agrees for the benefit of the Issuing Bank and each Lender that, notwithstanding any provision of any Application, the obligations of the Borrower under this Section 2.13(c) and each applicable Application shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement and each applicable Application under all circumstances whatsoever (other than the defense of payment in accordance with this Agreement), including, without limitation, the following circumstances (subject in all cases to the defense of payment in accordance with this Agreement):

               (1) any lack of validity or enforceability of any of the L/C Documents;

               (2) any amendment or waiver of or any consent to depart from all or any of the provisions of any of the L/C Documents;

               (3) the existence of any claim, set-off, defense or other right the Borrower may have at any time against a beneficiary of a Letter of Credit (or any person for whom a beneficiary may be acting), the Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, another L/C Document or any unrelated transaction;

               (4) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (5) payment by the Issuing Bank under a Letter of Credit against presentation to the Issuing Bank of a draft or certificate that does not comply with the terms of the Letter of Credit; or

               (6) any other act or omission to act or delay of any kind by the Issuing Bank, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section 2.13(c), constitute a legal or equitable discharge of the Borrower's obligations hereunder, under an Issuance Request or under an Application;

provided, however, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (but excluding consequential damages, which are hereby waived to the extent not prohibited by applicable law) suffered by the Borrower that are caused by the Issuing Bank's gross negligence or willful misconduct.


     (d)  The Participating Interests.  Each Lender severally and not jointly
          ---------------------------
agrees to purchase from the Issuing Bank, and the Issuing Bank hereby agrees to sell to each Lender, an undivided percentage participating interest, to the extent of its Percentage, in each Letter of Credit issued by, and Reimbursement Obligation owed to, the Issuing Bank in connection with a

     Letter of Credit. Upon any failure by the Borrower to pay any Reimbursement Obligation in connection with a Letter of Credit at the time required in Sections 2.13(c) and 2.3(c), or if the Issuing Bank is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment by the Borrower of any Reimbursement Obligation in connection with a Letter of Credit, the Issuing Bank shall promptly give notice of same to each Lender, and the Issuing Bank shall have the right to require each Lender to fund its participation in such Reimbursement Obligation. Each Lender (except the Issuing Bank to the extent it is also a Lender) shall pay to the Issuing Bank in the applicable currency an amount equal to such Lender's Percentage of such unpaid or recaptured Reimbursement Obligation not later than the Business Day it receives notice from the Issuing Bank to such effect, if such notice is received before 2:00 p.m., or not later than the following Business Day if such notice is received after such time. If a Lender fails to pay timely such amount to the Issuing Bank, it shall also pay to the Issuing Bank interest on such amount accrued from the date payment of such amount was made by the Issuing Bank to the date of such payment by the Lender at a rate per annum equal to the Base Rate in effect for each such day and only after such payment shall such Lender be entitled to receive its Percentage of each payment received on the relevant Reimbursement Obligation and of interest paid thereon. The several obligations of the Lenders to the Issuing Bank under this Section 2.13(d) shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment any Lender may have or have had against the Borrower, the Issuing Bank, and any other Lender or any other Person whatsoever including, but not limited to, any defense based on the failure of the demand for payment under the Letter of Credit to conform to the terms of such Letter of Credit or the legality, validity, regularity or enforceability of such Letter of Credit and INCLUDING, BUT NOT LIMITED TO, THOSE RESULTING FROM THE ISSUING BANK'S OWN SIMPLE OR CONTRIBUTORY NEGLIGENCE. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any subsequent reduction or termination of any Commitment of a Lender, and each payment by a Lender under this Section 2.13 shall be made without any offset, abatement, withholding or reduction whatsoever.

     Section 2.14.  Commitment Terminations. The Borrower shall have the right
                    -----------------------
at any time and from time to time, upon three (3) Business Days' prior and irrevocable written notice to the Administrative Agent, to terminate or reduce the Commitments without premium or penalty, in whole or in part, any reduction
(i) to be in an amount not less than $5,000,000 as determined by the Borrower and in integral multiples of $5,000,000, (ii) to effect an automatic pro rata reduction of the Foreign Currency Sublimit, and (iii) as to both the Commitments and the Foreign Currency Sublimit to be allocated ratably among the Lenders in proportion to their respective Commitments; provided, that (A) the Revolving Credit Commitment Amount may not be reduced to an amount less than the sum of the aggregate principal amount of outstanding Revolving Loans, Competitive Loans, and L/C Obligations, and (B) the Foreign Currency Sublimit may not be reduced to an amount less than the sum of the aggregate principal amount of outstanding Revolving Loans, Competitive Loans, and L/C Obligations payable in Euros, Pounds and Kroner, in each case after converting, if necessary, any such outstanding Obligations to their Dollar Equivalent amounts in accordance with
Section 10.19 and after giving effect to payments on such proposed termination or reduction date; provided, however, that to the extent the Borrower provides
                   --------  -------
to the Administrative Agent cash collateral in an amount sufficient to cover such shortage or back to back letters of credit from a bank(s) or financial institution(s) whose short-term unsecured debt rating is rated A or above from either S&P or Moody's or such other bank(s) or financial institution(s) satisfactory to the Required Lenders in an amount equal to the undrawn face amount of any applicable outstanding Letters of Credit with an expiration date of at least five (5) days after the expiration date of any applicable Letter of Credit and which provide that the Administrative Agent may make a drawing thereunder in the event that it pays a drawing under such Letter of Credit. The Administrative Agent shall give prompt notice to each Lender of any such termination or reduction of the Commitments. Any termination of Commitments pursuant to this Section 2.14 is permanent and may not be reinstated.

     Section 2.15.  Additional Interest Costs.
                    -------------------------

     (a)  Mandatory Costs Rate. If and so long as any Lender is required to make
          --------------------
special deposits with the Bank of England, to maintain reserve asset ratios or to pay fees, in each case in respect of such Lender's Eurocurrency Loans in any currency other than Dollars, such Lender may require the Borrower to pay, contemporaneously with each payment of interest on each of such Loans, additional interest on such Loan at a rate per annum equal to the Mandatory Costs Rate calculated in accordance with the formula and in the manner set forth in Exhibit 2.15 hereto.
   ------------

     (b)  Other Requirements for Additional Interest. If and so long as any
          ------------------------------------------
Lender is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the European Central Bank or the European System of Central Banks, but excluding requirements reflected in the Statutory Reserve Rate or the Mandatory Costs Rate) in respect of any of such Lender's Eurocurrency Loans in any currency other than Dollars, such Lender may require the Borrower to pay, contemporaneously with each payment of interest on each of such Loans subject to such requirements, additional interest on such Loan at a rate per annum specified by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loan.

     (c)  Determination of Amounts Due. Any additional interest owed pursuant to
          ----------------------------
paragraph (a) or (b) above shall be determined by the relevant Lender and notified to the Borrower (with a copy to the Administrative Agent) in the form of a certificate setting forth such additional interest at least five Business Days before each date on which interest is payable for the relevant Loan, and such additional interest so notified to the Borrower by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such Loan.

     (d)  Limitation on Amounts Due. Subject to the provisions of Section
          -------------------------
8.3(c), failure or delay on the part of any Lender on any occasion to demand additional interest pursuant to this Section shall not constitute a waiver of such Lender's right to demand such additional interest on any subsequent occasion.

     (e)  Applicability to Competitive Loans.  Notwithstanding the foregoing
          ----------------------------------
provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the circumstances that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

ARTICLE 3.  FEES AND PAYMENTS.

     Section 3.1.  Fees.
                   ----

     (a)  Facility Fees. The Borrower agrees to pay to the Administrative Agent
          -------------
for the account of each Lender a facility fee, which shall accrue at the Applicable Facility Fee Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Initial Availability Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last Business Day of March, June, September and December of each year, commencing on March 30, 2001, and on the date(s) on which the Commitments shall have terminated and the Lenders shall have no further Revolving Credit Exposures. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (b)  Utilization Fees.  For any day on which the Dollar Equivalent of the
          ----------------
outstanding principal amount of the Loans and L/C Obligations shall be greater than an amount equal to 33% of the total Commitments (and for any day after the termination of all the Commitments on which any Loans or L/C Obligations shall be outstanding if the Dollar Equivalent of the outstanding principal amount thereof on the date the Commitments terminated shall have been greater than 33% of the total Commitments in effect on such date), the Borrower shall pay to the Administrative Agent for the account of each Lender a utilization fee equal to the Applicable Utilization Fee Rate multiplied by the Dollar Equivalent of aggregate amount of such Lender's outstanding Loans and applicable Percentage of L/C Obligations on such day. Accrued and unpaid utilization fees, if any, shall be payable in arrears on the last Business Day of each March, June, September and December and on the date(s) on which the Commitments shall have terminated and there are no Loans or L/C Obligations outstanding. All utilization fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (c)  Letter of Credit Fees. Commencing upon the date of issuance, increase
          ---------------------
or extension of any Letter of Credit and thereafter on the last Business Day of each March, June, September and December, the Borrower shall pay to the Administrative Agent quarterly in advance, for the period until the next Letter of Credit fee payment date, for the ratable account of the Lenders, a non-refundable fee payable in Dollars equal to the Applicable Margin multiplied by the outstanding face amount or increase of such Letter of Credit during such upcoming period calculated on the basis of a 360 day year and actual days elapsed and based on the then scheduled expiration date of the Letter of Credit. For any Letter of Credit issued with a face amount in Euros, Pounds or Kroner, the fees shall be converted into Dollars in accordance with

Section 10.19 as of two (2) days before the issuance date thereof, and thereafter five (5) days before any fee with respect thereto shall be due and payable hereunder. In addition, the Borrower shall pay to the Issuing Bank solely for the Issuing Bank's account, in connection with each Letter of Credit, issuance and administrative fees and expenses for Letters of Credit as agreed from time to time between the Issuing Bank and the Borrower.

     (d)  Administrative Agent Fees. The Borrower shall pay to the
          -------------------------
Administrative Agent and Lead Arranger the fees from time to time agreed to by the Borrower, the Administrative Agent, and Lead Arranger.

     (e)  Payment of Fees. All fees payable hereunder shall be paid on the dates
          ---------------
due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees, utilization fees, and Letter of Credit fees (other than issuance and administrative fees payable to the Issuing
Bank), to the Lenders.

     Section 3.2.  Place and Application of Payments.
                   ---------------------------------

     (a) All payments of principal of and interest on the Loans, Reimbursement Obligations and all fees and other amounts payable by the Borrower under the Credit Documents shall be made by the Borrower to the Administrative Agent, for the benefit of the Lenders entitled to such payments, in immediately available funds on the due date thereof (i) in the case of payments in Dollars, no later than 2:00 p.m. at the office of the Administrative Agent in Atlanta, Georgia, or such other location as the Administrative Agent may designate in writing to the Borrower, and (ii) in the case of payments in Euros, Pounds or Kroner, no later than the close of business (at the bank where the applicable Foreign Currency Payment Account is maintained) to the applicable Foreign Currency Payment Account. Any payments received by the Administrative Agent from the Borrower after the time specified in the preceding sentence shall be deemed to have been received on the next Business Day. If the Borrower does not, or is unable for any reason to, effect payment of a Loan or Reimbursement Obligation to the Lenders in the applicable currency or if the Borrower shall default in the payment when due of any payment in such currency, the Lenders may, at their option, require such payment to be made to the Lenders in the Dollar Equivalent of such currency determined in accordance with Section 10.19. With respect to any amount due and payable in Euros, Pounds or Kroner, the Borrower agrees to hold the Lenders harmless from any losses incurred by the Lenders arising from any change in the value of Dollars in relation to such currency between the date such payment became due and the date of payment thereof (other than losses incurred by any Lender due to the gross negligence or willful misconduct of such Lender). The Administrative Agent will, on the same day each payment is received or deemed to have been received in accordance with this Section 3.2, cause to be distributed like funds in like currency to each Lender owed an Obligation for which such payment was received, pro rata based on the respective amounts of such type of Obligation then owing to each Lender.

     (b) If any payment received by the Administrative Agent under any Credit Document is insufficient to pay in full all amounts then due and payable to the Administrative Agent and the Lenders under the Credit Documents, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order set forth in Section 7.7. In calculating the amount of Obligations owing each Lender other than for principal and interest on Loans and Reimbursement Obligations and fees under Section 3.1, the Administrative Agent shall only be required to include such other Obligations that Lenders have certified to the Administrative Agent in writing are due to such Lenders.

     Section 3.3.  Withholding Taxes.
                   -----------------

     (a)  Payments Free of Withholding.  Except as otherwise required by law and
          ----------------------------
subject to Section 3.3(b), each payment by the Borrower to any Lender, Issuing Bank or Administrative Agent under this Agreement or any other Credit Document shall be made without withholding for or on account of any present or future taxes imposed by or within the jurisdiction in which the Borrower is incorporated, any jurisdiction from which the Borrower makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein, excluding, in the case of each Lender, Issuing Bank and the Administrative Agent, the following taxes:

          (i) taxes imposed on, based upon, or measured by such Lender's, Issuing Bank's or the Administrative Agent's net income or profits, and branch profits, franchise and similar taxes imposed on it;

          (ii) taxes imposed on such Lender, Issuing Bank or the Administrative Agent as a result of a present or former connection between the taxing jurisdiction and such Lender, Issuing Bank or Administrative Agent, or any affiliate thereof, as the case may be, other than a connection resulting solely from the transactions contemplated by this Agreement;

          (iii) taxes imposed as a result of the transfer by such Lender, Issuing Bank or Administrative Agent of its interest in this Agreement or any other Credit Document or a designation by such Lender, Issuing Bank or the Administrative Agent (other than pursuant to Section 8.3(c)) of a new Lending Office (other than taxes imposed as a result of any change in treaty, law or regulation after such transfer of such Lender's, Issuing Bank's or the Administrative Agent's interest in this Agreement or any other Credit Document or designation of a new Lending Office);

          (iv) taxes imposed by the United States of America (or any political subdivision thereof or tax authority therein) upon a Lender, Issuing Bank or Administrative Agent organized under the laws of a jurisdiction outside of the United States, except to the extent that such tax is imposed as a result of any change in applicable law, regulation or treaty (other than any addition of or change in any "anti-treaty shopping," "limitation of benefits," or similar provision applicable to a treaty) after the date hereof, in the case of each Lender, Issuing Bank or Administrative Agent originally a party hereto or, in the case of any Purchasing Lender (as defined in Section 10.10) or other Issuing Bank or Administrative Agent, after the date on which it becomes a Lender, Issuing Bank, or Administrative Agent, as the case may be; or

          (v) taxes which would not have been imposed but for (a) the failure of any Lender, the Issuing Bank, or the Administrative Agent, as the case may be, to provide (I) the applicable forms prescribed by the Internal Revenue Service, as required pursuant to Section 3.3(b), or (II) any other form, certification, documentation or proof which is reasonably requested by the Borrower, or
     (b) a determination by a taxing authority or a court of competent jurisdiction that a form, certification, documentation or other proof provided by such Lender, Issuing Bank or the Administrative Agent to establish an exemption from such tax, assessment or other governmental charge is false;

(all such present or future taxes, excluding only the taxes described in the preceding clauses (i) through (v), being hereinafter referred to as "Indemnified Taxes"). If any such withholding is so required, the Borrower shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender, Issuing Bank and the Administrative Agent is free and clear of such Indemnified Taxes (including Indemnified Taxes on such additional amount) and is equal to the amount that such Lender, Issuing Bank or the Administrative Agent (as the case may be) would have received had withholding of any Indemnified Tax not been made. If the Borrower pays any Indemnified Taxes, or any penalties or interest in connection therewith, it shall deliver official tax receipts evidencing the payment or certified copies thereof, or other evidence of payment if such tax receipts have not yet been received by the Borrower (with such tax receipts to be delivered within fifteen
(15) days after being actually received), to the Lender, Issuing Bank or the Administrative Agent on whose account such withholding was made (with a copy to the Administrative Agent if not the recipient of the original) within fifteen
(15) days of such payment. If the Administrative Agent, Issuing Bank or any Lender pays any Indemnified Taxes, or any penalties or interest in connection therewith, the Borrower shall reimburse the Administrative Agent, Issuing Bank or that Lender for the payment on demand in the currency in which such payment was made. Such Lender, Issuing Bank or the Administrative Agent shall make written demand on the Borrower for reimbursement hereunder no later than ninety
(90) days after the earlier of (i) the date on which such Lender, Issuing Bank or the Administrative Agent makes payment of the Indemnified Taxes, penalties and interest, and (ii) the date on which the relevant taxing authority or other governmental authority makes written demand upon such Lender, Issuing Bank or the Administrative Agent for payment of the Indemnified Taxes, penalties and interest. Any such demand shall describe in reasonable detail such Indemnified Taxes, penalties or interest, including the amount thereof if then known to such Lender, Issuing Bank, or the Administrative Agent, as the case may be. In the event that such Lender, Issuing Bank or the Administrative Agent fails to give the Borrower timely notice as provided herein, the Borrower shall not have any obligation to pay such claim for reimbursement.

     (b)  U.S. Withholding Tax Exemptions. Upon the written request of the
          -------------------------------
Borrower or the Administrative Agent, each Lender or Issuing Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Administrative Agent, promptly after such request, two duly completed and signed copies of either Form W-8 BEN or any successor form (entitling such Lender or Issuing Bank to a complete exemption from withholding under the Code on all amounts to be received by such Lender or Issuing Bank, including fees, pursuant to the Credit Documents) or Form W-8 ECI or any successor form (relating to all amounts to be received by such Lender or Issuing Bank, including fees, pursuant to the Credit Documents) of the United States Internal Revenue Service, and any other form of the United States Internal Revenue Service reasonably necessary to accomplish exemption from withholding obligations or to facilitate the Administrative Agent's performance under this Agreement. Thereafter and from time to time, each such Lender or Issuing Bank shall submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be required under then-current United States law or regulations to avoid United States withholding taxes on payments in respect of all amounts to be received by such Lender or Issuing Bank, including fees, pursuant to the Credit Documents. Upon the request of the Borrower, each Lender or Issuing Bank that is a United States person shall submit to the Borrower a certificate to the effect that it is such a United States person.

     (c)  Inability of Lender to Submit Forms.  If any Lender or Issuing Bank
          -----------------------------------
determines in good faith, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that (i) it is unable to submit to the Borrower or Administrative Agent any form or certificate that such Lender or Issuing Bank is obligated to submit pursuant to subsection (b) of this Section 3.3, (ii) it is required to withdraw or cancel any such form or certificate previously submitted, or (iii) any such form or certificate otherwise becomes ineffective or inaccurate, such Lender or Issuing Bank shall promptly notify the Borrower and Administrative Agent of such fact, and the Lender or Issuing Bank shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

     (d)  Refund of Taxes. If any Lender, Issuing Bank or the Administrative
          ---------------
Agent receives a refund of any Indemnified Tax or any tax referred to in Section
10.3 with respect to which the Borrower has paid any amount pursuant to this
Section 3.3 or Section 10.3, such Lender, Issuing Bank or the Administrative Agent shall pay the amount of such refund (including any interest received with respect thereto) to the Borrower within fifteen (15) days after receipt thereof. A Lender, Issuing Bank, or the Administrative Agent shall provide, at the sole cost and expense of the Borrower, such assistance as the Borrower may reasonably request in order to obtain such a refund; provided, however, that neither the Administrative Agent nor any Lender or Issuing Bank shall in any event be required to disclose any information to the Borrower with respect to the overall tax position of the Administrative Agent, Issuing Bank, or such Lender.


ARTICLE 4.  CONDITIONS PRECEDENT.

     Section 4.1.  Initial Borrowing. The obligation of each Lender to advance
                   -----------------
the initial Loans hereunder, and of the Issuing Bank to issue the initial Letter of Credit hereunder, on or after the Initial Availability Date is subject to satisfaction of the following conditions precedent:

     (a) The Administrative Agent shall have received the following all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient number of signed counterparts, where applicable, to provide one for each Lender:

          (i)    Certificates of Officers. Certificates of the Secretary or an
                 ------------------------
     Assistant Secretary of the Borrower containing specimen signatures of the persons authorized to execute Credit Documents on the Borrower's behalf or any other documents provided for herein or therein, together with (x) copies of resolutions of the Board of Directors or other appropriate body of the Borrower authorizing the execution and delivery of the Credit Documents, (y) copies of the Borrower's Memorandum and Articles of Association and other publicly filed organizational documents in its jurisdiction of organization and bylaws and other governing documents, and
     (z) a certificate of incorporation and good standing from the appropriate governing agency of the Borrower's jurisdiction of organization;

          (ii)   Regulatory Filings and Approvals. Copies of all necessary
                 --------------------------------
     governmental and third party approvals, registrations, and filings in respect of the transactions contemplated by this Agreement;

          (iii)  Insurance Certificate. An insurance certificate dated not more
                 ---------------------
     than ten (10) days prior to the Initial Availability Date from the Borrower describing in reasonable detail the insurance maintained by the Borrower and its Subsidiaries as required by this Agreement;

          (iv)   Opinions of Counsel. The opinions of (x) Baker Botts LLP,
                 -------------------
     counsel for the Borrower, in the form of Exhibit 4.1A, (y) William
                                              ------------
     Turcotte, Associate General Counsel of the Borrower, in the form of Exhibit
                                                                         -------
     4.1B, and (z) Walkers, Cayman Islands counsel for the Borrower, in the form
     ----
     of Exhibit 4.1C;
        ------------

          (v)    Closing Certificate. Certificate of the President or a Vice
                 -------------------
     President of the Borrower as to the satisfaction of all conditions set forth in this Section 4.1; and

          (vi)   Transocean/ABN Revolving Credit Facility. Evidence that all
                 ----------------------------------------
     commitments of the lenders under the Transocean/ABN Revolving Credit Facility are being terminated, and all amounts then outstanding under the Transocean/ABN Revolving Credit Facility are being paid in full, simultaneously on the Initial Availability Date.

     (b) Each of the representations and warranties of the Borrower and its Subsidiaries set forth herein and in the other Credit Documents shall be true and correct in all material respects as of the time of such Borrowing, except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date;

     (c)  No Default or Event of Default shall have occurred and be continuing;

     (d) There shall be no pending or, to the knowledge of the Borrower, threatened actions, suits or proceedings at law or in equity or by or before any governmental authority against or affecting the Borrower or any of its Subsidiaries or any of their respective businesses, properties or rights which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

     (e) Payment of all fees and all expenses incurred through the Effective Date then due and owing to the Administrative Agent, the Lenders, and the Lead Arranger pursuant to this Agreement and as otherwise agreed in writing by the Borrower.

     Section 4.2.  All Borrowings. The obligation of each Lender to make any
                   --------------
advance of any Loan, and of the Issuing Bank to issue any Letter of Credit hereunder (including any increase in the amount of, or extension of the expiration date of, any Letter of Credit) is subject to satisfaction of the following conditions precedent (but subject to Sections 2.3(c) and 2.13(c)):

     (a)  Notices.  In the case of any Loan, the Administrative Agent shall have
          -------
received the Borrowing Request required by the first sentence of Section 2.3(a), or the Competitive Bid Request and notice of acceptance thereof pursuant to
Section 2.4, as the case may be, and in the case of the issuance, extension or increase of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a duly completed Issuance Request and Application for such Letter of Credit, as the case may be, meeting the requirements of Section 2.13(b);

     (b)  Warranties True and Correct. In the case of any advance, Borrowing, or
          ---------------------------
issuance or increase of any Letter of Credit that increases the aggregate amount of Loans and L/C Obligations outstanding after giving effect to such advance, Borrowing or issuance or increase, each of the representations and warranties of the Borrower and its Subsidiaries set forth herein and in the other Credit Documents shall be true and correct in all material respects as of the time of such advance, Borrowing, or issuance or increase of any Letter of Credit, except as a result of the transactions expressly permitted hereunder or thereunder and except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date;

     (c)  No Default.  No Default or Event of Default shall have occurred and be
          ----------
continuing or would occur as a result of such Borrowing; and

     (d)  Regulations U and X. The Borrowing to be made by the Borrower shall
          -------------------
not result in the Borrower or any Lender or Issuing Bank being in non-compliance with or in violation of Regulation U or X of the Board of Governors of the Federal Reserve System.

Each acceptance by the Borrower of an advance of any Loan or of the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such acceptance, that all conditions precedent to such Borrowing set forth in this Section 4.2 and in Section 4.1 with respect to the initial Borrowings hereunder have (except to the extent waived in accordance with the terms hereof) been satisfied or fulfilled unless the Borrower gives to the Administrative Agent and the Lenders written notice to the contrary, in which case none of the Lenders shall be required to fund such Loans and the Issuing Bank shall not be required to issue, increase the amount of or extend the expiration date of such Letter of Credit, unless the Required Lenders shall have previously waived in writing such non-compliance.

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to each Lender, Issuing Bank and Administrative Agent as follows:

     Section 5.1.  Corporate Organization. The Borrower and each of its
                   ----------------------
material Subsidiaries: (i) is duly organized and existing in good standing under the laws of the jurisdiction of its organization; (ii) has all necessary company power and authority to own the property and assets it uses in its business and otherwise to carry on its present business; and (iii) is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified or to be in good standing, as the case may be, would not have a Material Adverse Effect.

     Section 5.2.  Power and Authority; Validity  .  The Borrower has the
                   -----------------------------
organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents and has taken all necessary company action to authorize the execution, delivery and performance of such Credit Documents. The Borrower has duly executed and delivered each Credit Document and each such Credit Document constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and equitable principles.

     Section 5.3.  No Violation. Neither the execution, delivery or performance
                   ------------
by the Borrower of the Credit Documents nor compliance by it with the terms and provisions thereof, nor the consummation by it of the transactions contemplated herein or therein, will (i) contravene in any material respect any applicable provision of any law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien other than any Permitted Lien upon any of the property or assets of the Borrower or any of its Subsidiaries under, the terms of any material contractual obligation to which the Borrower or any of its Subsidiaries is a party or by which they or any of their properties or assets are bound or to which they may be subject, or (iii) violate or conflict with any provision of the Memorandum and Articles of Association, charter, articles or certificate of incorporation, partnership or limited liability company agreement, by-laws, or other applicable governance documents of the Borrower or any of its Subsidiaries.

     Section 5.4.  Litigation.  There are no actions, suits, proceedings or
                   ----------
counterclaims (including, without limitation, derivative or injunctive actions) pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries that are reasonably likely to have a Material Adverse Effect.

     Section 5.5.  Use of Proceeds; Margin Regulations.
                   -----------------------------------

     (a)  Use of Proceeds. The proceeds of the Loans and the Letters of Credit
          ---------------
shall only be used for general corporate purposes of the Borrower and its Subsidiaries.

     (b)  Margin Stock. Neither the Borrower nor any of its Subsidiaries is
          ------------
engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds of the Loans or the Letters of Credit will be used for a purpose which violates Regulations T, U or X of the Board of Governors of the Federal Reserve System. After application of the proceeds of the Loans, the issuance of the Letters of Credit, and any acquisitions permitted hereunder, less than 25% of the assets of each of the Borrower and its Subsidiaries consists of "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System).

     Section 5.6.  Investment Company Act. Neither the Borrower nor any of its
                   ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     Section 5.7.  Public Utility Holding Company Act. Neither the Borrower nor
                   ----------------------------------
any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 5.8.  True and Complete Disclosure. All factual information (taken
                   ----------------------------
as a whole) furnished by the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Lender in connection with any Credit Document or the Confidential Information Memorandum or any transaction contemplated therein did not, as of the date such information was furnished (or, if such information expressly related to a specific date, as of such specific date), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein (taken as a whole), in light of the circumstances under which such information was furnished, not misleading, except for such statements, if any, as have been updated, corrected, supplemented, superseded or modified pursuant to a written correction or supplement furnished to the Lenders prior to the date of this Agreement.

     Section 5.9.  Financial Statements.  The financial statements heretofore
                   --------------------
delivered to the Lenders for the Borrower's fiscal year ending December 31, 1999, and for the Borrower's fiscal quarter and year-to-date period ending September 30, 2000, have been prepared in accordance with GAAP applied on a basis consistent, except as otherwise noted therein, with the Borrower's financial statements for the previous fiscal year. Such annual and quarterly financial statements fairly present on a consolidated basis the financial position of the Borrower as of the dates thereof, and the results of operations for the periods indicated, subject in the case of interim financial statements, to normal year-end audit adjustments and omission of certain footnotes (as permitted by the SEC). As of the Effective Date, the Borrower and its Subsidiaries, considered as a whole, had no material contingent liabilities or material Indebtedness required under GAAP to be disclosed in a consolidated balance sheet of the Borrower that were not disclosed in the financial statements referred to in this Section 5.9 or in the notes thereto or disclosed in writing to the Administrative Agent (with a request to the Administrative Agent to distribute such disclosure to the Lenders).

     Section 5.10.  No Material Adverse Change. There has occurred no event or
                    --------------------------
effect that has had or could reasonably be expected to have a Material Adverse Effect.

     Section 5.11.  Labor Controversies. There are no labor controversies
                    -------------------
pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

     Section 5.12.  Taxes. The Borrower and its Subsidiaries have filed all
                    -----
United States federal income tax returns, and all other material tax returns required to be filed, whether in the United States or in any foreign jurisdiction, and have paid all governmental taxes, rates, assessments, fees, charges and levies (collectively, "Taxes") shown to be due and payable on such returns or on any assessments made against Borrower and its Subsidiaries or any of their properties (other than any such assessments, fees, charges or levies that are not more than ninety (90) days past due, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings and for which reserves have been provided in conformity with GAAP, or which the failure to pay could not reasonably be expected to have a Material Adverse Effect).

     Section 5.13.  ERISA. With respect to each Plan, the Borrower and its
                    -----
Subsidiaries have fulfilled their obligations under the minimum funding standards of, and are in compliance in all material respects with, ERISA and with the Code to the extent applicable to it, and have not incurred any liability under Title IV of ERISA to the PBGC other than a liability to the PBGC for premiums under Section 4007 of ERISA, except as described in Schedule 5.13
                                                                 -------------
and in each case with such exceptions as could not reasonably be expected to have a Material Adverse Effect. As of the Effective Date, neither the Borrower nor any of its Subsidiaries has any material contingent liability with respect to any post-retirement benefits under a welfare plan subject to ERISA, other than liability for continuation coverage described in Part 6 of Title I of ERISA and as disclosed in the financial statements of the Borrower for the fiscal quarter ending September 30, 2000, described in Section 5.9, or any other liability that could not reasonably be expected to have a Material Adverse Effect.

     Section 5.14.  Consents. On the Initial Availability Date, all consents and
                    --------
approvals of, and filings and registrations with, and all other actions of, all governmental agencies, authorities or instrumentalities required to have been obtained or made by the Borrower in order to obtain the Loans and Letters of Credit hereunder have been or will have been obtained or made and are or will be in full force and effect.

     Section 5.15.  Insurance. The Borrower and its material Subsidiaries
                    ---------
currently maintain in effect, with responsible insurance companies, insurance against any loss or damage to all insurable property and assets owned by it, which insurance is of a character and in or in excess of such amounts as are customarily maintained by companies similarly situated and operating like property or assets (subject to self-insured retentions and deductibles), and insurance with respect to employers' and public and product liability risks (subject to self-insured retentions and deductibles).

     Section 5.16.  Intellectual Property. The Borrower and its Subsidiaries own
                    ---------------------
or hold valid licenses to use all the patents, trademarks, permits, service marks, and trade names that are necessary to the operation of the business of the Borrower and its Subsidiaries as presently conducted, except where the failure to own, or hold valid licenses to use, such patents, trademarks, permits, service marks, and trade names could not reasonably be expected to have a Material Adverse Effect.

     Section 5.17.  Ownership of Property. The Borrower and its Subsidiaries
                    ---------------------
have good title to or a valid leasehold interest in all of their real property and good title to, or a valid leasehold interest in, all of their other property, subject to no Liens except Permitted Liens, except where the failure to have such title or leasehold interest in such property could not reasonably be expected to have a Material Adverse Effect.

     Section 5.18.  Compliance with Statutes, Etc. The Borrower and its
                    ------------------------------
Subsidiaries are in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic and foreign, in respect of the conduct of their businesses and the ownership of their properties, except for such instances of non-compliance as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

     Section 5.19.  Environmental Matters.
                    ---------------------

     (a)  Compliance with Environmental Laws. Except as described in Schedule
          ----------------------------------                         --------
5.19, the Borrower and its Subsidiaries are in compliance with all applicable
----
Environmental Laws and the requirements of any permits issued under such Environmental Laws, except for such instances of non-compliance as could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower, there are no pending, past or threatened Environmental Claims against the Borrower or any of its Subsidiaries on any property owned or operated by the Borrower or any of its Subsidiaries except as described in
Schedule 5.19 or except as could not reasonably be expected to have a Material
-------------
Adverse Effect. To the best knowledge of the Borrower, there are no conditions or occurrences on any property owned or operated by the Borrower or any of its Subsidiaries or on any property adjoining or in the vicinity of any such property that could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such property that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

     (b)  Hazardous Materials. To the best of the Borrower's knowledge, (i)
          -------------------
Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any property owned or operated by the Borrower or any of its Subsidiaries in a manner that has violated or could reasonably be expected to violate any Environmental Law, and (ii) Hazardous Materials have not at any time been released on or from any property owned or operated by the Borrower or any of its Subsidiaries, in the case of both (i) and (ii), with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

     Section 5.20.  Existing Indebtedness. Schedule 5.20 contains a complete and
                    ---------------------  -------------
accurate list of all Indebtedness outstanding as of the Effective Date, with respect to the Borrower and its

Subsidiaries, in each case in a principal amount of $20,000,000 or more (other than the Obligations hereunder and Indebtedness permitted by Section 6.11(b) through (k)) and permitted by Section 6.11(a), in each case showing the aggregate principal amount thereof, the name of the respective borrower and any other entity which directly or indirectly guaranteed such Indebtedness, and the scheduled payments of such Indebtedness.

     Section 5.21.  Existing Liens. Schedule 5.21 contains a complete and
                    --------------  -------------
accurate list of all Liens outstanding as of the Effective Date, with respect to the Borrower and its Subsidiaries where the Indebtedness or other obligations secured by such Lien is in a principal amount of $20,000,000 or more (other than the Liens permitted by Section 6.10(b) through (r)), and permitted by Section 6.10(a), in each case showing the name of the Person whose assets are subject to such Lien, the aggregate principal amount of the Indebtedness secured thereby, and a description of the Agreements or other instruments creating, granting, or otherwise giving rise to such Lien.

ARTICLE 6.  COVENANTS.

     The Borrower covenants and agrees that, so long as any Loan, Note, Commitment, or L/C Obligation is outstanding hereunder, or any other Obligation is due and payable hereunder:

     Section 6.1.   Corporate Existence. Each of the Borrower and its material
                    -------------------
Subsidiaries will preserve and maintain its organizational existence, except (i) for the dissolution of any material Subsidiaries whose assets are transferred to the Borrower or any of its Subsidiaries, (ii) where the failure to preserve, renew or keep in full force and effect the existence of any Subsidiary could not reasonably be expected to have a Material Adverse Effect, or (iii) as otherwise expressly permitted in this Agreement.

     Section 6.2.   Maintenance. Each of the Borrower and its material
                    -----------
Subsidiaries will maintain, preserve and keep its properties and equipment necessary to the proper conduct of its business in reasonably good repair, working order and condition (normal wear and tear excepted) and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such properties and equipment are reasonably preserved and maintained, in each case with such exceptions as could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; provided, however, that nothing in this Section 6.2 shall prevent the Borrower or any material Subsidiary from discontinuing the operation or maintenance of any such properties or equipment if such discontinuance is, in the judgment of the Borrower or any material Subsidiary, as applicable, desirable in the conduct of their businesses.

     Section 6.3.   Taxes. Each of the Borrower and its Subsidiaries will duly
                    -----
pay and discharge all Taxes upon or against it or its properties before penalties accrue thereon (or, if later, within ninety (90) days of becoming past due), unless and to the extent that (i) the same is being contested in good faith and by appropriate proceedings and reserves have been established in conformity with GAAP, or (ii) the failure to effect such payment or discharge could not reasonably be expected to have a Material Adverse Effect.

     Section 6.4.   ERISA. Each of the Borrower and its Subsidiaries will timely
                    -----
pay and discharge all obligations and liabilities arising under ERISA or otherwise with respect to each Plan of a character which if unpaid or unperformed might result in the imposition of a material Lien against any properties or assets of the Borrower or any material Subsidiary and will promptly notify the Administrative Agent upon an officer of the Borrower becoming aware thereof, of (i) the occurrence of any reportable event (as defined in ERISA) relating to a Plan (other than a multi-employer plan, as defined in ERISA), so long as the event thereunder could reasonably be expected to have a Material Adverse Effect, other than any such event with respect to which the PBGC has waived notice by regulation; (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor; (iii) Borrower's or any of its Subsidiaries' intention to terminate or withdraw from any Plan if such termination or withdrawal would result in liability under Title IV of ERISA, unless such termination or withdrawal could not reasonably be expected to have a Material Adverse Effect; and (iv) the receipt by the Borrower or its Subsidiaries of notice of the occurrence of any event that could reasonably be expected to result in the incurrence of any liability (other than for benefits), fine or penalty to the Borrower and/or to the Borrower's Subsidiaries, or any plan amendment that could reasonably be expected to increase the contingent liability of the Borrower and its Subsidiaries, taken as a whole, in connection with any post-retirement benefit under a welfare plan (subject to ERISA), unless such event or amendment could not reasonably be expected to have a Material Adverse Effect. The Borrower will also promptly notify the Administrative Agent of (i) any material contributions to any Foreign Plan that have not been made by the required due date for such contribution if such default could reasonably be expected to have a Material Adverse Effect; (ii) any Foreign Plan that is not funded to the extent required by the law of the jurisdiction whose law governs such Foreign Plan based on the actuarial assumptions reasonably used at any time if such underfunding (together with any penalties likely to result) could reasonably be expected to have a Material Adverse Effect, and (iii) any material change anticipated to any Foreign Plan that could reasonably be expected to have a Material Adverse Effect.

     Section 6.5.   Insurance. Each of the Borrower and its material
                    ---------
Subsidiaries will maintain or cause to be maintained, with responsible insurance companies, insurance against any loss or damage to all insurable property and assets owned by it, such insurance to be of a character and in or in excess of such amounts as are customarily maintained by companies similarly situated and operating like property or assets (subject to self-insured retentions and deductibles) and will (subject to self-insured retentions and deductibles) maintain or cause to be maintained insurance with respect to employers' and public and product liability risks.

     Section 6.6.   Financial Reports and Other Information.
                    ---------------------------------------

     (a)  Periodic Financial Statements and Other Documents. The Borrower, its
          -------------------------------------------------
Subsidiaries and any SPVs will maintain a system of accounting in such manner as will enable preparation of financial statements in accordance with GAAP and will furnish to the Lenders and their respective authorized representatives such information about the business and financial condition of the Borrower, its Subsidiaries and any SPVs as any Lender may reasonably request; and, without any request, will furnish to the Administrative Agent:

          (i)   within sixty (60) days after the end of each of the first three
     (3) fiscal quarters of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income and retained earnings and of cash flows for such fiscal quarter and for the portion of the fiscal year ended with the last day of such fiscal quarter, all of which shall be in reasonable detail or in the form filed with the SEC, and certified by the chief financial officer of the Borrower that they fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated and that they have been prepared in accordance with GAAP, in each case, subject to normal year-end audit adjustments and the omission of any footnotes as permitted by the SEC (delivery to the Administrative Agent of a copy of the Borrower's Form 10-Q filed with the SEC (without exhibits) in any event will satisfy the requirements of this subsection subject to Section 6.6(b));

          (ii) within one hundred twenty (120) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year and setting forth consolidated comparative figures as of the end of and for the preceding fiscal year, audited by an independent nationally-recognized accounting firm and in the form filed with the SEC (delivery to the Administrative Agent of a copy of the Borrower's Form 10-K filed with the SEC (without exhibits) in any event will satisfy the requirements of this subsection subject to Section 6.6(b));

          (iii) commencing with fiscal year 2001, to the extent actually prepared and approved by the Borrower's board of directors, a projection of Borrower's consolidated balance sheet and consolidated income, retained earnings and cash flows for its current fiscal year showing such projected budget for each fiscal quarter of the Borrower ending during such year; and

          (iv) within ten (10) days after the sending or filing thereof, copies of all financial statements, projections, documents and other communications that the Borrower sends to its stockholders generally or files with the SEC or any similar governmental authority (and is publicly available).

The Administrative Agent will forward promptly to the Lenders the information provided by the Borrower pursuant to (i) through (iv) above.

     (b)  Compliance Certificates. Each financial statement furnished to the
          -----------------------
Lenders pursuant to subsections (i) and (ii) of Section 6.6(a) shall be (i) accompanied by additional information setting forth calculations excluding the effects of any SPVs and containing such calculations for any SPVs as reasonably requested by the Administrative Agent, and (ii) accompanied by (x) a written certificate signed by the Borrower's chief financial officer (or other financial officer of the Borrower), in his or her capacity as such, to the effect that no Default or Event of Default then exists or, if any such Default or Event of Default exists as of the date of such certificate, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same, and (y) a Compliance Certificate in the form of Exhibit 6.6 showing the
                                                      -----------
Borrower's compliance with certain of the covenants set forth herein.

     (c)  Management Letters. Promptly upon receipt thereof, the Borrower will
          ------------------
provide the Administrative Agent with a copy of each report or "management letter" submitted to the Borrower by its independent accountants or auditors in connection with any annual, interim or special audit made by them of the books and records of the Borrower.

     (d)  Notice of Events Relating to Environmental Laws and Claims. Promptly
          ----------------------------------------------------------
after any officer of the Borrower obtains knowledge of any of the following, the Borrower will provide the Administrative Agent with written notice in reasonable detail of any of the following that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect:

          (i) any pending or threatened Environmental Claim against the Borrower, any of its Subsidiaries or any SPV or any property owned or operated by the Borrower, any of its Subsidiaries or any SPV;

          (ii) any condition or occurrence on any property owned or operated by the Borrower, any of its Subsidiaries or any SPV that results in noncompliance by the Borrower, any of its Subsidiaries or any SPV with any Environmental Law; and

          (iii) the taking of any material remedial action in response to the actual or alleged presence of any Hazardous Material on any property owned or operated by the Borrower, any of its Subsidiaries or any SPV other than in the ordinary course of business.

     (e)  Notices of Default, Litigation, Etc. The Borrower will promptly, and
          -----------------------------------
in any event within five (5) Days, after an officer of the Borrower has knowledge thereof, give written notice to the Administrative Agent of (who will in turn provide notice to the Lenders of): (i) the occurrence of any Default or Event of Default; (ii) any litigation or governmental proceeding of the type described in Section 5.4; (iii) any circumstance that has had or could reasonably be expected to have a Material Adverse Effect; (iv) the occurrence of any event which has resulted in a breach of, or is likely to result in a breach of, Sections 6.16 or 6.17; and (v) any notice received by it, any Subsidiary or any SPV from the holder(s) of Indebtedness of the Borrower, any Subsidiary or any SPV in an amount which, in the aggregate, exceeds $30,000,000, where such notice states or claims the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness.

     Section 6.7.   Lender Inspection Rights. Upon reasonable notice from the
                    ------------------------
Administrative Agent or any Lender, the Borrower will permit the Administrative Agent or any Lender (and such Persons as the Administrative Agent or such Lender may reasonably designate) during normal business hours at such entity's sole expense unless a Default or Event of Default shall have occurred and be continuing, in which event at the Borrower's expense, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine all of their books and records, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Borrower authorizes such accountants to discuss with the Administrative Agent and any Lender (and such Persons as the Administrative Agent or such Lender may reasonably designate) the affairs, finances and accounts of the Borrower and its Subsidiaries), all as often, and to such extent, as may be reasonably requested. The chief financial officer of the Borrower and/or his or her designee shall be afforded the opportunity to be present at any meeting of the Administrative Agent or the Lenders and such accountants. The Administrative Agent agrees to use reasonable efforts to minimize, to the extent practicable, the number of separate requests from the Lenders to exercise their rights under this Section 6.7 and/or Section 6.6 and to coordinate the exercise by the Lenders of such rights.

     Section 6.8.   Conduct of Business. The Borrower and its Subsidiaries will
                    -------------------
at all times remain primarily engaged in (i) the contract drilling business,
(ii) the provision of services to the energy industry, (iii) other existing businesses described in the Borrower's current SEC reports and in the Transocean/R&B Falcon Joint Proxy Statement, or (iv) any related businesses (each a "Permitted Business").

     Section 6.9.   Restrictions on Fundamental Changes. The Borrower shall not
                    -----------------------------------
merge or consolidate with any other Person, or cause or permit any dissolution of the Borrower or liquidation of its assets, or sell, transfer or otherwise dispose of all or substantially all of the Borrower's assets, except that:

     (a) The Borrower or any of its Subsidiaries may merge into, or consolidate with, any other Person if upon the consummation of any such merger or consolidation the Borrower or such Subsidiary is the surviving corporation to any such merger or consolidation (or the other Person is, or will thereby become, a Subsidiary of the Borrower); and

     (b) The Borrower may sell or transfer all or substantially all of its assets (including stock in its Subsidiaries) to any Person if such Person is a Subsidiary of the Borrower (or a Person who will contemporaneously therewith become a Subsidiary of the Borrower);

provided in the case of any transaction described in the preceding clauses (a) and (b), no Default or Event of Default shall exist immediately prior to, or after giving effect to, such transaction.

     Section 6.10.  Liens. The Borrower and its Subsidiaries shall not create,
                    -----
incur, assume or suffer to exist any Lien of any kind on any property or asset of any kind of the Borrower or any Subsidiary, except the following (collectively, the "Permitted Liens"):

     (a) Liens existing on the date hereof (each such Lien, to the extent it secures Indebtedness or other obligations in an aggregate amount of $20,000,000 or more, being described on Schedule 5.21 attached hereto);
                            -------------

     (b) Liens arising in the ordinary course of business by operation of law, deposits, pledges or other Liens in connection with workers' compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, public or statutory obligations or other similar charges, good faith deposits, pledges or other Liens in connection with (or to obtain letters of credit in connection with) bids, performance, return-of-money or payment bonds, contracts or leases to which the Borrower or its Subsidiaries are parties or other deposits required to be made in the ordinary course of business; provided that in each case the obligation secured is not for Indebtedness for borrowed money and is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

     (c) mechanics', workmen's, materialmen's, landlords', carriers' or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) related to obligations not overdue for more than thirty (30) days if such Liens arise with respect to domestic assets and for more than ninety (90) days if such Liens arise with respect to foreign assets, or, if so overdue, that are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or if such Liens otherwise could not reasonably be expected to have a Material Adverse Effect;

     (d) Liens for Taxes not more than ninety (90) days past due or which can thereafter be paid without penalty or which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or if such Liens otherwise could not reasonably be expected to have a Material Adverse Effect;

     (e) Liens imposed by ERISA (or comparable foreign laws) which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or if such Liens otherwise could not reasonably be expected to have a Material Adverse Effect;

     (f) Liens arising out of judgments or awards against the Borrower or any of its Subsidiaries, or in connection with surety or appeal bonds or the like in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or for which the Borrower or such Subsidiary shall be prosecuting on appeal or proceeding for review, and for which it shall have obtained (within thirty (30) days with respect to a judgment or award rendered in the United States or within sixty
(60) days with respect to a judgment or award rendered in a foreign jurisdiction after entry of such judgment or award or expiration of any previous such stay, as applicable) a stay of execution or the like pending such appeal or proceeding for review; provided, that the aggregate amount of uninsured or underinsured liabilities (net of customary deductibles, and including interest, costs, fees and penalties, if any) of the Borrower and its Subsidiaries secured by such Liens shall not exceed $50,000,000 at any one time outstanding;

     (g) Liens on fixed or capital assets and related inventory and intangible assets acquired, constructed, improved, altered or repaired by the Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness otherwise permitted by this Agreement, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 365 days after such acquisition or the later of the completion of such construction, improvement, alteration or repair or the date of commercial operation of the assets constructed, improved, altered or repaired, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing, improving, altering or repairing such fixed or capital assets, as the case may be, and (iv) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary;

     (h) Liens securing Interest Rate Protection Agreements or foreign exchange hedging obligations incurred in the ordinary course of business and not for speculative purposes;

     (i) Liens on property existing at the time such property is acquired by the Borrower or any Subsidiary of the Borrower and not created in contemplation of such acquisition (or on repairs, renewals, replacements, additions, accessions and betterments thereto), and Liens on the assets of any Person at the time such Person becomes a Subsidiary of the Borrower and not created in contemplation of such Person becoming a Subsidiary of the Borrower (or on repairs, renewals, replacements, additions, accessions and betterments thereto;

     (j) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing subsections (a) through (i), provided, however, that the principal amount of Indebtedness secured thereby does not exceed the principal amount secured at the time of such extension, renewal or replacement (other than amounts incurred to pay costs of such extension, renewal or replacement), and that such extension, renewal or replacement is limited to the property already subject to the Lien so extended, renewed or replaced (together with accessions and improvements thereto and replacements thereof);

     (k) rights reserved to or vested in any municipality or governmental, statutory or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the property of a Person;

     (l) rights reserved to or vested in any municipality or governmental, statutory or public authority to control, regulate or use any property of a Person;

     (m) rights of a common owner of any interest in property held by a Person and such common owner as tenants in common or through other common ownership;

     (n) encumbrances (other than to secure the payment of Indebtedness), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property or rights-of-way of a Person for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines, removal of gas, oil, coal, metals, steam, minerals, timber or other natural resources, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities or equipment, or defects, irregularity and deficiencies in title of any property or rights-of-way;

     (o) Liens created by or resulting from zoning, planning and environmental laws and ordinances and municipal regulations;

     (p) Liens created by or resulting from financing statements filed by lessors of property (but only with respect to the property so leased);

     (q)  Liens on property securing Non-recourse Debt;

     (r)  Liens on the stock or assets of SPVs; and

     (s) Liens (not otherwise permitted by this Section 6.10) on property securing Indebtedness (or other obligations) not exceeding $175,000,000 in the aggregate at any time outstanding.

     Section 6.11.  Indebtedness. The Borrower and its Subsidiaries shall not
                    ------------
incur, assume or suffer to exist any Indebtedness, except:

     (a) existing Indebtedness outstanding on the Effective Date (such Indebtedness, to the extent the principal amount thereof is $20,000,000 or more, being described on Schedule 5.20 attached hereto), and any subsequent
                   -------------
extensions, renewals or refinancings thereof so long as such Indebtedness is not increased in amount (other than amounts incurred to pay costs of such extension, renewal or refinancing), the scheduled maturity date thereof (if prior to the Maturity Date) is not accelerated, the interest rate per annum applicable thereto is not increased, any scheduled amortization of principal thereunder prior to the Maturity Date is not shortened and the payments thereunder are not increased;

     (b)  Indebtedness under the Credit Documents;

     (c) intercompany loans and advances to the Borrower or its Subsidiaries, and intercompany loans and advances from any of such Subsidiaries or SPVs to the Borrower or any other Subsidiaries of the Borrower;

     (d) Indebtedness under any Interest Rate Protection Agreements and under foreign exchange futures agreements, arrangements or options designed to protect against fluctuations in currency exchange rates;

     (e) Indebtedness of the Borrower that may be incurred, assumed or suffered to exist without violating any section of this Agreement, including, without limitation, Sections 6.16 and 6.17 hereof;

     (f) Indebtedness of any Subsidiary of the Borrower (i) under unsecured lines of credit for overdrafts or for working capital purposes in foreign countries with financial institutions, and (ii) arising from the honoring by a bank or other Person of a check, draft or similar instrument inadvertently drawing against insufficient funds, all such Indebtedness not to exceed $100,000,000 in the aggregate at any time outstanding, provided that amounts under overdraft lines of credit or outstanding as a result of drawings against insufficient funds shall be outstanding for one (1) Business Day before being included in such aggregate amount;

     (g) Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Borrower or is merged with or into the Borrower or any Subsidiary of the Borrower and not incurred in contemplation of such transaction;

     (h) Indebtedness of the Borrower or any Subsidiary of the Borrower (i) under Performance Guaranties and Performance Letters of Credit, and (ii) with respect to letters of credit issued in the ordinary course of business;

     (i) Indebtedness of any Subsidiaries of the Borrower in an aggregate principal amount for all Subsidiaries not to exceed an amount equal to ten percent (10%) of Consolidated Net Assets (the "Subsidiary Debt Basket Amount") in the aggregate at any time outstanding;

     (j) other Indebtedness of any Subsidiary of the Borrower so long as such Subsidiary has in force a Subsidiary Guaranty in substantially the form of
Exhibit 6.11, provided that such Subsidiary Guaranty shall contain a provision
------------
that such Subsidiary Guaranty and all obligations thereunder of the Guarantor party thereto shall be terminated upon delivery to the Administrative Agent by the Borrower of a certificate stating that (x) the aggregate principal amount of Indebtedness of all Subsidiaries outstanding pursuant to the preceding clause
(i) and this clause (j) is equal to or less than the Subsidiary Debt Basket Amount, and (y) no Default or Event of Default has occurred and is continuing; and

     (k)  extensions, renewals or replacements of Indebtedness permitted by this
Section 6.11 that do not increase the amount of such Indebtedness (other than amounts incurred to pay costs of such extension, renewal or refinancing).

     Section 6.12.  Use of Property and Facilities; Environmental Laws. The
                    --------------------------------------------------
Borrower and its Subsidiaries shall comply in all material respects with all Environmental Laws applicable to or affecting the properties or business operations of the Borrower or any Subsidiary of the Borrower, where the failure to comply could reasonably be expected to have a Material Adverse Effect.

     Section 6.13.  Transactions with Affiliates. Except as otherwise
                    ----------------------------
specifically permitted herein, the Borrower and its Subsidiaries shall not (except pursuant to contracts outstanding as of (i) with respect to the Borrower, the Effective Date or (ii) with respect to any Subsidiary of the Borrower, the Effective Date or, if later, the date such Subsidiary first became a Subsidiary of the Borrower) enter into or engage in any material transaction or arrangement or series of related transactions or arrangements which in the aggregate would be material with any Controlling Affiliate, including without limitation, the purchase from, sale to or exchange of property with, any merger or consolidation with or into, or the rendering of any service by or for, any Controlling Affiliate, except pursuant to the requirements of the Borrower's or such Subsidiary's business and unless such transaction or arrangement or series of related transactions or arrangements, taken as a whole, are no less favorable to the Borrower or such Subsidiary (other than a wholly owned Subsidiary) than would be obtained in an arms' length transaction with a Person not a Controlling Affiliate.

     Section 6.14.  Sale and Leaseback Transactions.  The Borrower will not, and
                    -------------------------------
will not permit any of its Subsidiaries to, enter into, assume, or suffer to exist any Sale-Leaseback Transaction, except any such transaction that may be entered into, assumed or suffered to exist without violating any other provision of this Agreement, including without limitation, Sections 6.16 and 6.17.

     Section 6.15.  Compliance with Laws.  Without limiting any of the other
                    --------------------
covenants of the Borrower in this Article 6, the Borrower and its Subsidiaries shall conduct their business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities; provided, however, that this Section 6.15 shall not require the Borrower or any Subsidiary of the Borrower to comply with any such law, regulation, ordinance or order if (x) it shall be contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or (y) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

     Section 6.16.  Interest Coverage Ratio.  The Borrower will not permit the
                    -----------------------
Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 3:00 to 1:00.

     Section 6.17.  Indebtedness to Total Capitalization Ratio.  The Borrower
                    ------------------------------------------
will maintain, as of the end of each fiscal quarter of the Borrower, a ratio (expressed as a percentage) of Consolidated Indebtedness to Total Capitalization of no greater than 40%.

ARTICLE 7.  EVENTS OF DEFAULT AND REMEDIES.

     Section 7.1.   Events of Default.  Any one or more of the following shall
                    -----------------
constitute an Event of Default:

     (a) default by the Borrower in the payment of any principal amount of any Loan or Reimbursement Obligation, any interest thereon or any fees payable hereunder, within two (2) Business Days following the date when due;

     (b) default by the Borrower in the observance or performance of any covenant set forth in Sections 6.9, 6.10, 6.16, or 6.17;

     (c) default by the Borrower in the observance or performance of any provision hereof or of any other Credit Document not mentioned in clauses (a) or
(b) above, which is not remedied within thirty (30) days after notice thereof to the Borrower by the Administrative Agent;

     (d) any representation or warranty made or deemed made herein or in any other Credit Document by the Borrower or any Subsidiary proves untrue in any material respect as of the date of the making, or deemed making, thereof;

     (e) (x) Indebtedness in the aggregate principal amount of $50,000,000 of the Borrower and its Subsidiaries ("Material Indebtedness") shall (i) not be paid at maturity (beyond any applicable grace periods), or (ii) be declared to be due and payable or required to be prepaid, redeemed or repurchased prior to its stated maturity, or (y) any default in respect of Material Indebtedness shall occur which permits the holders thereof, or any trustees or agents on their behalf, to accelerate the maturity of such Indebtedness or requires such Indebtedness to be prepaid, redeemed, or repurchased prior to its stated maturity;

     (f) the Borrower or any Significant Subsidiary (i) has entered involuntarily against it an order for relief under the United States Bankruptcy Code or a comparable action is taken under any bankruptcy or insolvency law of another country or political subdivision of such country, (ii) generally does not pay, or admits its inability generally to pay, its debts as they become due,
(iii) makes a general assignment for the benefit of creditors, (iv) applies for, seeks, consents to, or acquiesces in, the appointment of a receiver, custodian, trustee, liquidator or similar official for it or any substantial part of its property under the Bankruptcy Code or under the bankruptcy or insolvency laws of another country or a political subdivision of such country, (v) institutes any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code or any comparable law, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fails to file an answer or other pleading denying the material allegations of or consents to or acquiesces in any such proceeding filed against it, (vi) makes any board of directors resolution in direct furtherance of any matter described in clauses
(i)-(v) above, or (vii) fails to contest in good faith any appointment or proceeding described in this Section 7.1(f);

     (g) a custodian, receiver, trustee, liquidator or similar official is appointed for the Borrower or any Significant Subsidiary or any substantial part of its property under the Bankruptcy Code or under the bankruptcy or insolvency laws of another country or a political subdivision of such country, or a proceeding described in Section 7.1(f)(v) is instituted against the Borrower or any Significant Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed and unstayed for a period of sixty (60) days (or one hundred twenty (120) days in the case of any such event occurring outside the United States of America);

     (h)  the Borrower or any Subsidiaries of the Borrower fail within thirty
(30) days with respect to any judgments or orders that are rendered in the United States or sixty (60) days with respect to any judgments or orders that are rendered in foreign jurisdictions (or such earlier date as any execution on such judgments or orders shall take place) to vacate, pay, bond or otherwise discharge any judgments or orders for the payment of money the uninsured portion of which is in excess of $50,000,000 in the aggregate and which are not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution;

     (i) (x) the Borrower or any Subsidiary of the Borrower fails to pay when due an amount that it is liable to pay to the PBGC or to a Plan under Title IV of ERISA; or a notice of intent to terminate a Plan having Unfunded Vested Liabilities of the Borrower or any of its

Subsidiaries in excess of $30,000,000 (a "Material Plan") is filed under Title IV of ERISA; or the PBGC institutes proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding is instituted by a fiduciary of any Material Plan against any Borrower or any Subsidiary to collect any liability under Section 515 or 4219(c)(5) of ERISA, and in each case such proceeding is not dismissed within thirty (30) days thereafter; or a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated, and (y) the occurrence of one or more of the matters in the preceding clause (x) could reasonably be expected to have a Material Adverse Effect; or

     (j) any Person or group of Persons acting in concert (as such terms are used in Rule 13d-5 under the Securities Exchange Act of 1934, as amended) shall own, directly or indirectly, beneficially or of record, securities of the Borrower (or other securities convertible into such securities) representing fifty percent (50%) or more of the combined voting power of all outstanding securities of the Borrower entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency.

     Section 7.2.  Non-Bankruptcy Defaults.  When any Event of Default (other
                   -----------------------
than those described in subsections (f) or (g) of Section 7.1 with respect to the Borrower) has occurred and is continuing, the Administrative Agent shall, by notice to the Borrower: (a) if so directed by the Required Lenders, terminate the remaining Commitments to the Borrower hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other accrued amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind, including, but not limited to, notice of intent to accelerate and notice of acceleration, each of which is expressly waived by the Borrower; and (c) if so directed by the Required Lenders, demand that the Borrower immediately pay to the Administrative Agent (to be held by the Administrative Agent pursuant to Section 7.4) the full amount then available for drawing under each outstanding Letter of Credit, and the Borrower agrees to immediately make such payment and acknowledges and agrees that the Lenders, the Issuing Bank and the Administrative Agent would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Administrative Agent, for the benefit of the Lenders and the Issuing Bank, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Administrative Agent, after giving notice to the Borrower pursuant to this
Section 7.2, shall also promptly send a copy of such notice to the other Lenders and the Issuing Bank, but the failure to do so shall not impair or annul the effect of such notice.

     Section 7.3.  Bankruptcy Defaults.  When any Event of Default described in
                   -------------------
subsections (f) or (g) of Section 7.1 has occurred and is continuing with respect to the Borrower, then all outstanding Loans shall immediately become due and payable together with all other accrued amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, each of which is expressly waived by the Borrower; and all obligations of the Lenders and the Issuing Bank to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Borrower shall immediately pay to the Administrative Agent (to be held by the Administrative Agent pursuant to Section 7.4) the full amount then available for drawing under all outstanding Letters of Credit, the Borrower acknowledging that the Lenders, the Issuing Bank, and the Administrative Agent would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Lenders, the Issuing Bank, and the Administrative Agent shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any of the Letters of Credit.

     Section 7.4.  Collateral for Undrawn Letters of Credit.
                   ----------------------------------------

     (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 7.2 or 7.3, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Administrative Agent as provided in subsection (b) below.

     (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Administrative Agent in a separate collateral account (such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "Collateral Account") as security for, and for application to, the reimbursement of any drawing under any Letter of Credit then or thereafter paid by the Issuing Bank, and to the payment of the unpaid balance of any Loans and all other due and unpaid Obligations (collectively, the "Collateralized Obligations"). The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Administrative Agent, for the benefit of the Issuing Bank, the Administrative Agent, and the Lenders, as pledgee hereunder. If and when required by the Borrower, the Administrative Agent shall invest and reinvest funds held in the Collateral Account from time to time in Cash Equivalents specified from time to time by the Borrower, provided that the Administrative Agent is irrevocably authorized to sell on market terms any investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to Collateralized Obligations due and owing from the Borrower to the Issuing Bank, the Administrative Agent, or the Lenders. When and if (A) (i) the Borrower shall have made payment of all Collateralized Obligations then due and payable, and (ii) all relevant preference or other disgorgement periods relating to the receipt of such payments have passed, or (B) no Default or Event of Default shall be continuing, the Administrative Agent shall repay to the Borrower any remaining amounts and assets held in the Collateral Account, provided that if the Collateral Account is being released pursuant to clause (A) and any Letter of Credit then remains outstanding, the Borrower, prior to or contemporaneously with such release, shall make arrangements with respect to such outstanding Letters of Credit in the manner described in the first sentence of Section 2.14. In addition, if the aggregate amount on deposit with the Collateral Agent exceeds the Collateralized Obligations then existing, then the Administrative Agent shall release and deliver such excess amount upon the written request of the Borrower.

     Section 7.5.  Notice of Default.  The Administrative Agent shall give
                   -----------------
notice to the Borrower under Section 7.2 promptly upon being requested to do so by the Required Lenders and shall thereupon notify all the Lenders thereof.

     Section 7.6.  Expenses.  The Borrower agrees to pay to the Administrative
                   --------
Agent, the Issuing Bank, and each Lender all reasonable out-of-pocket expenses incurred or paid by the Administrative Agent, the Issuing Bank, or such Lender, including reasonable attorneys' fees and court costs, in connection with any Default or Event of Default hereunder or in connection with the enforcement of any of the Credit Documents.

     Section 7.7.  Distribution and Application of Proceeds.  After the
                   ----------------------------------------
occurrence of and during the continuance of an Event of Default, any payment to the Administrative Agent, the Issuing Bank, or any Lender hereunder or from the proceeds of the Collateral Account or otherwise shall be paid to the Administrative Agent to be distributed and applied as follows (unless otherwise agreed by the Borrower, the Administrative Agent, the Issuing Bank, and all Lenders):

     (a) First, to the payment of any and all reasonable out-of-pocket costs and expenses of the Administrative Agent, including without limitation, reasonable attorneys' fees and out-of-pocket costs and expenses, as provided by this Agreement or by any other Credit Document, incurred in connection with the collection of such payment or in respect of the enforcement of any rights of the Administrative Agent, the Issuing Bank, or the Lenders under this Agreement or any other Credit Document;

     (b) Second, to the payment of any and all reasonable out-of-pocket costs and expenses of the Issuing Bank and the Lenders, including, without limitation, reasonable attorneys' fees and out-of-pocket costs and expenses, as provided by this Agreement or by any other Credit Document, incurred in connection with the collection of such payment or in respect of the enforcement of any rights of the Lenders or the Issuing Bank under this Agreement or any other Credit Document, pro rata in the proportion in which the amount of such costs and expenses unpaid to each Lender or the Issuing Bank bears to the aggregate amount of the costs and expenses unpaid to all Lenders and the Issuing Bank collectively, until all such fees, costs and expenses have been paid in full;

     (c) Third, to the payment of any due and unpaid fees to the Administrative Agent or any Lender or Issuing Bank as provided by this Agreement or any other Credit Document, pro rata in the proportion in which the amount of such fees due and unpaid to the Administrative Agent and each Lender and Issuing Bank bears to the aggregate amount of the fees due and unpaid to the Administrative Agent and all Lenders and Issuing Bank collectively, until all such fees have been paid in full;

     (d) Fourth, to the payment of accrued and unpaid interest on the Loans or the Reimbursement Obligations to the date of such application, pro rata in the proportion in which the amount of such interest, accrued and unpaid to each Lender or the Issuing Bank bears to the aggregate amount of such interest accrued and unpaid to all Lenders and the Issuing Bank collectively, until all such accrued and unpaid interest has been paid in full;

     (e) Fifth, to the payment of the outstanding due and payable principal amount of each of the Loans and the amount of the outstanding Reimbursement Obligations (reserving cash collateral for all undrawn face amounts of any outstanding Letters of Credit (if Section 7.4(a) has not been complied with)), pro rata in the proportion in which the outstanding principal amount of such Loans and the amount of such outstanding Reimbursement Obligations owing to each Lender and Issuing Bank, together (if Section 7.4(a) has not been complied with) with the undrawn face amounts of such outstanding Letters of Credit, bears to the aggregate amount of all outstanding Loans, outstanding Reimbursement Obligations and (if Section 7.4(a) has not been complied with) the undrawn face amounts of all outstanding Letters of Credit. In the event that any such Letters of Credit, or any portions thereof, expire without being drawn, any cash collateral therefor shall be distributed by the Administrative Agent until the principal amount of all Loans and Reimbursement Obligations shall have been paid in full;

     (f) Sixth, to the payment of any other outstanding Obligations then due and payable, pro rata in the proportion in which the outstanding Obligations owing to each Lender, Issuing Bank and Administrative Agent bears to the aggregate amount of all such Obligations until all such Obligations have been paid in full; and

     (g)  Seventh, to the Borrower or as the Borrower may direct.

ARTICLE 8.  CHANGE IN CIRCUMSTANCES.

     Section 8.1.   Change of Law.
                    -------------

     (a) Notwithstanding any other provisions of this Agreement or any Note, if at any time any change, after the date hereof (or, if later, after the date the Administrative Agent or any Issuing Bank or Lender becomes the Administrative Agent or an Issuing Bank or Lender), in applicable law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or maintain Eurocurrency Loans or to fund any Loans in Euros, Pounds, or Kroner, or the Issuing Bank to issue any Letter of Credit or to provide payment thereunder in Euros, Pounds or Kroner, such Lender or Issuing Bank, as the case may be, shall promptly give written notice thereof and of the basis therefor in reasonable detail to the Borrower, and such Lender's or Issuing Bank's obligations to fund affected Eurocurrency Loans or make, continue or convert such Loans under this Agreement, or to issue any such Letters of Credit, as the case may be, shall thereupon be suspended until it is no longer unlawful for such Lender to make or maintain such Loans or issue such Letters of Credit.

     (b)  Upon the giving of the notice to Borrower referred to in subsection
(a) above in respect of any such Loan, (i) any outstanding such Loan of such Lender shall be automatically converted to a Base Rate Loan in Dollars on the last day of the Interest Period then applicable thereto or on such earlier date as required by law, and (ii) such Lender shall make or continue its portion of any requested Borrowing of such Loan as a Base Rate Loan in Dollars, which Base Rate Loan shall, for all other purposes, be considered part of such Borrowing.

     (c)  Any Lender or Issuing Bank that has given any notice pursuant to
Section 8.1(a) shall, upon determining that it would no longer be unlawful for it to make such Loans or issue such Letters of Credit, give prompt written notice thereof to the Borrower and the Administrative Agent, and upon giving such notice, its obligation to make, allow conversions into and maintain such Loans or issue such Letters of Credit shall be reinstated.

     Section 8.2.  Unavailability of Deposits or Inability to Ascertain LIBOR
                   ----------------------------------------------------------
Rate. If on or before the first day of any Interest Period for any Borrowing of
----
Eurocurrency Loans the Administrative Agent determines in good faith (after consultation with the other Lenders) that, due to changes in circumstances since the date hereof, adequate and fair means do not exist for determining the LIBOR Rate or such rate will not accurately reflect the cost to the Required Lenders of funding Eurocurrency Loans in the applicable currency for such Interest Period, the Administrative Agent shall give written notice (in reasonable detail) of such determination and of the basis therefor to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower and Lenders that the circumstances giving rise to such suspension no longer exist (which the Administrative Agent shall do promptly after they do not exist), (i) the obligations of the Lenders to fund Loans in Euros, Pounds or Kroner, or make, continue or convert Loans as or into such Eurocurrency Loans, or to convert Base Rate Loans into such Eurocurrency Loans, shall be suspended and
(ii) each Eurocurrency Loan will automatically on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan in Dollars.

     Section 8.3.  Increased Cost and Reduced Return.
                   ---------------------------------

     (a) If, on or after the date hereof, the adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or Issuing Bank (or its Lending Office), with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency exercising control over banks or financial institutions generally issued after the date hereof (or, if later, after the date the Administrative Agent, Issuing Bank, or Lender becomes the Administrative Agent, Issuing Bank, or Lender):

          (i) subjects any Lender or Issuing Bank (or its Lending Office) to any tax, duty or other charge related to any Eurocurrency Loan, Competitive Fixed Rate Loan, Reimbursement Obligation, or its obligation to advance or maintain Eurocurrency Loans, Competitive Fixed Rate Loans, or issue any Letter of Credit, or shall change the basis of taxation of payments to any Lender or Issuing Bank (or its Lending Office) of the principal of or interest on its Eurocurrency Loans, Competitive Fixed Rate Loans, Letters of Credit or Reimbursement Obligation or any participations in any thereof, or any other amounts due under this Agreement related to its Eurocurrency Loans, Competitive Fixed Rate Loans, Letters of Credit, Reimbursement Obligations or participations therein, or its obligation to make Eurocurrency Loans and Competitive Fixed Rate Loans, issue Letters of Credit, or acquire participations therein (except for changes with respect to taxes that are not Indemnified Taxes pursuant to Section 3.3); or

          (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding for any Eurocurrency Loan any such requirement included in an applicable Statutory Reserve Rate) against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank (or its Lending Office) or imposes on any Lender or Issuing Bank (or its Lending Office) or on the interbank market any other condition affecting its Eurocurrency Loans, Letters of Credit, any Reimbursement Obligations owed to it, or its participation in any thereof, or its obligation to advance or maintain Eurocurrency Loans, issue Letters of Credit or participate in any thereof;

and the result of any of the foregoing is to increase the cost to such Lender or Issuing Bank (or its Lending Office) of advancing or maintaining any Eurocurrency Loan or Competitive Fixed Rate Loan, issuing or maintaining a Letter of Credit or participating therein, or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank (or its Lending Office) in connection therewith under this Agreement or its Note, by an amount deemed by such Lender or Issuing Bank to be material, then, subject to Section 8.3(c), from time to time, within thirty (30) days after receipt of a certificate from such Lender or Issuing Bank (with a copy to the Administrative Agent) pursuant to subsection (c) below setting forth in reasonable detail such determination and the basis thereof, the Borrower shall be obligated to pay to such Lender or Issuing Bank such additional amount or amounts as will compensate such Lender or Issuing Bank for such increased cost or reduction.

     (b) If, after the date hereof, the Administrative Agent or any Lender or Issuing Bank shall have reasonably determined that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital adequacy rules heretofore adopted and issued by any governmental authority), or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Administrative Agent or any Lender or Issuing Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital, or on the capital of any corporation controlling such Lender or Issuing Bank, as a consequence of its obligations hereunder to a level below that which such Lender or Issuing Bank could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or Issuing Bank's or its controlling corporation's policies with respect to capital adequacy in effect immediately before such adoption, change or compliance) by an amount reasonably deemed by such Lender or Issuing Bank to be material, then, subject to Section 8.3(c), from time to time, within thirty (30) days after its receipt of a certificate from such Lender or Issuing Bank (with a copy to the Administrative Agent) pursuant to subsection (c) below setting forth in reasonable detail such determination and the basis thereof, the Borrower shall pay to such Lender or Issuing Bank such additional amount or amounts as will compensate such Lender or Issuing

Bank for such reduction or the Borrower may prepay all Eurocurrency Loans of such Lender or obtain the cancellation of all such Letters of Credit.

     (c) The Administrative Agent and each Lender and Issuing Bank that determines to seek compensation or additional interest under this Section 8.3 or
Section 2.15 shall give written notice to the Borrower and, in the case of a Lender or Issuing Bank other than the Administrative Agent, the Administrative Agent of the circumstances that entitle the Administrative Agent or such Lender or Issuing Bank to such compensation no later than ninety (90) days after the Administrative Agent or such Lender or Issuing Bank receives actual notice or obtains actual knowledge of the law, rule, order or interpretation or occurrence of another event giving rise to a claim hereunder. In any event the Borrower shall not have any obligation to pay any amount with respect to claims accruing prior to the ninetieth day preceding such written demand. The Administrative Agent and each Lender and Issuing Bank shall use reasonable efforts to avoid the need for, or reduce the amount of, such compensation, additional interest, and any payment under Section 3.3, including, without limitation, the designation of a different Lending Office, if such action or designation will not, in the sole judgment of the Administrative Agent or such Lender or Issuing Bank made in good faith, be otherwise disadvantageous to it; provided that the foregoing shall not in any way affect the rights of any Lender or Issuing Bank or the obligations of the Borrower under this Section 8.3 or Section 2.15, and provided further that no Lender or Issuing Bank shall be obligated to make its Eurocurrency Loans or Competitive Fixed Rate Loans hereunder or fund any amount due in respect of a Letter of Credit at any office located in the United States of America. A certificate of the Administrative Agent or any Lender or Issuing Bank, as applicable, claiming compensation or additional interest under this Section 8.3 or Section 2.15, and setting forth the additional amount or amounts to be paid to it hereunder and accompanied by a statement prepared by the Administrative Agent or such Lender or Issuing Bank, as applicable, describing in reasonable detail the calculations thereof shall be prima facie evidence of the correctness thereof. In determining such amount, such Lender or Issuing Bank may use any reasonable averaging and attribution methods.

     Section 8.4.  Lending Offices.  The Administrative Agent and each Lender
                   ---------------
and Issuing Bank may, at its option, elect to make or maintain its Loans and issue its Letters of Credit hereunder at the Lending Office for each type of Loan or Letter of Credit available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Administrative Agent, provided that, except in the case of any such transfer to another of its branches, offices or affiliates made at the request of the Borrower, the Borrower shall not be responsible for the costs arising under Section 3.3 or 8.3 resulting from any such transfer to the extent not otherwise applicable to such Lender or Issuing Bank prior to such transfer.

     Section 8.5.  Discretion of Lender as to Manner of Funding.  Subject to the
                   --------------------------------------------
other provisions of this Agreement, each Lender and Issuing Bank shall be entitled to fund and maintain its funding of all or any part of its Loans and Letters of Credit in any manner it sees fit.

     Section 8.6.  Substitution of Lender or Issuing Bank.  If (a) any Lender or
                   --------------------------------------
Issuing Bank has demanded compensation or additional interest or given notice of its intention to demand compensation or additional interest under Section 8.3 or
Section 2.15, (b) the Borrower is
required to pay any additional amount to any Lender or Issuing Bank under
Section 2.12, (c) any Lender or Issuing Bank is unable to submit any form or certificate required under Section 3.3(b) or withdraws or cancels any previously submitted form with no substitution therefor, (d) any Lender or Issuing Bank gives notice of any change in law or regulations, or in the interpretation thereof, pursuant to Section 8.1, (e) any Lender or Issuing Bank has been declared insolvent or a receiver or conservator has been appointed for a material portion of its assets, business or properties or (f) any Lender or Issuing Bank shall seek to avoid its obligation to make or maintain Loans or issue Letters of Credit hereunder for any reason, including, without limitation, reliance upon 12 U.S.C. (S) 1821(e) or (n) (1) (B), (g) any taxes referred to in
Section 3.3 have been levied or imposed (or the Borrower determines in good faith that there is a substantial likelihood that such taxes will be levied or imposed) so as to require withholding or deductions by the Borrower or payment by the Borrower of additional amounts to any Lender or Issuing Bank, or other reimbursement or indemnification of any Lender or Issuing Bank, as a result thereof, (h) any Lender shall decline to consent to a modification or waiver of the terms of this Agreement or any other Credit Documents requested by the Borrower, or (i) the Issuing Bank gives notice pursuant to Section 2.13(a)(ii) that the issuance of the Letter of Credit would violate any legal or regulatory restriction then applicable to such Issuing Bank, then and in such event, upon request from the Borrower delivered to such Lender or Issuing Bank, and the Administrative Agent, such Lender shall assign, in accordance with the provisions of Section 10.10 and an appropriately completed Assignment Agreement, all of its rights and obligations under the Credit Documents to another Lender or a commercial banking institution selected by the Borrower and (in the case of a commercial banking institution) reasonably satisfactory to the Administrative Agent, in consideration for the payments set forth in such Assignment Agreement and payment by the Borrower to such Lender of all other amounts which such Lender may be owed pursuant to this Agreement, including, without limitation, Sections 2.12, 2.15, 3.3, 8.3 and 10.13.

ARTICLE 9. THE AGENTS.

     Section 9.1.  Appointment and Authorization of Administrative Agent,
                   -----------------------------------------------------
Syndication Agent, Documentation Agent and Senior Managing Agent.  Each Lender
----------------------------------------------------------------
hereby appoints STB as the Administrative Agent, ABN AMRO Bank, N.V. as the Syndication Agent, Bank of America, N.A. as the Documentation Agent, and Wells Fargo Bank Texas, National Association as Senior Managing Agent, under the Credit Documents and hereby authorizes the Administrative Agent, the Syndication Agent, the Documentation Agent and the Senior Managing Agent to take such action as Administrative Agent, Syndication Agent, Documentation Agent and Senior Managing Agent on each of its behalf and to exercise such powers under the Credit Documents as are delegated to the Administrative Agent, the Syndication Agent, the Documentation Agent and the Senior Managing Agent, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto.

     Section 9.2.  Rights and Powers.  The Administrative Agent, the Syndication
                   -----------------
Agent, the Documentation Agent and the Senior Managing Agent shall have the same rights and powers under the Credit Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not an Administrative Agent, a Syndication Agent, a Documentation Agent or a Senior Managing Agent, and the Administrative Agent, the

Syndication Agent, the Documentation Agent and the Senior Managing Agent and their respective Controlling Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any of its Subsidiaries or Controlling Affiliates as if it were not an Administrative Agent, a Syndication Agent, a Documentation Agent or a Senior Managing Agent under the Credit Documents. The term Lender as used in all Credit Documents, unless the context otherwise clearly requires, includes the Administrative Agent, the Syndication Agent, the Documentation Agent and the Senior Managing Agent in their respective individual capacities as a Lender.

     Section 9.3.  Action by Administrative Agent, Syndication Agent,
                   -------------------------------------------------
Documentation Agent and Senior Managing Agent.  The obligations of the
---------------------------------------------
Administrative Agent, the Syndication Agent, the Documentation Agent and the Senior Managing Agent under the Credit Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action concerning any Default or Event of Default, except as expressly provided in Sections 7.2 and
7.4. Unless and until the Required Lenders (or, if required by Section 10.11, all of the Lenders) give such direction the Administrative Agent may, except as otherwise expressly provided herein or therein, take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders. In no event, however, shall the Administrative Agent, the Syndication Agent, the Documentation Agent or the Senior Managing Agent be required to take any action in violation of applicable law or of any provision of any Credit Document, and each of the Administrative Agent, the Syndication Agent, the Documentation Agent and the Senior Managing Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Credit Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expenses, and liabilities it may incur in taking or continuing to take any such action. The Administrative Agent shall be entitled to assume that no Default or Event of Default, other than non-payment of any scheduled principal or interest payment due hereunder, exists unless notified in writing to the contrary by a Lender or the Borrower. In all cases in which the Credit Documents do not require the Administrative Agent, the Syndication Agent, the Documentation Agent or the Senior Managing Agent to take specific action, the Administrative Agent, each of the Syndication Agent, the Documentation Agent and the Senior Managing Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Required Lenders, or of any other group of Lenders called for under specific provisions of the Credit Documents, shall be binding on all the Lenders and holders of Notes.

     Section 9.4.  Consultation with Experts.  Each of the Administrative Agent,
                   -------------------------
the Syndication Agent, the Documentation Agent and the Senior Managing Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 9.5.  Indemnification Provisions; Credit Decision.  Neither the
                   -------------------------------------------
Administrative Agent, the Syndication Agent, the Documentation Agent, the Senior Managing Agent nor any of their directors, officers, agents, or employees shall be liable for any action taken or not taken by them in connection with the Credit Documents (i) with the consent or at the request of the Required Lenders (or, if required by Section 10.11, all of the Lenders), or (ii) in the absence of their own gross negligence or willful misconduct. Neither the Administrative Agent, the Syndication Agent, the Documentation Agent, the Senior Managing Agent nor any of their directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Credit Document or any Borrowing; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Subsidiary contained herein or in any other Credit Document; (iii) the satisfaction of any condition specified in Article 4, except receipt of items required to be delivered to the Administrative Agent; or
(iv) the validity, effectiveness, genuineness, enforceability, value, worth or collectability hereof or of any other Credit Document or of any other documents or writings furnished in connection with any Credit Document; and the Administrative Agent, the Syndication Agent, the Documentation Agent and the Senior Managing Agent make no representation of any kind or character with respect to any such matters mentioned in this sentence. The Administrative Agent, the Syndication Agent, the Documentation Agent and the Senior Managing Agent may execute any of their duties under any of the Credit Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Administrative Agent, the Syndication Agent, the Documentation Agent and the Senior Managing Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Administrative Agent and the Documentation Agent shall have no responsibility for confirming the accuracy of any Compliance Certificate or other document or instrument received by any of them under the Credit Documents. The Administrative Agent, the Syndication Agent, the Documentation Agent and the Senior Managing Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with such Administrative Agent signed by such owner in form satisfactory to such Administrative Agent. Each Lender acknowledges that it has independently, and without reliance on the Administrative Agent, the Syndication Agent, the Documentation Agent or the Senior Managing Agent or any other Lender, obtained such information and made such investigations and inquiries regarding the Borrower and its Subsidiaries as it deems appropriate, and based upon such information, investigations and inquiries, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Credit Documents. It shall be the responsibility of each Lender to keep itself informed about the creditworthiness and business, properties, assets, liabilities, condition (financial or otherwise) and prospects of the Borrower and its Subsidiaries, and the Administrative Agent, the Syndication Agent, the Documentation Agent and the Senior Managing Agent shall have no liability whatsoever to any Lender for such matters. The Administrative Agent, the Syndication Agent, the Documentation Agent and the Senior Managing Agent shall have no duty to disclose to the Lenders information that is not required by any Credit Document to be furnished by the Borrower or any Subsidiaries to such Agent at such time, but is voluntarily furnished to such Agent (either in their respective capacity as Administrative Agent, the Syndication Agent, the Documentation Agent or the Senior Managing Agent or in their individual capacity).

     Section 9.6.  Indemnity.  The Lenders shall ratably, in accordance with
                   ---------
their Percentages, indemnify and hold the Administrative Agent, the Syndication Agent, the Documentation Agent, the Senior Managing Agent, and their directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Credit Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Lenders under this Section 9.6 shall survive termination of this Agreement.

     Section 9.7.  Resignation of Agents and Successor Agents.  The
                   ------------------------------------------
Administrative Agent, the Syndication Agent, the Documentation Agent and the Senior Managing Agent may resign at any time and shall resign upon any removal thereof as a Lender pursuant to the terms of this Agreement upon at least thirty
(30) days' prior written notice to the Lenders and the Borrower. Any resignation of the Administrative Agent shall not be effective until a replacement therefor is appointed pursuant to the terms hereof. Upon any such resignation of the Administrative Agent, the Syndication Agent, the Documentation Agent or the Senior Managing Agent, the Required Lenders and, so long as no Event of Default shall then exist, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed) shall have the right to appoint a successor Administrative Agent, Syndication Agent, Documentation Agent or Senior Managing Agent, as the case may be. If no successor Administrative Agent, Syndication Agent, Documentation Agent or Senior Managing Agent, as the case may be, shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's, Syndication Agent's, Senior Managing Agent's or Documentation Agent's giving of notice of resignation, then the retiring Administrative Agent, Syndication Agent, Documentation Agent or Senior Managing Agent, as the case may be, may, on behalf of the Lenders and, so long as no Event of Default shall then exist, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed) appoint a successor Administrative Agent, Syndication Agent, Documentation Agent or Senior Managing Agent, as the case may be, which shall be any Lender hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of its appointment as the Administrative Agent, the Syndication Agent, the Documentation Agent or the Senior Managing Agent hereunder, such successor Administrative Agent, Syndication Agent, Documentation Agent or Senior Managing Agent, as the case may be, shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, Syndication Agent, Documentation Agent or Senior Managing Agent, as the case may be, under the Credit Documents, and the retiring Administrative Agent, Syndication Agent, Documentation Agent or the Senior Managing Agent shall be discharged from its duties and obligations thereunder. After any retiring Administrative Agent's, Syndication Agent's, Documentation Agent's or Senior Managing Agent's resignation hereunder as Administrative Agent, Syndication Agent, Documentation Agent or Senior Managing Agent, as the case may be, the provisions of this Article 9 and all protective provisions of the other Credit Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, Syndication Agent, Documentation Agent or Senior Managing Agent, as the case may be.

ARTICLE 10.    MISCELLANEOUS.

     Section 10.1.  No Waiver.  No delay or failure on the part of the
                    ---------
Administrative Agent or any Lender or Issuing Bank, or on the part of the holder or holders of any Notes, in the exercise of any power, right or remedy under any Credit Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power, right or remedy. To the fullest extent permitted by applicable law, the powers, rights and remedies under the Credit Documents of the Administrative Agent, the Lenders, the Issuing Bank and the holder or holders of any Notes are cumulative to, and not exclusive of, any powers, rights or remedies any of them would otherwise have.

     Section 10.2.  Non-Business Day.  Subject to Section 2.5, if any payment of
                    ----------------
principal or interest on any portion of any Loan, any Reimbursement Obligation, or any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, such portion of any Loan, any Reimbursement Obligation, or other Obligation bears for the period prior to maturity shall continue to accrue in the manner set forth herein on such Obligation from the stated due date thereof to the next succeeding Business Day, on which the same shall instead be payable.

     Section 10.3.  Documentary Taxes.  The Borrower agrees that it will pay any
                    -----------------
documentary, stamp or similar taxes payable with respect to any Credit Document, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made, other than any such taxes imposed as a result of any transfer of an interest in a Credit Document. Each Lender and Issuing Bank that determines to seek compensation under this Section 10.3 shall give written notice to the Borrower and, in the case of a Lender or Issuing Bank other than the Administrative Agent, the Administrative Agent of the circumstances that entitle such Lender or Issuing Bank to such compensation no later than ninety (90) days after such Lender or Issuing Bank receives actual notice or obtains actual knowledge of the law, rule, order or interpretation or occurrence of another event giving rise to a claim hereunder. In any event, the Borrower shall not have any obligation to pay any amount with respect to claims accruing prior to the 90th day preceding such written demand.

     Section 10.4.  Survival of Representations.  All representations and
                    ---------------------------
warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as the Borrower has any Obligation hereunder or any Commitment hereunder is in effect.

     Section 10.5.  Survival of Indemnities.  All indemnities and all provisions
                    -----------------------
relative to reimbursement to the Lenders and Issuing Bank of amounts sufficient to protect the yield of the Lenders and Issuing Bank with respect to the Loans and the L/C Obligations, including, but not limited to, Section 2.12, Section 2.15, Section 3.3, Section 7.6, Section 8.3, Section 10.3, and Section 10.13 hereof, shall, subject to Section 8.3(c), survive the termination of this Agreement and the other Credit Documents and the payment of the Loans and all other Obligations and, with respect to any Lender or Issuing Bank, any replacement by the Borrower of such Lender pursuant to the terms hereof, in each case for a period of one (1) year.

     Section 10.6.  Setoff.  In addition to any rights now or hereafter granted
                    ------
under applicable law and not by way of limitation of any such rights, upon the occurrence of, and throughout the continuance of, any Event of Default, each Lender and Issuing Bank and each subsequent holder of any Note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other Indebtedness at any time owing by that Lender or that subsequent holder to or for the credit or the account of the Borrower, whether or not matured, against and on account of the due and unpaid obligations and liabilities of the Borrower to that Lender or Issuing Bank or that subsequent holder under the Credit Documents, irrespective of whether or not that Lender or Issuing Bank or that subsequent holder shall have made any demand hereunder. Each Lender or Issuing Bank shall promptly give notice to the Borrower of any action taken by it under this Section 10.6, provided that any failure of such Lender or Issuing Bank to give such notice to the Borrower shall not affect the validity of such setoff. Each Lender and Issuing Bank agrees with each other Lender and Issuing Bank a party hereto that if such Lender or Issuing Bank receives and retains any payment, whether by setoff or application of deposit balances or otherwise, in respect of the Loans or L/C Obligations in excess of its ratable share of payments on all such Obligations then owed to the Lenders and Issuing Bank hereunder, then such Lender or Issuing Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans and L/C Obligations and participations therein held by each such other Lender as shall be necessary to cause such Lender or Issuing Bank to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender or Issuing Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender or Issuing Bank, the related purchases from the other Lenders or Issuing Bank shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.

     Section 10.7.  Notices.  Except as otherwise specified herein, all notices
                    -------
under the Credit Documents shall be in writing (including cable, telecopy or telex) and shall be given to a party hereunder at its address, telecopier number or telex number set forth below or such other address, telecopier number or telex number as such party may hereafter specify by notice to the Administrative Agent and the Borrower, given by courier, by United States certified or registered mail, by telegram or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Credit Documents to the Lenders, the Administrative Agent and the Issuing Bank shall be addressed to their respective addresses, telecopier or telex number, or telephone numbers set forth on the signature pages hereof, and to the Borrower to:

                    Transocean Sedco Forex Inc.
                    4 Greenway Plaza
                    Houston, Texas 77046

                    Attention:  Brian C. Voegele
                    Telephone No.:  (713) 232-7587
                    Fax No.:  (713) 232-7033

With a copy to:
                    Baker Botts LLP
                    One Shell Plaza
                    Houston, Texas  77002-4995
                    Attention:  Stephen Krebs
                    Telephone No. (713) 229-1467
                    Fax No.:  (713) 229-1522


Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 10.7, on the signature pages hereof or pursuant to
Section 10.10 and a confirmation of receipt of such telecopy has been received by the sender, (ii) if given by courier, when delivered, (iii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, or (iv) if given by any other means, when delivered at the addresses specified in this Section 10.7, on the signature pages hereof or pursuant to Section 10.10; provided that any notice given pursuant to Article 2 shall be effective only upon receipt and, provided further, that any notice that but for this proviso would be effective after the close of business on a Business Day or on a day that is not a Business Day shall be effective at the opening of business on the next Business Day.

     Section 10.8.  Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts, and by the different parties on different counterpart signature pages, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same Agreement.

     Section 10.9.  Successors and Assigns.  This Agreement shall be binding
                    ----------------------
upon the Borrower, each of the Lenders, the Issuing Bank, the Administrative Agent, the Syndication Agent, the Documentation Agent, the Senior Managing Agent, and their respective successors and assigns, and shall inure to the benefit of the Borrower, each of the Lenders, the Issuing Bank, the Administrative Agent, the Syndication Agent, the Documentation Agent, the Senior Managing Agent, and their respective successors and assigns, including any subsequent holder of any Note; provided, however, the Borrower may not assign any of its rights or obligations under this Agreement or any other Credit Document without the written consent of all Lenders, the Issuing Bank, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Senior Managing Agent, and the Administrative Agent, the Syndication Agent, the Documentation Agent and the Senior Managing Agent may not assign any of their respective rights or obligations under this Agreement or any Credit Document except in accordance with Article 9 and no Lender or Issuing Bank may assign any of its rights or obligations under this Agreement or any other Credit Document except in accordance with Section 10.10. Any Lender or Issuing Bank may at any time pledge or assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such pledge or assignment shall release a Lender or Issuing Bank from any of its obligations hereunder or substitute any such Federal Reserve Bank for such Lender as a party hereto. Any Lender or Issuing Bank may at any time pledge or assign all or any portion of its rights under this Agreement and the Notes issued to it (i) to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender, or (ii) in the case of any Lender that is a fund comprised in whole or in part of commercial loans, to a trustee for such fund in support of such Lender's obligations to such trustee; provided that no such pledge or assignment shall release a Lender or Issuing Bank from any of its obligations hereunder or substitute any such Federal Reserve Bank or such trustee for such Lender as a party hereto and the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely with such Lender or Issuing Bank in connection with the rights and obligations of such Lender and Issuing Bank under this Agreement.

     Section 10.10.  Sales and Transfers of Borrowing and Notes; Participations
                     ----------------------------------------------------------
in Borrowings and Notes.
-----------------------

     (a) Any Lender may, upon written notice to the Borrower, at any time sell to one or more commercial banking or other financial or lending institutions ("Participants") participating interests in any Borrowing owing to such Lender, any Note held by such Lender, any Commitment of such Lender, or any obligations and interests in respect of L/C Obligations, provided that no Lender may sell any participating interests in any such Borrowing, Note, Commitment and any obligations and interests in respect of L/C Obligations without also selling to such Participant the appropriate pro rata share of all such Borrowings, Notes, Commitment and any obligations and interests in respect of L/C Obligations (but excluding interests in respect of Competitive Loans), and provided further that no Lender shall transfer, grant or assign any participation under which the Participant shall have rights to vote upon or to consent to any matter to be decided by the Lenders or the Required Lenders hereunder or under any other Credit Document or to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would
(i) increase the amount of such Lender's Commitment and such increase would affect such Participant, (ii) reduce the principal of, or interest on, any of such Lender's Borrowings, or any fees or other amounts payable to such Lender hereunder and such reduction would affect such Participant, (iii) postpone any date fixed for any scheduled payment of principal of, or interest on, any of such Lender's Borrowings, or any fees or other amounts payable to such Lender hereunder and such postponement would affect such Participant, or (iv) release any collateral security for any Obligation, except as otherwise specifically provided in any Credit Document. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and such Lender shall retain the sole right to enforce the obligations of the Borrower under any Credit Document. The Borrower agrees that if amounts outstanding under this Agreement and the Notes shall have been declared or shall have become due and payable in accordance with Section
7.2 or 7.3 upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in
Section 10.6. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.15, 3.3 and 8.3 with respect to its participation in the Commitments and the Borrowings outstanding from time to time, provided that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred if no participation had been transferred and provided, further, that Sections 8.3(c) and 8.6 shall apply to the transferor Lender with respect to any claim by any Participant pursuant to Section 2.12, 2.15, 3.3 or 8.3 as fully as if such claim was made by such Lender. Anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to pay to any Lender any sum in excess of the sum the Borrower would have been obligated to pay to such Lender hereunder if such Lender had not sold any participation in its rights and obligations under this Agreement or any other Credit Document.

     (b) Any Lender may at any time sell to (i) any of such Lender's affiliates or to any other Lender or any affiliate thereof that is a commercial banking or other financial or lending institution not subject to Regulation T of the Board of Governors of the Federal Reserve System and, (ii) with the prior written consent of the Administrative Agent and the Borrower (which shall not be unreasonably withheld or delayed), to one or more commercial banking or other financial or lending institutions not subject to Regulation T of the Board of Governors of the Federal Reserve System (any of (i) or (ii), a "Purchasing Lender"), all or any part of its rights and obligations under this Agreement and the other Credit Documents, pursuant to an Assignment Agreement in the form attached as Exhibit 10.10, executed by such Purchasing Lender and such
            -------------
transferor Lender (and, in the case of a Purchasing Lender which is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent; provided that each such sale to a Purchasing Lender shall be in a Dollar Equivalent amount of $5,000,000 (calculated as hereinafter set forth) or more, or if in a lesser amount or if as a result of such sale the sum of the unfunded Commitment of such Lender plus the aggregate principal amount of such Lender's Loans and participations in Letters of Credits would be less than a Dollar Equivalent amount of $5,000,000 (calculated as hereinafter set forth), such sale shall be of all of such Lender's rights and obligations under this Agreement and all of the other Credit Documents payable to it to one Purchasing Lender. Notwithstanding the requirement of the Borrower's consent set forth above, but subject to all of the other terms and conditions of this Section 10.10(b), any Lender may sell to one or more commercial banking or other financial or lending institutions not subject to Regulation T of the Board of Governors of the Federal Reserve System, all or any part of their rights and obligations under this Agreement and the other Credit Documents with only the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) if an Event of Default shall have occurred and be continuing. No Lender may sell or assign any portion of its Commitment, Borrowings, Notes, or obligations and interests in respect of L/C Obligations hereunder to a Purchasing Lender without also selling to such Purchasing Lender (i) the appropriate pro rata share of all such Borrowings, Notes, Commitment, and obligations and interests in respect of L/C Obligations hereunder (but excluding interests in respect of Competitive Loans), and (ii) a pro rata amount of any loans

(excluding loans made by such Lender on a competitive bid basis pursuant to the 364-Day Credit Agreement), borrowings, promissory notes, commitment or obligations and interests in respect of letter of credit obligations under the 364-Day Credit Agreement (but excluding interests in respect of loans made by such Lender on a competitive bid basis thereunder). For purposes of calculating the satisfaction of the $5,000,000 minimum amount requirement set forth in the first sentence of this Section 10.10(b), such amount shall be the sum of the total amount so sold and assigned to the Purchasing Lender pursuant to this Agreement and the total amount so sold and assigned to the Purchasing Lender pursuant to the 364-Day Credit Agreement in accordance with the immediately preceding sentence. Upon such execution, delivery and acceptance, from and after the effective date of the transfer determined pursuant to such Assignment Agreement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment Agreement, have the rights and obligations of a Lender hereunder with a Commitment as set forth herein and (y) the transferor Lender thereunder shall, to the extent provided in such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitments and Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Notes and the other Credit Documents. On or prior to the effective date of the transfer determined pursuant to such Assignment Agreement, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for any surrendered Note, a new Note as appropriate to the order of such Purchasing Lender in an amount equal to the Commitments assumed by it pursuant to such Assignment Agreement, and, if the transferor Lender has retained a Commitment or Borrowing hereunder, a new Note to the order of the transferor Lender in an amount equal to the Commitments or Borrowings retained by it hereunder. Such new Notes shall be dated the Initial Availability Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Administrative Agent to the Borrower marked "cancelled."

     (c) Upon its receipt of an Assignment Agreement executed by a transferor Lender, a Purchasing Lender and the Administrative Agent (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, by the Borrower), together with payment by the transferor Lender to the Administrative Agent hereunder of a registration and processing fee of $1,000 (unless the Borrower is replacing such Lender pursuant to the terms hereof, in which event such fee shall be paid by the Borrower), the Administrative Agent shall (i) promptly accept such Assignment Agreement, and (ii) on the effective date of the transfer determined pursuant thereto give notice of such acceptance and recordation to the Lenders and the Borrower. The Borrower shall not be responsible for such registration and processing fee or any costs or expenses incurred by any Lender, any Purchasing Lender or the Administrative Agent in connection with such assignment except as provided above.

     (d) If, pursuant to this Section 10.10 any interest in this Agreement or any Loan or Note is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States of America or any State thereof, the transferor Lender shall cause such transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Borrower or the transferor Lender with respect to any payments to be made to such transferee in respect of the Loans or the L/C Obligations, (ii) to furnish to the transferor Lender (and, in the case of any Purchasing Lender, the Administrative Agent and the Borrower) two duly completed and signed copies of either U.S. Internal Revenue Service Form W-8 BEN or U.S. Internal Revenue Service Form W-8 ECI or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities (wherein such transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the transferor Lender, the Administrative Agent and the Borrower) to provide the transferor Lender (and, in the case of any Purchasing Lender, the Administrative Agent and the Borrower) new forms as contemplated by Section 3.3(b) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     (e) Notwithstanding any other provisions of this Section 10.10, no transfer or assignment of the interests of any Lender hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans, the Notes or any other Obligations under the securities laws of any jurisdiction.

     Section 10.11.  Amendments, Waivers and Consents.  Any provision of the
                     --------------------------------
Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Lenders, and (c) if the rights or duties of the Administrative Agent, the Syndication Agent, the Documentation Agent or the Senior Managing Agent are affected thereby, the Administrative Agent, the Syndication Agent, the Documentation Agent or the Senior Managing Agent, as the case may be, provided that:

          (i) no amendment or waiver shall (A) increase the Revolving Credit Commitment Amount without the consent of all Lenders or increase any Commitment of any Lender without the consent of such Lender, or (B) postpone the Maturity Date without the consent of all Lenders, or reduce the amount of or postpone the date for any scheduled payment of any principal of or interest (including, without limitation, any reduction in the rate of interest unless such reduction is otherwise provided herein) on any Loan or Reimbursement Obligation or of any fee payable hereunder, without the consent of each Lender owed any such Obligation, or (C) release any Collateral for any Collateralized Obligations (other than as provided in accordance with Section 7.4) without the consent of all Lenders; and

          (ii) no amendment or waiver shall, unless signed by each Lender, change the provisions of this Section 10.11 or the definition of Required Lenders or the number of Lenders required to take any action under any other provision of the Credit Documents.

     Section 10.12.  Headings.  Section headings used in this Agreement are for
                     --------
reference only and shall not affect the construction of this Agreement.

     Section 10.13.  Legal Fees, Other Costs and Indemnification.  The Borrower,
                     -------------------------------------------
upon demand by the Administrative Agent, agrees to pay the reasonable fees and disbursements of legal counsel to the Administrative Agent in connection with the preparation and execution of the Credit Documents (which shall be in an amount agreed in writing by the Borrower), and any amendment, waiver or consent related thereto, whether or not the transactions contemplated therein are consummated. The Borrower further agrees to indemnify each Lender, Issuing Bank, the Administrative Agent, the Syndication Agent, the Documentation Agent, the Senior Managing Agent, and their respective directors, officers, employees and attorneys (collectively, the "Indemnified Parties"), against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable attorneys' fees and other reasonable expenses of litigation or preparation therefor, whether or not such Indemnified Party is a party thereto) which any of them may pay or incur as a result of (a) any action, suit or proceeding by any third party or governmental authority against such Indemnified Party and relating to any Credit Document, the Loans, any Letter of Credit, or the application or proposed application by any of the Borrower of the proceeds of any Loan or use of any Letter of Credit, REGARDLESS OF WHETHER SUCH CLAIMS OR ACTIONS ARE FOUNDED IN WHOLE OR IN PART UPON THE ALLEGED SIMPLE OR CONTRIBUTORY NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES AND/OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR ATTORNEYS, (b) any investigation of any third party or any governmental authority involving any Lender (as a lender hereunder), Issuing Bank, or the Administrative Agent, the Syndication Agent, the Documentation Agent or the Senior Managing Agent (in such capacity hereunder) and related to any use made or proposed to be made by the Borrower of the proceeds of any Loan, or use of any Letter of Credit or any transaction financed or to be financed in whole or in part, directly or indirectly with the proceeds of any Loan or Letter of Credit, and (c) any investigation of any third party or any governmental authority, litigation or proceeding involving any Lender (as a lender hereunder) or the Administrative Agent, the Syndication Agent, the Documentation Agent or the Senior Managing Agent (in such capacity hereunder) and related to any environmental cleanup, audit, compliance or other matter relating to any Environmental Law or the presence of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law) with respect to the Borrower, regardless of whether caused by, or within the control of, the Borrower; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any of the foregoing arising out of such Indemnified Party's gross negligence or willful misconduct, as determined pursuant to a final nonappealable judgment of a court of competent jurisdiction or as expressly agreed in writing by such Indemnified Party. The Borrower, upon demand by the Administrative Agent, the Syndication Agent, the Documentation Agent, the Senior Managing Agent or a Lender or Issuing Bank at any time, shall reimburse such Agent or such Lender or Issuing Bank for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing, except if the same is excluded from indemnification pursuant to the provisions of the preceding sentence. Each Indemnified Party agrees to contest any indemnified claim if requested by the Borrower, in a manner reasonably directed by the Borrower, with counsel selected by the Indemnified Party and approved by the Borrower, which approval shall not be unreasonably withheld or delayed. Any Indemnified Party that proposes to settle or compromise any such indemnified claim shall give the Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain the Borrower's prior written consent thereto, which consent shall not be unreasonably withheld or delayed; provided that the Indemnified Party shall not be restricted from settling or compromising any such claim if the Indemnified Party waives its right to indemnity from the Borrower in respect of such claim.

     Section 10.14.  Governing Law; Submission to Jurisdiction; Waiver of Jury
                     ---------------------------------------------------------
Trial.
------

     (A) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AND THE RIGHTS AND DUTIES OF THE PARTIES THERETO, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     (B) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO AGREE THAT ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT, THE SENIOR MANAGING AGENT, THE SYNDICATION AGENT, THE LENDERS, THE ISSUING BANK, OR THE BORROWER MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM, 111 8TH AVENUE, NEW YORK, NEW YORK 10011, AS THE DESIGNEE, APPOINTEE AND AGENT OF THE BORROWER TO RECEIVE, FOR AND ON BEHALF OF THE BORROWER, SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT HERETO. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS, BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN

INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

     (C) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     (D) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.7. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

     Section 10.15.  Confidentiality.  Each of the Agents, Issuing Bank and
                     ---------------
Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to their respective affiliates and to prospective Purchasing Lenders and Participants and their respective directors, officers, employees and agents, including accountants, legal counsel and other advisors who have reason to use such Information in connection with the evaluation of the transactions contemplated by this Agreement (subject to similar confidentiality provisions as provided herein) solely for purposes of evaluating such Information, (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable law or regulation or by any subpoena or similar legal process, (iv) in connection with the exercise of any remedies hereunder or any proceedings relating to this Agreement or the other Credit Documents, (v) with the consent of the Borrower, or (vi) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.15, or (y) becomes available on a non-confidential basis from a source other than the Borrower or its affiliates or the Lenders or their respective affiliates. For purposes hereof, "Information" means all information received by the Lenders from the Borrower relating to the Borrower or its business, other than any such information that is available to the Lenders on a non-confidential basis prior to disclosure by the Borrower. The Lenders shall be considered to have complied with their respective obligations if they have exercised the same degree of care to maintain the confidentiality of such Information as they would accord their own confidential information.

     Section 10.16.  Effectiveness.  This Agreement shall become effective on
                     -------------
the date (the "Effective Date") on which the Borrower, the Administrative Agent, and each Lender have signed and delivered to the Administrative Agent a counterparty signature page hereto or, in the case of a Lender, the Administrative Agent has received a facsimile notice that such a counterpart has been signed and mailed to the Administrative Agent.

     Section 10.17.  Severability.  Any provision of this Agreement that is
                     ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 10.18.  Currency Conversion.  All payments of Obligations under
                     -------------------
this Agreement, the Notes or any other Credit Document shall be made in Dollars, except for Loans funded, or Reimbursement Obligations with respect to Letters of Credit issued, in Euros, Pounds or Kroner, which shall be repaid, including interest thereon, in the applicable currency. If any payment of any Obligation, whether through payment by the Borrower or the proceeds of any collateral, shall be made in a currency other than the currency required hereunder, such amount shall be converted into the currency required hereunder at the current market rate for the purchase of the currency required hereunder with the currency in which such obligation was paid, as quoted by the Lender who is the Administrative Agent in accordance with the methods customarily used by such Lender for such purposes as of the time of such determination. The parties hereto hereby agree, to the fullest extent that they may effectively do so under applicable law, that (i) if for the purposes of obtaining any judgment or award it becomes necessary to convert from any currency other than the currency required hereunder into the currency required hereunder any amount in connection with the Obligations, then the conversion shall be made as provided above on the Business Day before the day on which the judgment or award is given, (ii) in the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment or award is given and the date of payment, the Borrower will pay to the Administrative Agent, for the benefit of the Lenders, such additional amounts (if any) as may be necessary, and the Administrative Agent, on behalf of the Lenders, will pay to the Borrower such excess amounts (if any) as result from such change in the rate of exchange, to assure that the amount paid on such date is the amount in such other currency, which when converted at the rate of exchange described herein on the date of payment, is the amount then due in the currency required hereunder, and (iii) any amount due from the Borrower under this Section 10.18 shall be due as a separate debt and shall not be affected by judgment or award being obtained for any other sum due. For the avoidance of doubt, the parties affirm and agree that neither the fixation of the conversion rate of Pounds or Kroners against the Euro as a single currency, in accordance with the Treaty Establishing the European Economic Community, as amended by the Treaty on the European Union (The Maastricht Treaty), nor the conversion of the Obligations under this Agreement from Pounds or Kroners into Euros will be a reason for early termination or revision of this Agreement or prepayment of any amount due under this agreement or create any liability of any party towards any other party for any direct or consequential loss arising from any of these events. As of the date that Pounds or Kroners are no longer the lawful currency of the United Kingdom or Norway, as the case may be, all funding and payment Obligations to be made in such affected currency under this Agreement shall be satisfied in Euros. If, in relation to the currency of any member state of the European Union that adopts the Euro as its lawful currency, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

     Section 10.19.  Exchange Rates.
                     --------------

     (a) Determination of Exchange Rates.  Not later than 2:00 p.m. on each
         -------------------------------
Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to Euros, Pounds, and Kroner, and (ii) give notice thereof to the Lenders and the Borrower. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date"), shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than Section 10.18 or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in determining the Dollar Equivalent of any amounts of Euros, Pounds, or Kroner.

     (b) Notice of Foreign Currency Loans and Letters of Credit.  Not later than
         ------------------------------------------------------
5:00 p.m. on each Reset Date and each date on which Loans and/or Letters of Credit denominated in Euros, Pounds and/or Kroner are made or issued, the Administrative Agent shall (i) determine the Dollar Equivalent of the aggregate principal amounts of the Loans and L/C Obligations denominated in such currencies (after giving effect to any Loans and/or Letters of Credit denominated in such currencies being made, issued, repaid, or cancelled or reduced on such date), and (ii) notify the Lenders and the Borrower of the results of such determination.

     Section 10.20.  Change in Accounting Principles, Fiscal Year or Tax Laws.
                     --------------------------------------------------------
If (i) any change in accounting principles from those used in the preparation of the financial statements of the Borrower referred to in Section 5.9 is hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions), and such change materially affects the calculation of any component of any financial covenant, standard or term found in this Agreement, or (ii) there is a material change in federal or foreign tax laws which materially affects any of the Borrower and its Subsidiaries' ability to comply with the financial covenants, standards or terms found in this Agreement, the Borrower and the Lenders agree to enter into negotiations in order to amend such provisions (with the agreement of the Required Lenders or, if required by Section 10.11, all of the Lenders) so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Borrower's and its Subsidiaries' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

     Section 10.21.  Final Agreement.  The Credit Documents constitute the
                     ---------------
entire understanding among the Credit Parties, the Lenders, the Issuing Bank, and the Administrative Agent and supersede all earlier or contemporaneous agreements, whether written or oral, concerning the subject matter of the Credit Documents. THIS WRITTEN AGREEMENT TOGETHER WITH THE OTHER CREDIT DOCUMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section 10.22.  Officer's Certificates.  It is not intended that any
                     ----------------------
certificate of any officer of the Borrower delivered to the Administrative Agent or any Lender pursuant to this Agreement shall give rise to any personal liability on the part of such officer.

     Section 10.23.  Effect of Inclusion of Exceptions.  It is not intended that
                     ---------------------------------
the specification of any exception to any covenant herein shall imply that the excepted matter would, but for such exception, be prohibited or required.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.


                              BORROWER:
                              --------

                              TRANSOCEAN SEDCO FOREX INC.,
                              a Cayman Islands company


                              By:______________________
                              Name:
                              Title:


                              Attest:__________________
                              Name:
                              Title:

                              SUNTRUST BANK,
                              As Administrative Agent, Issuing Bank,
                              and a Lender


                              By:_____________________________
                              Name:
                              Title:



COMMITMENT AMOUNT:       $47,265,625

PERCENTAGE:                0.0859375%


Address for Notices:
-------------------

SunTrust Bank
SunTrust Plaza
303 Peachtree Street, N.E., 3rd Floor
Atlanta, GA  30308
Attn: Mr. John Fields
Telephone No.:     404/724-3667
Telecopy No.:      404/827-6270

Lending Office:
---------------

SunTrust Bank
SunTrust Plaza
303 Peachtree Street, N.E., 3rd Floor
Atlanta, GA  30308
Attn: Mr. John Fields
Telephone No.:     404/724-3667
Telecopy No.:      404/827-6270

Payment Instructions:
---------------------

Bank Name:         SunTrust Bank
ABA Number:        061 000 104
City, State:       Atlanta, Georgia
Account Number:    908 8000 112
Attention:         Pat Etheridge 404/588-8358
Reference:         Transocean Sedco Forex Inc.

                              ABN AMRO BANK, N.V.,
                              As Syndication Agent and a Lender


                              By:____________________________
                              Name:
                              Title:



COMMITMENT AMOUNT:       $43,828,125

PERCENTAGE:                0.0796875%


Address for Notices:
-------------------

ABN AMRO Bank, N.V.
208 South LaSalle Street, Suite 1500
Chicago, IL  60604-1003
Attn:               Dina Tucci-Albro
Telephone No.:      312/992-5120
Telecopy No.:       312/992-5111

with a copy to:

ABN AMRO Bank, N.V.
Three Riverway, Suite 1700
Houston, TX  77056
Attn:               Deanna Breland
Telephone No.:      713/964-3326
Telecopy No.:       713/964-5801

Lending Office:
---------------

ABN AMRO Bank, N.V.
208 South LaSalle Street, Suite 1500
Chicago, IL  60604-1003
Attn:               Loan Administration
Telephone No.:      312/992-5150
Telecopy No.:       312/992-5155

                              As Syndication Agent and a Lender
Letter of Credit:
----------------

ABN AMRO Bank N.V.
200 West Monroe Street, Suite 1100
Chicago, IL  60608-5002

Payment Instructions:
--------------------

Bank Name:            ABN AMRO Bank, N.V.
ABA Number:           026009580
City, State:          New York, NY
Account Name:         F/O ABN AMRO Bank, N.V.
                      Chicago Branch CPU
Account Number:       650-001-178941
Attention:
Reference:            CPU 00193232 - Transocean Sedco

Letters of Credit:
------------------

Bank Name:            ABN AMRO Bank, N.V.
ABA Number:           026009580
City, State:          New York, NY
Account Name:         F/O ABN AMRO Bank, N.V.
                      Chicago Trade Services CPU
Account Number:       653-001 1738 41
Attention:
Reference:            Transocean Sedco

                              BANK OF AMERICA, N.A.,
                              As Documentation Agent and a Lender


                              By:_______________________________
                              Name:
                              Title:



COMMITMENT AMOUNT:       $43,828,125

PERCENTAGE:                0.0796875%


Address for Notices:
-------------------

Bank of America, N.A.
333 Clay Street, Suite 4550
Houston, TX  77002
Attn: Patrick Delaney, Managing Director
Telephone No.:      713/651-4929
Telecopy No.:       713/651-4808

Lending Office:
---------------

Bank of America, N.A.
901 Main Street
Dallas, TX  75202
Attn: Ramon Garcia
      Customer Service Representative
Telephone No.:      214/209-2119
Telecopy No.:       214/290-9462

with a copy to:

Bank of America, N.A.
333 Clay Street, Suite 4550
Houston, TX  77002
Attn: Thelma Johnson
Telephone No.:      713/651-4864
Telecopy No.:       713/651-4808

                              As Documentation Agent and a Lender

Payment Instructions:
--------------------

Bank Name:          Bank of America, N.A.
ABA Number:         #111000012
City, State:
Account Number:     1292000883
Attention:          Corporate Loan Funds
Reference:          Transocean Sedco Forex Inc.

                              WELLS FARGO BANK TEXAS,
                              NATIONAL ASSOCIATION,
                              As Senior Managing Agent and a Lender


                              By:_______________________________
                              Name:
                              Title:



COMMITMENT AMOUNT:       $43,828,125

PERCENTAGE:                0.0796875%


Address for Notices:
-------------------

Wells Fargo Bank Texas, National Association
1000 Louisiana
3rd Floor, Energy Department
Houston, TX  77002
Attn: Spencer Smith, Vice President
Telephone No.:      713/319-1362
Telecopy No.:       713/739-1087

Lending Office:
---------------

Wells Fargo Bank Texas, National Association
1740 Broadway
Denver, CO  80274
Attn: Tanya Ivie, Production Manager
Telephone No.:      303/863-6102
Telecopy No.:       303/863-2729

Payment Instructions:
---------------------

Bank Name:          Wells Fargo Bank
ABA Number:         121-000-248
City, State:        San Francisco, CA
Account Number:     2712501201
Attention:          Syndicated Loans
Reference:          Transocean Sedco Forex

                                        NATIONAL WESTMINSTER BANK PLC,
                                        NEW YORK BRANCH,
                                        As a Lender


                                        By:    _____________________
                                        Name:
                                        Title:

                                        NATIONAL WESTMINSTER BANK PLC,
                                        NASSAU BRANCH,
                                        As a Lender


                                        By:    _____________________
                                        Name:
                                        Title:


COMMITMENT AMOUNT:              $36,093,750

PERCENTAGE:                       0.0656250%

Address for Notices:
-------------------

National Westminster Bank Plc
600 Travis Street, Suite 6070
Houston, TX 77002
Attn:               Scott Barton
                    Senior Vice President
Telephone No.:      713/221-2436
Telecopy No.:       713/221-2430

National Westminster Bank Plc
600 Travis Street, Suite 6070
Houston, TX  77002
Attn:               John Preece
                    Assistant Vice President
Telephone No.:      713/221-2429
Telecopy No.:       713/221-2430

                                        NATIONAL WESTMINSTER BANK PLC,
                                        NEW YORK BRANCH,  (Continued)

                                        NATIONAL WESTMINSTER BANK PLC,
                                        NASSAU BRANCH,


Administrative Contacts - Borrowings, Payments, Etc.
----------------------------------------------------

National Westminster Bank Plc
65 East 55/th/ Street, 24/th/ Floor
New York, NY 10022
Attn:               Sheila Shaw/Juanita Baird
Telephone No.:      212/401-1406/1420
Telecopy No.:       212/401-1494

Domestic Lending Office:
-----------------------

National Westminster Bank Plc
65 East 55/th/ Street, 24/th/ Floor
New York, NY 10022

Eurodollar Lending Office:
-------------------------

National Westminister Bank Plc
Nassau Branch
65 East 55/th/ Street, 24/th/ Floor
New York, NY 10022

Payment Instructions:
--------------------

Bank Name:          Chase Manhattan Bank, New York
ABA Number:         2712507201
City, State:        New York, NY
Account Name:       NatWest Plc, New York FX
Account Number:     0011012440
Attention:          Commercial Loans
Reference:          Transocean Sedco Forex Inc.

                                   THE BANK OF TOKYO-MITSUBISHI, LTD.
                                   As a Lender

                                   By:    _____________________
                                   Name:
                                   Title:



COMMITMENT AMOUNT:       $36,093,750

PERCENTAGE:                0.0656250%


Address for Notices:
-------------------

The Bank of Tokyo-Mitsubishi, Ltd.
1100 Louisiana Street
Suite 2800
Houston, TX 77002
Attn:  Iris Munoz, Senior Associate
Telephone No.:      713/655-3814
Telecopy No.:       713/655-3855

Lending Office:
--------------

The Bank of Tokyo-Mitsubishi, Ltd.
1100 Louisiana Street
Suite 2800
Houston, TX 77002
Attn:  Nadra Breir
Telephone           713/655-3847
Telecopy No.:       713/658-0116

Payment Instructions:
--------------------

Bank Name:          The Bank of Tokyo-Mitsubishi, Ltd. - New York
ABA Number:         026009632
City, State:        New York, New York
Account Name:       The Bank of Tokyo-Mitsubishi, Ltd. - Houston Agency
Account Number:     30001710
Attention:          Nadra Breir
Reference:          Transocean Sedco Forex

                                        THE FUJI BANK, LIMITED,
                                        As a Lender


                                        By:    __________________
                                        Name:
                                        Title:



COMMITMENT AMOUNT:       $36,093,750

PERCENTAGE:                0.0656250%


Address for Notices:
-------------------

The Fuji Bank, Limited
Two World Trade Center
New York, NY 10048
Attn:  Tina Catapano
Telephone No.:      212/898-2099
Telecopy No.:       212/488-8216

Lending Office:
--------------

The Fuji Bank, Limited
1221 McKinney Street
Suite 4100
Houston, TX 77010
Attn:  Mark Polasek
Telephone No.:      713/650-7863
Telecopy No.:       713/759-0717

Payment Instructions:
--------------------

Bank Name:          The Fuji Bank, Limited
ABA Number:         026009700
City, State:
Account Number:     515011
Attention:          US Corporate
Reference:          Transocean Sedco Forex Inc.

                                        BANK ONE, NA
                                        As a Lender


                                        By:   __________________
                                        Name:
                                        Title:



COMMITMENT AMOUNT:       $36,093,750

PERCENTAGE:                0.0656250%


Address for Notices:
-------------------

Bank One, NA
910 Travis
6th Floor
Houston, TX 77002
Attn:             Dorothy Meachum
Telephone No.:    713/751-3735
Telecopy No.:     713/751-3760

Borrowings, Payments, Interest, Etc.
------------------------------------

Bank One, NA
1 Bank One Plaza
0634, 1FNP, 10
Chicago, IL 60670
Attn:             Bill Laird
Telephone No.:    312/732-5635
Telecopy No.:     312/732-4840

Domestic Lending Office:
-----------------------

Bank One, NA
1 Bank One Plaza
0634, 1FNP, 10
Chicago, IL 60670

                                        As a Lender


Eurodollar Lending Office:
-------------------------

Bank One, NA
1 Bank One Plaza
IL 1 0634
Chicago, IL 60670

Payment Instructions:
--------------------

Bank Name:        Bank One, Chicago
ABA Number:       071000013
City, State:      Chicago, IL
Account Number:   481152860000
Account Name:     LSII Incoming Clearing A/c
Attention:        Bill Laird
Reference:        Transocean Sedco Forex Inc.

                                        THE BANK OF NEW YORK
                                        As a Lender


                                        By:   ____________________
                                        Name:
                                        Title:



COMMITMENT AMOUNT:       $36,093,750

PERCENTAGE:                0.0656250%

Address for Notices:
-------------------

The Bank of New York
One Wall Street, 19th Floor
New York, NY 10286
Attn:  Theresa M. Burke
       Oil & Gas Division
Telephone No.:  212/635-7532
Telecopy No.:   212/635-7923

Domestic Borrowings:               Payment Instructions:
-------------------                --------------------

The Bank of New York               Bank Name:        The Bank of New York
101 Barclay Street                 ABA Number:       021000018
New York, NY 10286                 City, State:      New York, NY
Attn:  Bill Barbiero               Account Name:     Comm. Loan Servicing Dept.
       Commercial Loan Servicing   Account Number:   111 556
        Department                 Attention:        Bill Barbiero
Telephone No.:                     Reference:        Transocean Sedco Forex Inc.
Telecopy No.:

Eurodollar Lending Office:
-------------------------

The Bank of New York               Bank Name:        The Bank of New York
101 Barclay Street                 ABA Number:       021000018
New York, NY 10286                 City, State:      New York, NY
Attn:  Bill Barbiero               Account Name:     Comm. Loan Servicing Dept.
       Commercial Loan Servicing   Account Number:   111 556
        Department                 Attention:        Bill Barbiero
Telephone No.:                     Reference:        Transocean Sedco Forex Inc.
Telecopy No.:

                                        As a Lender


Letters of Credit:                 Payment Instructions:
-----------------                  --------------------

The Bank of New York               Bank Name:        The Bank of New York
101 Barclay Street                 ABA Number:       021000018
New York, NY 10286                 City, State:      New York, NY
Attn:  Venus McGregor              Account Name:     Trade Services Department
       Trade Services Department   Account Number:   GLA #111115
Telephone No.:                     Attention:        Venus McGregor
Telecopy No.:                      Reference:        Transocean Sedco Forex Inc.

Domestic Borrowings:               Payment Instructions:
-------------------                --------------------

The Bank of New York               Bank Name:        The Bank of New York
101 Barclays Street                ABA Number:       021000018
New York, NY 10286                 City, State:      New York, NY
Attn:  Bill Barbiero               Account Name:     Comm. Loan Servicing Dept.
       Commercial Loan Servicing   Account Number:   111 556
        Department                 Attention:        Bill Barbiero
Telephone No.:                     Reference:        Transocean Sedco Forex Inc.
Telecopy No.:

                                             CITIBANK, N.A.,
                                             As a Lender


                                             By:   _____________________
                                             Name:
                                             Title:



COMMITMENT AMOUNT:       $36,093,750

PERCENTAGE:                0.0656250%


Address for Notices:
-------------------

Citibank, N.A.
399 Park Avenue
New York, NY 10043
Attn:       Mark S. Johnson
            Vice President
Telephone No.:     212/559-4721
Telecopy No.:      212/793-3588

Lending Office:
--------------

Citibank, N.A.
Two Penns Way
Suite 200
New Castle, DE 19720
Attn:  Sean Portrait
Telephone No.:     302/894-6083
Telecopy No.:      302/894-6120

Payment Instructions:
--------------------

Bank Name:          Citibank, N.A.
ABA Number:         021000089
City, State:        New Castle, DE
Account Name:       Shipping Concentration
Account Number:     4054-8046
Attention:          Sean Portrait
Reference:          Transocean Sedco Forex Inc.

                                        CREDIT LYONNAIS NEW YORK BRANCH,
                                        As a Lender


                                        By:   ____________________
                                        Name:
                                        Title:



COMMITMENT AMOUNT:    $36,093,750

PERCENTAGE:             0.0656250%


Address for Notices:
-------------------

Credit Lyonnais
1000 Louisiana
Suite 5360
Houston, TX 77002
Attn:        Page Dillehunt
Telephone No.:    713/753-8713
Telecopy No.:     713/751-0307

Credit Lyonnais
1301 Avenue of the Americas
New York, NY 10019
Attn:        Bindu Menon
Telephone No.:    212/761-7633
Telecopy No.:     917/849-5440

Domestic and Eurodollar Lending Office:
--------------------------------------

Credit Lyonnais New York Branch
1301 Avenue of the Americas
New York, NY 10019

                                        CREDIT LYONNAIS NEW YORK BRANCH,
                                        As a Lender    (Continued)

Payment Instructions:
--------------------

Bank Name:          Credit Lyonnais New York
ABA Number:         026008073
City, State:        New York, NY
Account Number:     01-88179-3701-00-179
Attention:
Reference:          Transocean Sedco Forex Inc.

                              DEN NORSKE BANK ASA,
                              As a Lender


                              By:   _________________
                              Name:
                              Title:



COMMITMENT AMOUNT:    $36,093,750

PERCENTAGE:             0.0656250%


Address for Notices:
-------------------

Den norske Bank ASA
200 Park Avenue, 31/st/ Floor
New York, NY 10166
Attn:        Barbara Gronquist
             Senior Vice President
Telephone No.:      212/681-3859
Telecopy No.:       212/681-3900

Lending Office:
---------------

Den norske Bank ASA
299 Park Avenue
New York, NY 10166
Attn:        Bill Trivedi
             Credit Manager
Telephone No.:      212/681-3824
Telecopy No.:       212/681-3900

Payment Instructions:
---------------------

Bank Name:          Bank of New York
ABA Number:         021 000 018
City, State:        New York, NY
Account Name:       Den Norske Bank - New York / SWIFT:DNBAUS33
Account Number:     Transocean - A/C# 10768999
Attention:          Anny Peralta
Reference:          Transocean Sedco Forex Inc.

                              CREDIT SUISSE FIRST BOSTON,
                              As a Lender


                              By:    _________________
                              Name:
                              Title:



COMMITMENT AMOUNT:    $17,187,500

PERCENTAGE:             0.0312500%


Address for Notices:
-------------------

Credit Suisse First Boston
11 Madison Avenue
New York, NY 10010
Attn:        James Moran
             Director
Telephone No.:      212/325-9176
Telecopy No.:       212/325-8615

Lending Office:
---------------

Credit Suisse First Boston
5 World Trade Center
New York, NY 10048
Attn: Jenaro Sarasola
Telephone No.:      212/322-1384
Telecopy No.:       212/335-0593

Payment Instructions:
---------------------

Bank Name:          Bank of New York
ABA Number:         021 000 018
City, State:        New York, NY
Account Name:       CSFBNY Loan Clearing
Account Number:     8900329262
Attention:          _________________________
Reference:          Transocean Sedco Forex Inc.

                              THE BANK OF NOVA SCOTIA,
                              As a Lender


                              By:   _______________________
                              Name:
                              Title:



COMMITMENT AMOUNT:    $17,187,500

PERCENTAGE:             0.0312500%


Address for Notices:
-------------------

The Bank of Nova Scotia
Houston Representative Office
1100 Louisiana, Suite 3000
Houston, TX 77002
Attn:        Jean Paul Purdy
Telephone No.:    713/759-3433
Telecopy No.:     713/752-2425

The Bank of Nova Scotia
Houston Representative Office
1100 Louisiana, Suite 3000
Houston, TX 77002
Attn:        Julie Hellman
Telephone No.:    713/759-3442
Telecopy No.:     713/752-2425

Lending Office:
---------------

PRIMARY                                         SECONDARY
The Bank of Nova Scotia                         The Bank of Nova Scotia
Atlanta Agency                                  Atlanta Agency
Suite 2700, 600 Peachtree St. NE                Suite 2700, 600 Peachtree St. NE
Atlanta, GA 30308                               Atlanta, GA  30308
Attn:  Donna Gardner                            Attn:  Michelle Wingard
Telephone No.:    404/877-1552                  Telephone No.:     404/877-1562
Telecopy No.:     404/888-8998                  Telecopy No.:      404/888-8998

                                            As a Lender

Domestic and Eurodollar Lending Office:
--------------------------------------

The Bank of Nova Scotia
Atlanta Agency
Suite 2700, 600 Peachtree Street, N.E.
Atlanta, GA 30308

Payment Instructions:
--------------------

Bank Name:       The Bank of Nova Scotia, New York Agency
ABA Number:      026002532
City, State:     New York, NY
Account Name:    BNS Atlanta Agency
Account Number:  #0606634
Reference:       Transocean Sedco Forex Inc.

                              CHRISTIANIA BANK OG KREDITKASSE
                              ASA, NEW YORK BRANCH,
                              As a Lender


                              By:    __________________________
                              Name:
                              Title:


COMMITMENT AMOUNT:      $17,187,500

PERCENTAGE:               0.0312500%

Address for Notices:
--------------------

Christiania Bank og Kreditkasse
   ASA, New York Branch
11 West 42/nd/ Street
New York, NY 10036
Attn:   Martin Lunder
        Senior Vice President
Telephone No.:  212/827-4828
Telecopy No.:   212/827-4888

Lending Office:
---------------

Christiania Bank og Kreditkasse
   ASA, New York Branch
11 West 42/nd/ Street
New York, NY 10036
Attn:   Jacqueline Ng
        Assistant Treasurer
Telephone No.:  212/827-4897
Telecopy No.:   212/827-4888

Payment Instructions:
---------------------

Bank Name:      Bank of New York, New York
ABA Number:     021000018
City, State:    New York, NY
Account Name:   Christiania Bank, New York
Account Number: #8026120277
Attention:      Loan Administration
Reference:      Transocean Sedco Forex Inc.

                              AUSTRALIA AND NEW ZEALAND
                              BANKING GROUP LIMITED,
                              As a Lender


                              By:    ____________________
                              Name:
                              Title:


COMMITMENT AMOUNT:    $10,312,500

PERCENTAGE:             0.0187500%


Address for Notices:
-------------------

Australia and New Zealand Banking
 Group Limited
1177 6/th/ Avenue
New York, NY 10036
Attn:    David Giacalone
         Vice President
Telephone No.:   212/801-9814
Telecopy No.:    212/556-4814

Lending Office:
---------------

Australia and New Zealand Banking
  Group Limited
1177 6/th/ Avenue
New York, NY 10036
Attn:    Tessie Amante
         Supervisor
Telephone No.:   212/801-9744
Telecopy No.:    212/801-9859

Payment Instructions:
---------------------

Bank Name:       Chase Manhattan Bank
ABA Number:      021-000-021
City, State:     New York, NY
Account Name:    Australia and New Zealand Bank, New York
Account Number:  400-928884
Reference:       Transocean Sedco Forex Inc. Revolvers

                              WESTDEUTSCHE LANDESBANK
                              GIROZENTRALE, NEW YORK BRANCH,
                              As a Lender


                              By:   ________________________
                              Name:
                              Title:


COMMITMENT AMOUNT:    $20,625,000

PERCENTAGE:             0.0375000%

Address for Notices:
--------------------

Westdeutsche Landesbank Girozentrale,
  New York Branch
1211 Avenue of the Americas
New York, NY 10036
Attn:         Richard Newman
              Director, Corporate Finance
Telephone No.:    212/963-5203
Telecopy No.:     212/963-5308

Lending Office:
---------------

Westdeutsche Landesbank Girozentrale,
  New York Branch
1211 Avenue of the Americas
New York, NY 10036
Attn:         Thomas Lee
              Manager
Telephone No.:    212/852-0204
Telecopy No.:     212/852-6148

Payment Instructions:
---------------------

Bank Name:        The Chase Manhattan Bank, N.A.
ABA Number:       021-000-021
City, State:      New York, NY
Account Name:     Westdeutsche Landesbank Girozentrale, New York Branch
Account Number:   9201060663
Attention:        Grace Curran
Reference:        Transocean Sedco Forex Inc. Revolvers

                                 SCHEDULE 1.1

                       FOREIGN CURRENCY PAYMENT ACCOUNTS
                       ---------------------------------



FOR POUNDS STERLING:

       PAY TO:   BARCLAYS BANK PLC (SWIFT CODE: BARCGB22)
                 54 LOMBARD STREET
                 LONDON, EC3V 9BA  ENGLAND
                 ACCOUNT OF: SUNTRUST BANK (SWIFT CODE: SNTRUS3A) ACCOUNT NO.: 30847747
                 REF: TRANSOCEAN


FOR EUROS:

       PAY TO:   BAYERISCHE LANDESBANK GIROZENTRALE (SWIFT CODE:
                    BYLADEMM)
                 BRIENNER STRASSE 20
                 P.O. BOX 200525
                 80000 MUNICH 2, GERMANY
                 ACCOUNT OF:  SUNTRUST BANK (SWIFT CODE: SNTRUS3A)
                 ACCOUNT NO:   8116691
                 REF: TRANSOCEAN

FOR NORWEGIAN KRONER:

       PAY TO:   DEN NORSKE BANK, A.S. (SWIFT CODE: DNBANOKK)
                 KIRKEGATEN 21
                 OSLO 1, NORWAY
                 ACCOUNT OF:  SUNTRUST BANK (SWIFT CODE: SNTRUS3A)
                 ACCOUNT NO:   7001.02.42124
                 REF: TRANSOCEAN